UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Iomed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IOMED, INC.

July 9, 2007

To our Shareholders:

You are cordially invited to attend a special meeting of the shareholders of Iomed, Inc. (“Iomed”), which will be held on August 8, 2007, beginning at 10:00 a.m., local time, at 2441 South 3850 West, Suite A, Salt Lake City, Utah.

At the special meeting, you will be asked to adopt a merger agreement which provides for Iomed to be acquired by ReAble Therapeutics, Inc. (“ReAble” or Parent”) in a merger pursuant to which you will receive $2.75 in cash, subject to possible reduction pursuant to the terms of the merger agreement, and without interest, for each Iomed common share you own, unless you properly exercise dissenters’ rights with respect to the merger. The actual amount of merger consideration payable to you may be less than $2.75 per share, depending on the amount of the adjustment to the merger consideration, if any, pursuant to the terms of the merger agreement. At anytime during the four days prior to the date of the special meeting you can call (801) 908-4648 to find out whether there will be an adjustment to the amount of the merger consideration and, if so, the amount of the adjustment. The merger agreement, dated May 17, 2007, as amended on July 6, 2007, is by and among Iomed, Parent and Parent’s wholly-owned subsidiary, Spartan Acquisition Corp. (“Merger Sub”). If the merger is completed, Merger Sub will be merged into Iomed, with Iomed continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Parent.

The Board of Directors of Iomed has, by unanimous vote of the directors present at the meeting, approved the merger agreement, which includes the merger. The Board of Directors has determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Iomed’s shareholders. The Board of Directors recommends that you vote “FOR” the adoption of the merger agreement, which includes approval of the merger. The Board of Directors also recommends that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting (i) to solicit additional proxies in favor of the approval and adoption of the merger agreement if there are not sufficient votes for approval and adoption of the merger agreement at the special meeting in the circumstances described above, or (ii) to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Iomed and the merger from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS VERY IMPORTANT. THE MERGER CANNOT BE COMPLETED UNLESS THE MERGER AGREEMENT IS ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING IOMED COMMON SHARES. IF YOU FAIL TO VOTE ON THE MERGER AGREEMENT, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. ACCORDINGLY, YOU ARE REQUESTED TO SUBMIT YOUR PROXY BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED OR, IF PERMITTED BY YOUR BROKER, TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET PRIOR TO THE SPECIAL MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE FOLLOW THE DIRECTIONS ON EACH PROXY CARD YOU RECEIVE TO ENSURE THAT ALL OF YOUR SHARES ARE VOTED.

Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Sincerely,

Peter J. Wardle	Robert J. Lollini
Chairman of the Board	Chief Executive Officer

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT IS DATED JULY 9, 2007 AND
IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT JULY 12, 2007.

IOMED, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 8, 2007

TO THE SHAREHOLDERS:

The special meeting of shareholders of Iomed, Inc., a Utah corporation (“Iomed”), will be held on August 8, 2007, at 10:00 a.m., local time, at 2441 South 3850 West, Suite A, Salt Lake City, Utah, for the following purposes:

1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2007, as amended on July 6, 2007, by and among Iomed, ReAble Therapeutics, Inc., a Delaware corporation (“Parent”), and Spartan Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the merger becoming effective, each Iomed common share, no par value, other than shares owned by Iomed, Merger Sub or Parent or held by shareholders who are entitled to and who properly exercise dissenters’ rights in compliance with all of the required procedures under Utah law, will be converted into the right to receive $2.75 in cash, subject to possible reduction in accordance with the terms of the merger agreement and without interest.

2.     To approve the adjournment or postponement of the special meeting if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement and (ii) to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement.

3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of Iomed common shares as of the close of business on July 6, 2007 are entitled to notice of the special meeting and to vote at the special meeting.

You are cordially invited to attend the special meeting in person.

The Board of Directors of Iomed, by unanimous vote of the directors present at the meeting, has approved the terms of the merger agreement and the proposed merger. The Board of Directors has determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Iomed’s shareholders. The Board of Directors recommends that you vote “FOR” the adoption of the merger agreement, which includes approval of the merger. The Board of Directors also recommends that you vote “FOR” the approval of any adjournment or postponement of the special meeting.

Your vote is important, regardless of the number of Iomed common shares you own. The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding Iomed common shares entitled to vote at the special meeting. The proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement or to adjourn or postpone the special meeting to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement, requires the affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal, whether or not a quorum is present.

If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” the adoption of the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or (ii) to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement. If you neither return your proxy card nor attend the special meeting and vote in person, your shares will not be counted in determining the presence of a quorum at the special meeting. Your failure to vote will have the same effect as a vote against the adoption of the merger agreement. Failure to vote will not affect the outcome of the vote regarding the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or if the amount of the adjustment to the merger consideration, if any, has not been established. If you are a shareholder of record and you attend the special meeting, you may vote in person if you wish.

Shareholders of Iomed who do not vote in favor of the adoption of the merger agreement will have the right to exercise dissenters’ rights in respect of their shares if the merger is completed, but only if they submit to Iomed a written notice of intent to demand payment for shares before the vote is taken on the merger agreement and they comply with all requirements of Utah law, which are summarized in the accompanying proxy statement.

Shareholders should not return their share certificates representing their Iomed common shares with the enclosed proxy card, and they should not forward their share certificates to the disbursing agent without a letter of transmittal.

By Order of the Board of Directors,
Robert J. Lollini Chief Executive Officer

i

ii

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you or that are incorporated by reference in order to understand fully the merger. See “WHERE YOU CAN FIND MORE INFORMATION.” Iomed encourages you to read the merger agreement, attached as Annex A to this proxy statement, as amended, a copy of which amendment is attached as Annex B to this proxy statement, as it is the principal legal document that governs the merger. Page references are included in parentheses below to direct you to a more detailed description in this proxy statement of the topics presented in this summary.

Unless we otherwise indicate or unless the context requires otherwise, all references in this document to “Iomed,” the “Company,” “we,” “our,” “ours,” and “us” refer to Iomed, Inc.; all references to “Parent” or “ReAble” refer to ReAble Therapeutics, Inc., all references to “Merger Sub” refer to Spartan Acquisition Corp., a wholly-owned subsidiary of Parent; all references to “merger agreement” refer to the Agreement and Plan of Merger, dated as of May 17, 2007, as amended July 6, 2007, by and among Iomed, Parent and Merger Sub, as it may be further amended from time to time; and all references to the “merger” refer to the merger contemplated by the merger agreement.

The proposed transaction is the acquisition of Iomed by Parent pursuant to the merger agreement. Once the merger agreement has been adopted by Iomed’s shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into Iomed. Iomed will be the surviving corporation in the merger (the “surviving corporation”) and will become a wholly-owned subsidiary of Parent.

The Parties to the Merger (Page 14)

Iomed, Inc.
2441 South 3850 West, Suite A
Salt Lake City, UT  84120
Telephone: (801) 975-1191

Iomed is a leader in developing, manufacturing and marketing active drug delivery systems used primarily to treat acute local inflammation in the physical and occupational therapy and sports medicine markets. Iomed is pursuing opportunities to advance its position as a provider of quality, innovative medical products that improve patient healthcare. In addition, we are seeking collaborative opportunities to develop our non-invasive drug delivery technology to satisfy unmet medical needs. Iomed has proprietary iontophoresis technology in various stages of research and product development for transdermal drug delivery and for the treatment of ophthalmic disease. Iomed’s common shares are traded on The American Stock Exchange.

ReAble Therapeutics, Inc.
9800 Metric Boulevard
Austin, TX  78757
(512) 832-9500

Parent is a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including sports medicine equipment and products for orthopedic rehabilitation, pain management and physical therapy, and surgical implants. Its products are used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries, and a substantial amount of its non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy. Parent is owned by investment partnerships controlled by The Blackstone Group and by its management.

Spartan Acquisition Corp.
c/o ReAble Therapeutic, Inc.
9800 Metric Boulevard
Austin, TX 78758
(512) 832-9500

Merger Sub is a Utah corporation and a wholly-owned subsidiary of Parent. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The Special Meeting (Page 15)

Time, Place and Purpose of the Special Meeting (Page 15)

The special meeting will be held on August 8, 2007, starting at 10:00 a.m., local time, at 2441 South 3850 West, Suite A, Salt Lake City, Utah. You will be asked to consider and vote upon adoption of the merger agreement. The merger agreement provides that Merger Sub will be merged with and into Iomed, and each outstanding Iomed common share (other than shares owned by Iomed, Parent or Merger Sub, and other than shares held by a shareholder who properly exercises dissenters’ rights with respect to the merger) will be converted into the right to receive $2.75 in cash, subject to possible reduction in accordance with the terms of the merger agreement, and without interest. You will also be asked, if necessary, to approve the adjournment or postponement of the special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or (ii) to a date that is after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement. The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies or if the amount of the adjustment to the merger consideration, if any, has not been established.

Record Date; Quorum and Voting Power (Page 15)

You are entitled to vote at the special meeting if you owned Iomed common shares at the close of business on July 6, 2007, the record date for the special meeting. You will have one vote for each Iomed common share that you owned on that date. As of the close of business on the record date, there were 7,683,856 Iomed common shares entitled to be voted.

Required Vote; Abstentions; Broker Non-Votes (Page 15 )

Proposal to Approve the Merger Agreement.   The affirmative vote of a majority of our common shares outstanding at the close of business on the record date is required to adopt the merger agreement. As a result, abstentions, non-votes, and broker non-votes on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the merger. Holders of approximately 22.1% of our outstanding common shares on the record date have agreed to vote their shares in favor of the merger.

Proposal to Adjourn the Special Meeting to Permit Further Solicitation of Proxies.   The affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal, whether or not a quorum is present, is required to approve the proposal to adjourn or postpone the special meeting. As a result, abstentions on the proposal to adjourn or postpone the special meeting will have the same effect as a vote “AGAINST” that proposal, while non-votes and broker non-votes on the proposal to adjourn or postpone the special meeting will have NO EFFECT on that proposal.

Voting by Directors and Executive Officers (Page 16)

As of July 6, 2007, the record date for the special meeting, the directors and executive officers of Iomed beneficially owned and were entitled to vote at the special meeting, or shared the right to vote at the special meeting, approximately 22.1% of the Iomed common shares. Each director and executive officer of Iomed who owns Iomed common shares has entered into a voting agreement.

Voting; Proxies; Revocation (Page 16)

Any Iomed shareholder of record entitled to vote may, if permitted by his or her broker, submit a proxy by the Internet or by telephone, or may vote by returning the enclosed proxy by mail or in person by appearing at the special meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any Iomed shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted by delivery to Iomed’s secretary of a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person by ballot. Simply attending the special meeting, however, will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply, and you must instead follow the directions provided by your broker to change those instructions.

Solicitation of Proxies (Page 17)

Iomed will pay the cost of this proxy solicitation. Iomed will, on request, reimburse shareholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. In addition to soliciting proxies by mail, Iomed and/or its directors, officers and employees may also solicit them in person or by telephone, e-mail, facsimile or other electronic means of communication. No additional amounts will be paid for the solicitation of proxies by our directors, officers or employees.

Certain Effects of the Merger (Page 36)

You are being asked to vote to adopt a merger agreement providing for the acquisition of Iomed by Parent. If the merger agreement is adopted by Iomed’s shareholders and the other conditions to closing are satisfied, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into Iomed, with Iomed continuing as the surviving corporation and a wholly-owned subsidiary of Parent. The merger is anticipated to be completed on the date of the special meeting.

Following the merger, Iomed will no longer be a publicly traded company, and you will cease to have any ownership interest in Iomed and will not participate in any future earnings and growth of Iomed. We have attached the merger agreement as Annex A to this proxy statement and the amendment to the merger agreement as Annex B to this proxy statement. We encourage you to read the merger agreement in its entirety because it is the legal document that governs the merger.

Merger Consideration and Possible Adjustment to Merger Consideration (Page 44)

The aggregate merger consideration to be paid by Parent will be $21,950,864, subject to possible reduction as described below. Upon completion of the merger, you will receive $2.75 in cash, subject to possible reduction in accordance with the terms of the merger agreement, and without interest, and less any required withholding taxes, for each of our common shares that you own. From and after the date of the merger you will no longer own any interest in Iomed. For example, if you own 100 common shares and there is no reduction to the merger consideration and no taxes are required to be withheld, you will receive $275.00 in cash in exchange for your Iomed shares.

The merger consideration is subject to reduction to the extent that the amount of cash of Iomed as of May 16, 2007 was less than $7,800,000 or Iomed’s costs and expenses in connection with the merger exceed

$1,750,000. In either such case, the aggregate consideration to be paid by ReAble for Iomed’s common shares and to holders of options to purchase Iomed common shares will be reduced on a dollar for dollar basis and a new per share price will be established. Because Iomed’s cash balances as of May 16, 2007 have been confirmed by ReAble to have been in excess of $7,800,000, the only basis for adjustment to the merger consideration will be Iomed’s costs and expenses in connection with the merger.

Although these costs and expenses cannot definitively be predicted, it is not anticipated at this time that Iomed’s costs and expenses in connection with the merger will exceed $1,750,000 and accordingly it is presently anticipated that there will be no adjustment to the merger consideration. Notwithstanding Iomed’s current expectations with respect to the magnitude of the adjustment described above, there is no limit on the amount of the adjustment, and there is therefore no minimum amount of merger consideration payable to Iomed’s shareholders.

Any adjustment to the merger consideration will be established five business days prior to the special meeting and will be announced by Iomed through a press release and also will be available at the number (801) 908-4648.

Purpose and Structure of the Merger (Page 36)

The principal purposes of the merger are to provide you with an opportunity to receive an immediate cash payment for your Iomed shares at a price that is at a premium over market prices immediately preceding our public announcement of the merger agreement, and to enable ReAble to acquire Iomed. We are working toward completing the merger as soon as possible, and we anticipate that it will be completed in August 2007, assuming satisfaction or waiver of all of the conditions to the merger. However, because the merger is subject to various conditions, the exact timing of the merger and the likelihood of its completion cannot be predicted. If any of the conditions in the merger agreement is not satisfied, the merger transaction may terminate as a result.

Recommendation of Iomed’s Board of Directors (Page 26)

Our Board of Directors has determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Iomed’s shareholders. The Board of Directors has, by unanimous vote of the directors present at the meeting, approved the merger agreement and recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, (i) to a later date to solicit additional proxies in favor of the adoption of the merger agreement if there are not sufficient votes for adoption of the merger agreement, or (ii) to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement.

Voting Agreements with Robert J. Lollini, Peter Wardle and Ridgestone Corporation (Page 58 and Annex C)

In connection with the merger agreement, Parent and Merger Sub entered into voting agreements and irrevocable proxies with each of Robert J. Lollini, Iomed’s Chief Executive Officer and a director of Iomed, Peter Wardle, Iomed’s Chairman and a director of Iomed; and Ridgestone Corporation, a corporation of which D. Stephen Antion, a director of Iomed, is President, pursuant to which these shareholders separately (i) agreed to vote in favor of adoption of the merger agreement and approval of the merger the 1,700,627 common shares of Iomed collectively owned by them and representing approximately 22.1% of Iomed’s outstanding shares as of the date of the voting agreements, and any subsequently acquired shares, (ii) granted Parent an irrevocable proxy to vote their shares exercisable only in the event that these shareholders have not complied with their obligations under the voting agreements, and (iii) agreed to restrictions on their ability to transfer any such shares.

Opinion of the Board of Directors’ Financial Advisor (Page 28 and Annex D)

On May 17, 2007, Seven Hills Partners LLC (“Seven Hills”) delivered its written opinion to Iomed’s Board of Directors that, as of May 17, 2007, and based upon and subject to the assumptions made, including the assumption that there will be no adjustment to the consideration that is greater than $0.10 per share (which amount was not material to Seven Hills’ analysis, as of the date of its written opinion) and limitations set forth in the written opinion, the consideration to be received by our shareholders in the merger was fair, from a financial point of view, to our shareholders. The opinion of Seven Hills is addressed solely to Iomed’s Board of Directors, is directed only to the consideration to be paid in the merger, and does not constitute a recommendation as to how any of our shareholders should vote with respect to the merger agreement or whether our shareholders should exercise any dissenters’ rights with respect to the merger or any other matter. The full text of the written opinion of Seven Hills, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Seven Hills in delivering its opinion, is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference. Shareholders are urged to read and should read the entire opinion carefully and in its entirety.

Material Federal Income Tax Consequences (Page 40)

The receipt of cash by a U.S. holder (as defined below in “The Proposed Merger—Material Federal Income Tax Consequences”) of Iomed common shares in exchange for such U.S. holder’s Iomed shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a non-U.S. holder (as defined below in “The Proposed Merger—Material Federal Income Tax Consequences”) of Iomed common shares in exchange for such non-U.S. shareholder’s Iomed shares pursuant to the merger generally will not be subject to U.S. federal income tax. Because tax matters are complicated, we urge holders of Iomed common shares to consult their own tax advisors as to U.S. federal income tax consequences, as well as other federal, state, local and foreign tax consequences, applicable to them.

Interests of Iomed’s Directors and Executive Officers in the Merger (Page 38)

Our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests, including the following:

•       Treatment of Share Options. The unvested options to acquire Iomed common shares held by our directors and officers (as well as other employees) will have been modified so that they will become fully vested and exercisable upon a change in control, including in connection with the merger. Our directors and officers (as well as other employees) will then have their options canceled in exchange for the right to receive cash in an amount equal to the excess, if any, of $2.75, subject to possible reduction pursuant to the terms of the merger agreement, over the exercise price per share of any such option, multiplied by the number of Iomed common shares for which such option is exercisable immediately prior to the effective time of the merger;

•       Indemnification. The merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger, as well as insurance coverage covering his or her service to Iomed as a director or officer;

•       Retention and Severance Plans. Our executive officers are covered by our Retention Program and by our Severance Program. Our Retention Plan provides cash benefits to our executive officers and key employees in the event of a change of control of Iomed such as the merger. Our Severance Plan provides severance benefits to all of our employees, including our executive officers, whose employment may be terminated in consequence of a change of control, such as that contemplated by the merger.

Treatment of Share Options (Page 38)

Each outstanding option to purchase common shares of Iomed will become vested immediately prior to the effective time of the merger and will immediately thereafter be canceled in exchange for the right to receive cash in an amount equal to the excess, if any, of $2.75, subject to possible reduction pursuant to the terms of the merger agreement, over the exercise price per share of any such option, multiplied by the number of Iomed common shares for which such option is exercisable immediately prior to the effective time of the merger.

Regulatory Approvals (Page 42)

Except for the filing of articles of merger in Utah at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or the completion of the merger.

Third Party Consents (Page 42)

We are unaware of any material third party consents or approvals required for the execution of the merger agreement or the completion of the merger. Pursuant to the merger agreement the costs of consents would be treated as company costs and expenses that could trigger an adjustment to the merger consideration.

Exchange and Payment for Shares (Page 46)

As soon as practicable after the merger becomes effective, a disbursing agent will mail a letter of transmittal and instructions to all Iomed shareholders telling them how to surrender their Iomed share certificates in exchange for the cash merger consideration, without interest. You should not return any share certificates you may hold with the enclosed proxy card, and you should not forward your share certificates to the disbursing agent without a letter of transmittal.

No Solicitation of Transactions (Page 51)

The merger agreement prohibits Iomed from soliciting and restricts Iomed’s ability to engage in discussions or negotiations with third parties regarding specified transactions involving Iomed. Notwithstanding these restrictions, under prescribed circumstances Iomed’s Board of Directors may respond to an unsolicited bona fide, written proposal for an alternative acquisition proposal and terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal, so long as we comply with the terms of the merger agreement, including paying a termination fee of up to $1.0 million to Parent.

Conditions to the Merger (Page 54)

To complete the merger, a number of conditions must be satisfied or waived (to the extent waiver is permitted by law). These include, among others:

•       the receipt of Iomed shareholder approval;

•       the absence of governmental orders that have the effect of making the merger illegal or that otherwise prohibit the closing;

•       the truth and correctness of our representations and warranties, except in cases where the failure of such representations and warranties to be true and correct would not constitute a material adverse effect;

•       our performance, in all material respects, of the obligations to be performed by us under the merger agreement prior to the closing date;

•       any required third party consents shall have been obtained;

•       the company cost statement, setting out Iomed’s costs and expenses in connection with the merger and which constitutes the basis upon which the merger consideration may be adjusted, shall have been provided to Parent, and its accuracy and completeness verified; and

•       the total number of shares exercising or providing notice of intent to exercise dissent rights shall not have exceeded 10% of our issued and outstanding common shares.

Either Iomed, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the merger.

Termination (Page 55)

Iomed and Parent may agree in writing to terminate the merger agreement at any time without completing the merger, even after the Iomed shareholders have adopted the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in other specified circumstances, including, among others:

•       by either Parent or Iomed if:

•        the closing has not occurred by August 31, 2007 or, in specified circumstances up to 30 days thereafter;

•        a final, non-appealable governmental order prohibits the merger; or

•        Iomed’s shareholders do not adopt the merger agreement at the special meeting or any postponement or adjournment thereof;

•       by Parent, if our Board of Directors withdraws or adversely modifies its recommendation of approval of the merger agreement or recommends, approves or fails to reject another acquisition proposal;

•       there is a material breach by the non-terminating party of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied;

•       by Iomed, prior to the special meeting, if we receive a superior proposal, but only after we have provided Parent a five (5) business day period to revise the terms and conditions of the merger agreement, negotiate in good faith with Parent with respect thereto and only if we pay the termination fee described below under “Fees and Expenses”; or

•       by Iomed, if there shall be pending a reduction in the merger consideration in excess of $.10 per share and our Board of Directors determines that, due to such reduction, the transactions contemplated by the merger agreement are no longer advisable and in the best interests of Iomed’s shareholders and we pay the termination fee described below under “Fees and Expenses.”

Fees and Expenses (Page 56)

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fee or expense, whether or not the merger is consummated. If the merger agreement is terminated under specified circumstances, including acceptance of a superior acquisition proposal or because there is pending a reduction in the merger consideration in excess of $.10 per share, Iomed may be required to pay to Parent a termination fee of up to $1.0 million.

Market Price of Iomed Common Shares (Page 60)

Our common shares are quoted on The American Stock Exchange under the trading symbol “IOX.” On May 17, 2007, the last trading day before we announced the execution of the merger agreement, our common shares closed at $1.99 per share. On July 6, 2007, the last trading day before the date of this proxy statement, our common shares closed at $2.69 per share.

Dissenters’ Rights (Page 62)

Iomed is a Utah corporation. Under Utah law, shareholders who do not vote in favor of the merger may be entitled to dissenters’ rights. If you wish, you may exercise dissenters’ rights, and if you perfect such rights and are dissatisfied with the amount offered for your shares by Iomed (as the surviving corporation in the merger), you may seek an appraisal of your common shares by a court. If you exercise and perfect your dissenters’ rights, the value of your shares will be paid to you in cash, and this value may be more than, less than or equal to the cash payment of $2.75 per share to be paid in the merger, which payment amount is subject to possible reduction in accordance with the terms of the merger agreement, without interest.

If you desire to exercise your dissenters’ rights under Utah law, you must comply with Part 13 (Sections 16-10a-1301, et. seq.) of the Utah Revised Business Corporation Act, a copy of which is attached as Annex E to this proxy statement. Failure to take all of the steps required under Utah law may result in the loss of your dissenters’ rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the merger, the special meeting of shareholders and the effect of the merger on the holders of our common shares. These questions and answers may not include all of the information that is important to you. We urge you to read carefully this entire document, including the annexes and the other documents to which we have referred you.

Q:   What is the proposed transaction?

The proposed transaction is the acquisition of Iomed by Parent pursuant to the merger agreement. Once the merger agreement has been adopted by Iomed’s shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into Iomed. Iomed will be the surviving corporation in the merger (the “surviving corporation”) and will become a wholly-owned subsidiary of Parent.

Q:   What will I receive in the merger?

Upon completion of the merger, you will receive $2.75 in cash, subject to possible reduction in accordance with the terms of the merger agreement, and without interest, and less any required withholding taxes, for each of our common shares that you own. From and after the date of the merger you will no longer own any interest in Iomed. For example, if you own 100 common shares and there is no reduction to the merger consideration and no taxes are required to be withheld, you will receive $275.00 in cash in exchange for your Iomed shares.

The merger consideration is subject to reduction to the extent that the amount of cash balances of Iomed as of May 16, 2007 were less than $7,800,000 or Iomed’s costs and expenses in connection with the merger exceed $1,750,000. In either such case, the aggregate consideration to be paid by ReAble for Iomed’s common shares and to holders of options to purchase Iomed common shares will be reduced on a dollar for dollar basis and a new per share price will be established. Because Iomed’s cash balances as of May 16, 2007 have been confirmed by ReAble to have been in excess of $7,800,000, the only basis for adjustment to the merger consideration will be Iomed’s costs and expenses in connection with the merger. Although these costs and expenses cannot definitively be predicted, it is not anticipated at this time that Iomed’s costs and expenses in connection with the merger will exceed $1,750,000 and accordingly it is presently anticipated that there will be no adjustment to the merger consideration.

Notwithstanding Iomed’s current expectations with respect to the magnitude of the adjustment described above, there is no limit on the amount of the adjustment, and there is therefore no minimum amount of merger consideration payable to Iomed’s shareholders. If the adjustment was to result in a reduction of the merger consideration in excess of $.10 per share then Iomed may terminate the merger agreement, subject to the payment of a termination fee of up to $1.0 million, if Iomed’s Board of Directors determines that such would be in the best interests of Iomed’s shareholders. The following table indicates the value of the merger consideration that Iomed shareholders would receive at various levels of potential adjustment to the aggregate merger consideration.

Total Adjustments	Aggregate Merger Consideration	Reduction in Per-Share Merger Consideration	Per-share Merger Consideration
$0	$21,950,684	$0	$2.75
$425,000	$21,525,684	$.05	$2.70
$850,000	$21,100,684	$.10	$2.65
$1,275,000	$20,675,684	$.15	$2.60

The per-share calculations in the table above are based upon the number of Iomed common shares and options to purchase Iomed common shares outstanding as of July 6, 2007. Changes in the number of shares or options to purchase Iomed common shares could change the per-share effect of Iomed’s merger related costs and expenses exceeding $1,750,000.

Any adjustment to the merger consideration will be established five business days prior to the special meeting and will be announced by Iomed through a press release and also will be available at the number (801) 908-4648.

Q:   When and where will the special meeting be held?

A:   The special meeting of Iomed shareholders will be held on August 8, 2007 at 10:00 a.m., local time, at 2441 South 3850 West, Suite A, Salt Lake City, Utah.

Q:   Who is eligible to vote at the special meeting?

A:   Iomed shareholders are eligible to vote at the special meeting if they were shareholders of record at the close of business on July 6, 2007, the record date for the Iomed special meeting. On the record date, 7,683,856 of our common shares, held by approximately 119 shareholders of record, were outstanding and entitled to vote at the special meeting. You may vote all shares you owned as of the close of business on the record date. You are entitled to one vote per share.

Q:   On what am I being asked to vote?

A:   Iomed’s Board of Directors is asking Iomed shareholders to vote upon the following:

•       the adoption of the merger agreement as amended on July 6, 2007;

•       approval of the adjournment or postponement of the special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or (ii) to a date after the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement; and

•       such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:   What votes are needed?

A:   The holders of a majority of our common shares outstanding as of the close of business on July 6, 2007 must vote “FOR” the adoption of the merger agreement. The proposal to adjourn or postpone the special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or (ii) to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of the merger agreement, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the adjournment or postponement proposal.

Q:   How does Iomed’s Board of Directors recommend that I vote?

A:   Iomed’s Board of Directors unanimously recommends that Iomed shareholders vote:

•       “FOR” the proposal to adopt the merger agreement; and

•       “FOR” the proposal to adjourn or postpone the special meeting if necessary or appropriate to solicit further proxies and to a date after the amount of the adjustment to the merger consideration, if any, has been established pursuant to the terms of the merger agreement.

Q:   What does it mean if I receive multiple proxy cards?

A:   Your shares may be registered in more than one account, such as brokerage accounts. It is important that you complete, sign, date and return each proxy card you receive, or, if available from your broker, vote by proxy using the Internet or the telephone as described in the instructions provided by your broker with each proxy card you receive.

Q: What should I do now?

A:   After carefully reading and considering the information contained in this proxy statement, please vote by one of the methods described below:

•       Internet: if allowed by your broker, by accessing the Internet website supplied to you by your broker;

•       Telephone: if allowed by your broker, by calling the toll-free number supplied to you by your broker;

•       Mail: by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope; or

•       In Person: by attending and voting at the special meeting.

The methods of voting that are available to you and instructions on how to vote your proxy in that manner will be explained in the instructions included with your proxy card or in materials you receive from your broker or other nominee.

Q:   How do I vote in person at the special meeting?

A:   If you hold shares in your name as the shareholder of record, you may vote those shares in person at the special meeting by giving Iomed a signed proxy card or ballot before voting is closed. If you would like to vote in person, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold shares in street name through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the broker, referred to as a “broker’s proxy,” giving you the right to vote the shares. To do this, you should contact your broker or nominee.

Q:   What if my shares are held in “street name” by my broker?

A:   Your broker will vote your shares at the special meeting only if you provide written instructions to your broker on how to vote. You should instruct your broker using the instruction form and envelope provided by your broker. If you do not provide your broker with instructions, your broker will not be authorized to vote with respect to the applicable proposals at the special meeting. A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by the Internet or telephone. This option, if available, will be reflected in the voting instructions from the bank or brokerage firm that accompany this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. If you hold your shares in your broker’s name and wish to vote in person at the special meeting, you must contact your broker and request a document called a “broker’s proxy.” You must bring this broker’s proxy to the special meeting in order to vote in person.

Q:   How will my proxy be voted?

A:   If you complete, sign and date your proxy card(s), or grant your proxy by the Internet or telephone, your shares will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your shares will be voted “FOR” the proposals at the special meeting.

Q:   What if I abstain from voting, do not vote or do not instruct my broker to vote?

A:   A “broker non-vote” generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

The affirmative vote of a majority of our common shares outstanding at the close of business on the record date is required to adopt the merger agreement. As a result, abstentions, non-votes, and broker non-votes on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the merger.

The affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal is required to approve the proposal to adjourn or postpone the special meeting. As a result, abstentions on the proposal to adjourn or postpone the special meeting will have the same effect as a vote “AGAINST” that proposal, while non-votes and broker non-votes on the proposal to adjourn or postpone the special meeting will have NO EFFECT on that proposal.

Q:   What is a quorum?

A:   A quorum of the holders of our common shares must be present for the special meeting to be held. A quorum is present if the holders of a majority of our outstanding common shares entitled to vote are present at the special meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q:   How are votes counted?

A:   You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals. An abstention on a proposal will have the same effect as a vote “AGAINST” that proposal but will be counted as present for the purpose of determining whether a quorum is present.

Q:   Can I change my vote after I mail my proxy card?

A:   Any Iomed shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted by delivery to Iomed’s secretary of a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person by ballot. Merely attending the special meeting will not constitute revocation of your proxy. If your shares are held in street name by your broker, you will need to contact your broker to revoke your proxy.

Q:   What rights do I have to seek an appraisal of my shares?

A:   If you wish, you may exercise dissenters’ rights, and if you perfect such rights and are dissatisfied with the amount offered for your shares by Iomed (as the surviving corporation in the merger), you may seek an appraisal of your common shares by a court. If you exercise and perfect your dissenters’ rights, the value of your shares will be paid to you in cash, and this value may be more than, less than or equal to the cash payment of $2.75 per share to be paid in the merger, which payment amount is subject to possible reduction in accordance with the terms of the merger agreement, without interest.

Q:   How do I exercise dissenters’ rights under Utah law?

A:   Iomed is a Utah corporation. Under Utah law, shareholders who do not vote in favor of the merger may be entitled to dissenters’ rights. If you desire to exercise your dissenters’ rights under Utah law, you must comply with Part 13 (Sections 16-10a-1301, et. seq.) of the Utah Revised Business Corporation Act, a copy of which is attached as Annex E to this proxy statement. Failure to take all of the steps required under Utah law may result in the loss of your dissenters’ rights. See “The Merger—Summary of Utah Dissenters’ Rights” below.

Q:   When do you expect the merger to be completed?

A:   We are working to complete the merger as quickly as practicable. If the merger agreement is adopted at the special meeting, we expect to complete the merger as soon as possible after the satisfaction of the conditions to the merger. We currently expect to complete the merger in August of 2007. However, we cannot predict the exact timing of the completion of the merger.

Q:   Should Iomed shareholders send in their share certificates now?

A:   No. DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY. Please do not send in your share certificates with your proxy card. If the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your shares certificates for the merger consideration to which you are entitled as a result of the merger.

Q:   Who will bear the cost of this solicitation?

A:   Iomed will pay the cost of soliciting shareholder proxies. Iomed will, on request, reimburse shareholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. No additional amounts will be paid for the solicitation of proxies by our directors, officers or employees. Iomed will solicit proxies by mail and may also solicit them in person or by telephone, e-mail, facsimile or other electronic means of communication. Iomed may elect to retain a proxy solicitor.

Q:   Who can answer my questions?

A:   If you have more questions about the merger or the special meeting or if you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Brian Mower, our Chief Financial Officer, at (801) 975-1191. If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and many of the documents to which we refer you in this proxy statement, including documents incorporated by reference, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of Iomed, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet” and “The Proposed Merger”. Forward looking statements may be identified by the use of  the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar words or expressions such as “may,” “will,” “expect,” “anticipate,” “intend,” “designed,” “estimate,” “should,” or “continue” or the negatives thereof or other variations thereon or comparable terminology. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties.

Except for the historical information contained herein, the matters discussed are forward-looking statements. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing and the ability to establish and grow the distribution networks for Iomed’s products. Risks and uncertainties related to Iomed’s acquisition by Parent include failure to obtain approval or to satisfy other closing conditions, or the possibility of the occurrence of an event that constitutes a “Material Adverse Effect” as defined in the merger agreement. Additionally, Iomed is subject to other risks and uncertainties set forth in its filings with the Securities and Exchange Commission, particularly those set forth in Iomed’s 10-K filed with the SEC on September 28, 2006. These risks and uncertainties could cause actual results, performance or achievements of Iomed to be materially different from any future results, performance or achievements expressed or implied by any forward-looking statements made herein.

THE PARTIES TO THE MERGER

Iomed, Inc.

Iomed is a leader in developing, manufacturing and marketing active drug delivery systems used primarily to treat acute local inflammation in the physical and occupational therapy and sports medicine markets. We are pursuing opportunities to advance our position as a provider of quality, innovative medical products that improve patient healthcare. In addition, we are seeking collaborative opportunities to develop our non-invasive drug delivery technology to satisfy unmet medical needs. We have proprietary iontophoresis technology in various stages of research and product development for transdermal drug delivery and for the treatment of ophthalmic disease.

If the merger agreement is approved and adopted by the Iomed shareholders at the special meeting and the merger is completed as contemplated, Iomed will continue its operations following the merger as a private company and wholly-owned subsidiary of Parent.

ReAble Therapeutics, Inc.

ReAble, referred to as Parent in this proxy statement, is a Delaware corporation controlled by investment funds affiliated with The Blackstone Group. Parent is a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including sports medicine equipment and products for orthopedic rehabilitation, pain management and physical therapy, and surgical implants. Its products are used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries, and a substantial amount of its non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy. The business address of Parent is 9800 Metric Boulevard, Austin, Texas 78758.

Spartan Acquisition Corp.

Spartan Acquisition Corp., referred to as Merger Sub in this proxy statement, is a Utah corporation and a wholly-owned subsidiary of Parent. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The business address of Merger Sub is c/o ReAble Therapeutics, Inc., 9800 Metric Boulevard, Austin, Texas 78758.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The enclosed proxy is solicited by Iomed on behalf of the Board of Directors of Iomed for use at a special meeting of shareholders to be held on August 8, 2007, at 10:00 a.m., local time, at 2441 South 3850 West, Suite A, Salt Lake City, Utah or at any adjournments or postponements thereto. The purpose of the special meeting is for our shareholders to consider and vote upon a proposal to adopt the merger agreement and a proposal to adjourn or postpone the special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or (ii) to a date after the date the amount of the reduction, if any, to the merger consideration has been established pursuant to the terms of the merger agreement, and to act on other matters and transact other business as may properly come before the special meeting. A copy of the merger agreement is attached to this proxy statement as Annex A and a copy of the amendment to the merger agreement is attached to this proxy statement as Annex B. This proxy statement, the notice of the special meeting and the enclosed form of proxy are first being mailed to our shareholders on or about July 12, 2007.

Record Date, Quorum and Voting Power

The holders of record of Iomed common shares as of the close of business on July 6, 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were 7,683,856 Iomed common shares issued and outstanding, all of which are entitled to be voted at the special meeting. Each outstanding Iomed common share as of the close of business on the record date entitles the holder to one vote on each matter submitted to shareholders for a vote at the special meeting.

The holders of a majority of the outstanding common shares on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for an adjourned or postponed special meeting, then a new quorum will have to be established.

Required Vote; Abstentions; Broker Non-Votes

For us to complete the merger, shareholders holding at least a majority of Iomed’s common shares outstanding as of the close of business on the record date must vote “FOR” the adoption of the merger agreement. The proposal to adjourn or postpone the special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient votes to adopt the merger agreement, or (ii) to a date after the date the amount of the reduction, if any, to the merger consideration has been established pursuant to the terms of the merger agreement, requires the affirmative vote of a majority of the shares present and entitled to vote on the adjournment or postponement proposal.

In order for your Iomed common shares to be included in the vote, if you are a shareholder of record, you must submit a proxy for your shares by returning the enclosed proxy, or if permitted by your broker by submitting a proxy by the Internet or by telephone, or by voting in person at the special meeting.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received voting instructions or require further information on instructing your broker how to vote, contact your broker who can give you directions on how to cause your shares to be voted. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from you, brokers may not be empowered to vote your shares with respect to the approval of such proposals.

Abstentions and broker non-votes on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the merger. Abstentions on the proposal to adjourn or postpone the special meeting will have the same effect as a vote “AGAINST” that proposal, while broker non-votes on the proposal to adjourn or postpone the special meeting will have NO EFFECT on that proposal.

Voting by Directors, Executive Officers and Significant Shareholders

As of July 6, 2007, the record date for the special meeting, the directors and current executive officers of Iomed beneficially owned and were entitled to vote at the special meeting, or shared the right to vote at the special meeting, approximately 22.1% of the Iomed common shares. In connection with Iomed entering into the merger agreement, Robert J. Lollini, Iomed’s Chief Executive Officer and a director of Iomed, Peter Wardle, Chairman of the Board and a director of Iomed, and Ridgestone Corporation, a corporation of which D. Stephen Antion, a director of Iomed, is President, each entered into a voting agreement with Parent and Merger Sub pursuant to which they agreed to vote and granted Parent an irrevocable proxy to vote the 1,700,627 Iomed common shares they collectively own and any subsequently acquired Iomed common shares in favor of adoption of the merger agreement and approval of the merger. Each voting agreement, with certain exceptions, also restricts these persons from transferring any such Iomed shares.

Voting; Proxies; Revocation

A proxy card is enclosed for your use. Shareholders of record may vote by (i) completing and returning the enclosed proxy card prior to the special meeting, (ii) voting in person at the special meeting, or by (iii) submitting a signed proxy card at the special meeting. If permitted by your broker, you may also vote prior to the special meeting by accessing the Internet website supplied to you by your broker or by calling the toll-free number supplied to you by your broker. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the special meeting “FOR” each of the proposals listed in this proxy statement. With respect to any other business that may properly come before the special meeting and be submitted to a vote of shareholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

Any Iomed shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted by delivery to Iomed’s secretary of a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person by ballot. Simply attending the special meeting, however, will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Solicitation of Proxies

Iomed will pay the cost of this proxy solicitation. Iomed will, on request, reimburse shareholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials to the beneficial owners of the shares they hold of record. In addition to soliciting proxies by mail, Iomed and/or its directors, officers and employees may also solicit them in person or by telephone, e-mail, facsimile or other electronic means of communication. No additional amounts will be paid for the solicitation of proxies by our directors, officers or employees. Iomed may elect to retain a proxy solicitor, for which it would be required to pay customary compensation.

Other Business; Adjournment or Postponement

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes to adopt the merger agreement, or the special meeting may be adjourned or postponed to a date after the date the amount of the reduction to the merger consideration, if any, has been established pursuant to the terms of merger agreement. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting. The favorable vote of a majority of Iomed’s common shares present in person or represented by proxy and entitled to vote on the adjournment or postponement proposal may adjourn or postpone the special meeting. Any adjournment or postponement of the special meeting will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

THE PROPOSED MERGER

General

At the special meeting, Iomed will ask its shareholders to vote on a proposal to adopt the merger agreement which provides for the merger of Merger Sub with and into Iomed, with Iomed continuing as the surviving corporation and a wholly-owned subsidiary of Parent. We have attached a copy of the merger agreement as Annex A to this proxy statement and a copy of the amendment to the merger agreement as Annex B to this proxy statement. We urge you to read the merger agreement in its entirety because it is the legal document governing the merger.

Background of the Merger

Our Board of Directors and management, in their on-going effort to maximize stockholder value, have periodically reviewed and assessed our business strategy, a variety of strategic alternatives and various industry trends and conditions impacting our business in general. In recent years these trends have included industry consolidation affecting our direct competitors and distribution channels, new competitors entering the marketplace and competing for access to distribution channels and adverse changes in policies concerning third party reimbursement of health care providers using our products.

During April and May 2005, management conducted an in-depth strategic planning review with our Board of Directors to assess our competitive position, strengths and weaknesses and emerging industry trends. At that time, our Board of Directors had extensive discussions with management regarding our competitive position within the industry, our business strategy, and possible strategic alternatives for enhancing shareholder value, including a cash distribution to our shareholders, acquiring other medical device companies to broaden our business base, increasing our efforts to establish collaborative research and development relationships with pharmaceutical partners to evaluate new therapeutic applications of our iontophoretic technology, the sale or license of certain rights to our drug delivery technology and either a sale of our entire Company or a divesture of our commercial business operations.

As a consequence of this strategic planning review, we engaged Seven Hills Partners LLC on June 1, 2005 to act as our financial adviser and to assist our Board of Directors and management in exploring possible strategies for maximizing shareholder value.

On August 29, 2005, Seven Hills reviewed with our Board of Directors possible strategic alternatives to maximize shareholder value. After discussion of various options available to us and the potential costs and risks associated therewith, our Board of Directors authorized management to direct Seven Hills to assist us in exploring a possible sale of the entire company or certain of our assets. On September 15, 2005 we issued a press release announcing the engagement of Seven Hills and the objectives of their engagement.

At a meeting of our Board of Directors held on October 28, 2005, Robert J. Lollini, our President and Chief Executive Officer, reported that Seven Hills had contacted 53 different potential financial and strategic partners identified by Seven Hills and management as the most likely parties (both companies and private equity firms) to be interested in such a transaction with us. These potential strategic partners included both Parent (then known as Encore Medical Corporation) and Compex Technologies, Inc. Parent was, at that time, a public company and then was and now is one of our major competitors. Compex Technologies was, at that time, the second largest distributor of our products, representing approximately 17%, or $1,948,000, of our fiscal 2005 sales. Compex Technologies declined to enter into a confidentiality agreement with us and there were no further discussions with them regarding a transaction with us. On October 21, 2005, Parent entered into a confidentiality agreement with us, and on November 4, 2005 we made a telephonic presentation to representatives of Parent and a financial advisor then representing Parent, setting forth an overview of our business. On November 10, 2005, Mr. Lollini had a follow-up conversation with Paul Chapman, then the President and Chief Operating Officer of Parent, to discuss due diligence, Parent’s interest in pursuing a transaction with Iomed and possible timelines in connection therewith. On November 14, 2005, Parent publicly announced that it had entered into a definitive agreement to acquire Compex Technologies. On November 15, 2005 Mr. Chapman and Daniel Gladney, President and Chief Executive Officer of Compex Technologies, each contacted Mr. Lollini to discuss the business relationship between Iomed and Compex Technologies in light of the pending acquisition of Compex Technologies by Parent.

On November 16, 2005, a representative from the financial advisor then representing Parent contacted Seven Hills and advised them that Parent was considering submitting a non-binding indication of interest for a transaction with Iomed and requested additional information about us. On November 17, that same representative of Parent’s then financial advisor again contacted Seven Hills and advised them that, although Parent remained interested in a transaction with Iomed, Parent had concluded that it could not proceed until after Parent had completed its acquisition of Compex Technologies, which was expected to close in February 2006. Thereafter, through subsequent conversations in January and February 2006 between representatives of Parent’s then financial advisor and Seven Hills, we were further advised that Parent would not proceed with a transaction with Iomed until after it had completed its post-merger integration of Compex Technologies.

During the period from November 2005 through February 2006, Seven Hills continued to contact other potential partners for a strategic transaction with us. During that period, we received non-binding indications of interest for business combinations from four development stage companies, one of which was subsequently withdrawn, as well as one proposal to acquire our ophthalmic technology and related intellectual property. All of the development stage companies had insignificant revenues, substantial negative cash flows and drug delivery or other medical technologies pending FDA approval which were in pre-clinical or early clinical stages of development. The four offers from the developmental stage companies were stock offers which valued Iomed, based on the varied and complex assumptions set out in the respective indications of interest, in a range of $2.65 to $3.25 per share. The offer to acquire our ophthalmic technology and related intellectual property valued those assets at $1.0 million. Our Board of Directors met with Seven Hills on November 1, December 2, January 26 and February 3 during this period to discuss the potential risks and benefits of each of these business combination proposals and authorized management and Seven Hills to engage in mutual due diligence and preliminary discussions with respect to each of these proposals. At the special meeting of our Board of Directors held on February 3, 2006, our Board of Directors met again with Seven Hills to further discuss these proposals. At that meeting our Board of Directors determined that we would not pursue any of the proposed transactions. Our Board of Directors determined that the proposal to acquire our ophthalmic technology did not reflect sufficient value for that technology. The indications of interest for business combination transactions were rejected because they involved highly speculative, non-cash consideration and were from development stage companies, which appeared to be interested primarily in our cash as a source of funding for their product research and testing programs. Our Board of Directors concluded that each of these proposed transactions would have been dilutive to our shareholders with the potential for even further significant dilution because of the likely need for additional external financing for these companies to complete the development and commercialization of their respective technologies and other significant risks inherent in the ongoing operations of these development stage companies. In addition, the anticipated trading market for the securities of the combined companies was anticipated to have been less liquid than the market for Iomed’s shares.

On February 27, 2006, Parent announced that it had completed the acquisition of Compex Technologies. On March 24, 2006, we received a letter from Mr. Chapman informing us that Compex Technologies had elected not to renew its distribution agreement with us and that, as a result, our distribution agreement with Compex Technologies would terminate at the end of its then present term on

June 30, 2006. We responded on April 24, 2006 with a letter to Mr. Chapman regarding various issues and concerns surrounding Compex Technologies and its termination of its distribution agreement with us, as well as the post termination obligations of Compex Technologies thereunder. This led to two meetings to discuss these issues that took place on May 11, 2006 and June 19, 2006.

At a meeting of our Board of Directors held on the 27th and 28th of April, 2006, Seven Hills reviewed the results of the contacts that had been made with the 80 companies that it had contacted to date and reviewed strategic options available to us in light of the failure to obtain an offer for a strategic business transaction that was satisfactory to our Board of Directors. At that meeting, our Board of Directors (i) took note of the favorable business climate for ophthalmic drug delivery technologies, the recent increase in the level and quality of inquiries we had received regarding collaborative research and development relationships from prospective pharmaceutical partners to evaluate new therapeutic applications of our iontophoretic technology, and the fact that none of the indications of interest received by Iomed to date appeared to appropriately assign value to this technology, (ii) directed Seven Hills to assist management in the evaluation of alternative structures for segregating and divesting our commercial business operations in a transaction which would allow us to retain our drug delivery technology as well as the technical and financial resources necessary to continue the development of new therapeutic applications for that technology, including ophthalmic applications and (iii) directed Seven Hills to continue to solicit proposals to acquire our entire company. Our Board of Directors also instructed management to initiate a review of the legal, financial, tax and accounting considerations relative to this possible strategic direction.

At a meeting of our Board of Directors held on the 21st and 22nd of June, 2006, Seven Hills informed our Board that to date no indication of interest for a cash purchase of our entire company had been received, and Seven Hills and management also reported on the steps necessary and being undertaken to offer for sale only our commercial business operations in a transaction that would allow us to retain the necessary intellectual property rights and technical and financial resources to continue the development of new therapeutic applications of our drug delivery technology. At this meeting, our Board of Directors instructed Seven Hills to assist management in seeking a potential cash purchaser of our commercial business.

Following the June 2006 Board meeting, Seven Hills contacted 18 different potential financial and strategic partners identified by Seven Hills and management, based on inquiries previously made and industry information, as the most likely companies to be interested in a cash acquisition of our commercial business.

On July 6, 2006, Seven Hills contacted the financial advisor then representing Parent regarding Parent’s potential interest in purchasing our commercial business. After contacting Parent, Parent’s then financial advisor responded affirmatively. On July 14, 2006, Parent’s then financial advisor forwarded to us a preliminary due diligence checklist, and on July 17, 2006, Kenneth W. Davidson, Chairman and Chief Executive Officer of Parent, William W. Burke, the Chief Financial Officer of Parent, Harry L. Zimmerman, Executive Vice President and General Counsel of Parent, Mr. Chapman and a representative of Parent’s former financial advisor met with our management and a representative of Seven Hills at our offices in Salt Lake City. At that meeting, our management made a presentation to Parent that consisted of an overview of our business, products, technologies and prospects. On July 18, 2006, due diligence meetings continued, following which representatives of Parent continued to conduct due diligence on Iomed.

On July 25, 2006, the financial advisor then representing Parent contacted Seven Hills and indicated that Parent was contemplating either a cash offer of $8.0 million for certain assets of our commercial business or a cash offer to acquire our entire company based on a value of between $2.15 and $2.30 per Iomed common share. Thereafter, on July 27, the financial advisor then representing Parent contacted

Seven Hills to report that, after further consideration, Parent was interested only in acquiring all of Iomed in a business combination transaction, as opposed to a separate acquisition of our commercial business or other asset transaction.

On August 22, 2006 we received a written indication of interest from Parent for a cash offer to acquire our entire company that was based on a value of between $2.15 and $2.30 per share, required that we enter into a four month exclusive negotiating period with Parent and was premised upon an assumption that the amount of our cash balances at closing would be approximately equal to our cash balances as the date of the indication of interest. Following communications between representatives of Seven Hills and the Parent’s former financial advisor, we received a revised indication of interest from Parent on August 24, 2006 at the same value range but revised to shorten the period of exclusive negotiations from four months to two months and to allow for a reduction in our cash balances on account of costs and expenses incurred by us in connection with the consummation of the transactions contemplated by the indication of interest. During August of 2006 we also received non-binding indications of interest from two other parties, both of which contemplated an all cash transaction. These indications of interest valued Iomed in a range of $1.94 to $2.50 per share, based upon the varying assumptions summarized in the indications of interest. In addition, both of these indications of interest each included alternative proposals for an all cash purchase of our commercial business, one with a valuation of between $7.5 and $8.5 million and one with a valuation of $10.5 million.

On August 24 and 25, 2006, our Board of Directors met with Seven Hills to discuss these indications of interest and other strategic alternatives available to us. After extensive discussion our Board of Directors determined that these indications of interest were inadequate and instructed Seven Hills to seek additional indications of interest as well as better offers from the parties who had submitted indications of interest. Following this meeting Seven Hills contacted the parties who had submitted the non-binding indications of interest in an effort to increase the value of their offers, and also contacted other potential purchasers with a view to obtaining indications of interest from them.

On September 27, 2006, Mr. Lollini received a non-binding written indication of interest from Mr. Davidson, proposing that Parent acquire us in a cash transaction at $2.25 per share.

At a special meeting of our Board of Directors held on October 2, 2006, Seven Hills reviewed the revised indication of interest that had been received from Parent, as well as a revised indication of interest from another party and an indication of interest that had not been revised since our August Board of Directors meeting. These indications of interest valued Iomed in a range of $2.12 to $2.50 per share, based on the varying assumptions set out in the indications of interest. In addition, the one remaining indication of interest that included an alternative proposal for an all cash purchase of our commercial business, valued it at $10.5 million. Seven Hills also provided an overview of their process to-date, certain preliminary financial analyses, a review of strategic alternatives available to us, and a review of the proposed terms, time-lines and potential transaction risks associated with each of the indications of interest received by us to date. Seven Hills noted that only one of the indications of interest included an alternative offer to purchase the assets of our commercial business. The Board and Seven Hills discussed the fact that none of the parties submitting indications of interest for the entire company appeared to assign significant value to our intellectual property portfolio or to the potential for new therapeutic applications of our iontophoretic drug delivery technology. No conclusive action was taken by our Board of Directors at that meeting with respect to the outstanding indications of interest.

At a regularly scheduled meeting of our Board of Directors of October 5, 2006, our management team made a comprehensive presentation to our Board of Directors regarding our commercial business operations, current product development activities, including our new Hybresis product, and business development activities to establish collaborative research and development relationships with pharmaceutical partners to evaluate new therapeutic applications of our iontophoretic drug delivery technology. This presentation included a review of the effects to date of the loss of our second largest customer, Compex Technologies, following its acquisition by Parent in February, 2006 and actions being taken to mitigate that loss.

At that meeting, our Board of Directors concluded that it was not in the best interests of our shareholders to pursue any of the outstanding indications of interest because the range of values was insufficient, they were not limited to the assets of the Company’s commercial business operations, they did not include any significant value for the Company’s new products under development and did not reflect trends relating to new potential applications for the Company’s drug delivery technology, including our OcuPhor ophthalmic drug delivery technology. Our Board of Directors also directed management to instruct Seven Hills to notify the potential purchasers of our Board of Directors’ rejection of the indications of interest and to assist our Board of Directors in further evaluating our strategic alternatives.

At a special meeting of our Board of Directors on October 12, 2006, our Board met with representatives of Seven Hills to discuss the determinations made by our Board of Directors at its October 5 meeting and strategic alternatives available to us. At this meeting our Board of Directors directed our management and Seven Hills to present a proposal to Parent which would provide for a spin-off to Iomed’s shareholders of a new company whose assets would consist of Iomed’s drug delivery technology and $2.0 million in cash to be followed by the acquisition of Iomed by Parent for a cash price of $2.25 per share. This concept was presented by Seven Hills to Parent’s then financial advisor on October 16, 2006, which responded to Seven Hills later that day with a rejection of that proposal and an indication that Parent would increase its offer to $2.50 if such value would be viewed favorably by our Board of Directors. On November 8, 2006, we received a revised proposal from Parent that provided for a cash purchase of Iomed for $2.50 per share.

On November 3, 2006, Seven Hills had received an additional non-binding indication of interest that contemplated a cash purchase of substantially all of our non-cash assets for $9.5 million. Following discussions between Seven Hills and the party making that indication of interest, that indication of interest was modified to a non-binding cash offer at the same amount, but for only the assets of our commercial business.

Our Board of Directors met with Seven Hills at a regularly scheduled meeting on November 9 and 10, 2006. Seven Hills reviewed the proposal that had been received from Parent on November 8, 2006 as well as the $9.5 million indication of interest to acquire our commercial business. Seven Hills also provided an overview of their process to-date, certain preliminary financial analyses, a review of strategic alternatives available to us, and a review of the proposed terms, time-lines and potential transaction risks associated with each of the indications of interest received by us to date. At that meeting our Board of Directors concluded that none of the offers adequately reflected our future prospects and determined that, although we would continue to consider strategic opportunities as they arose, we should focus our efforts on improving the performance of our commercial business, on seeking collaborative partners for the further development of our drug delivery technology in both transdermal and ophthalmic applications and on the completion of the development and launch of our new Hybresis product.

Between early November, 2006 and early March, 2007, our Board of Directors had on-going and extensive discussions with management about strategies to further develop and potentially commercialize our drug delivery technology, particularly in the ophthalmic area. In connection with this effort, management sought collaborative research and development relationships for Iomed with pharmaceutical company partners, directed toward testing the feasibility of the safe and effective delivery of specific therapeutic compounds using our iontophoretic technology.

At a meeting of our Board of Directors on January 25, 2007, our Board of Directors instructed management to terminate our engagement of Seven Hills. Subsequently, Mr. Lollini advised Seven Hills of the Board’s decision and on February 1, Iomed disclosed in a press release that it had concluded its engagement with Seven Hills. From the commencement of its engagement in June 2005 through January 2007, Iomed paid Seven Hills a total of $118,805, which included $18,805 in reimbursed expenses.

On February 23, 2007 Mr. Lollini contacted Mr. Zimmerman by phone to reopen discussions with Parent regarding various issues and concerns surrounding Compex Technologies’ termination of its distribution agreement with Iomed, including the post termination obligations of Compex Technologies thereunder.

On March 1, 2007 we received a memorandum of terms from a biotech venture fund with which we had previously exchanged information relating to our ophthalmic drug delivery technology. Under the proposed terms, if Iomed were successful in establishing a collaborative research and development agreement to exploit its OcuPhor ophthalmic drug delivery technology within one year, and such agreement met certain criteria set forth by the venture fund; the venture fund would have an obligation to invest $2.5 million for a preferred interest in a joint venture which would hold all rights to the OcuPhor technology. Iomed would own a subordinate 25%, dilutable, interest in the joint venture and would potentially have certain manufacturing rights associated with a resulting product.

At a special meeting of our Board of Directors held on March 7, 2007 this proposal for a joint venture was discussed and rejected by our Board of Directors because it involved no upfront commitment on the part of the offeror, whose obligation to invest was conditioned upon Iomed first obtaining a collaborative development agreement, 75% of the value of which would be allocated primarily to that offeror, without regard to the actual terms of the collaborative development agreement and the then actual value of the technology and intellectual property we would be obligated to contribute to the joint venture under the terms of that proposal. Following this decision our Board of Directors reviewed the current status of our commercial business operations, including the continued decline in our sales revenues and its impact on our ability to capitalize on the launch of our new Hybresis product, the current status of the business plan for the collaborative development of our iontophoretic drug delivery technologies and the current status of our discussions with potential collaborative development partners. Our Board of Directors was unable to reach a consensus with respect to the business strategy and funding mechanisms for the exploitation of our drug delivery technologies and, following discussion, our Board of Directors unanimously concluded to reconsider a sale of the Company. Mr. Lollini advised our Board of Directors that he was in communication with the senior management of Parent with regard to issues surrounding the Compex Technologies termination and that he would broach with them the question of whether they had any continuing interest in an acquisition of Iomed in his next communication with them.

Mr. Lollini contacted Mr. Davidson by telephone on March 8, 2007 and in the course of that conversation asked Mr. Davidson if Parent remained interested in a potential business combination transaction with Iomed. Mr. Davidson advised Mr. Lollini that Parent remained interested and requested a telephone conference on March 13, 2007. On that call Mr. Davidson introduced Peter Baird, the recently appointed Group President of Parent’s Empi Division. At the conclusion of this call, we scheduled a meeting and tour of our Salt Lake City facility by Mr. Baird and John Sheffield, Vice President, Business Development of Parent. Although there was no discussion during that conference call of a potential valuation of Iomed, Parent did indicate that it would not proceed with further discussions with us without our oral assurance that we were not engaged in similar discussions with other prospective purchasers. Mr. Lollini indicated that the Board was unanimous in its decision to reopen discussions with Parent and that we were not currently engaged in discussions with any other party. On March 20, 2007, Mr. Baird and Mr. Sheffield met with Mr. Lollini and Brian Mower, our Chief Financial Officer, in Salt Lake City. We provided them with an overview of our business, products, products under development, technologies and prospects for collaborative development. During the March 20 meeting, Mr. Lollini advised Mr. Baird and Mr. Sheffield that, in order for our Board of Directors to give serious consideration to an acquisition proposal by Parent, the proposal would have to provide for cash consideration to our shareholders in excess of the $2.50 per share proposed by Parent in November, 2006.

On March 26, 2007 Mr. Lollini spoke with Mr. Baird and was advised that Parent was proceeding with its analysis and reviewing possible valuations with its Board of Directors and hoped to submit a written proposal by Thursday, March 29, 2007. Mr. Baird also asked Mr. Lollini if we could provide certain additional information to support Parent’s analysis.

On March 27, 2007 Mr. Lollini provided the requested financial information to Mr. Baird. Also on March 27, 2007 Mr. Lollini contacted Seven Hills, advised them of our recent discussions with Parent and reengaged them as our financial advisor.

On March 29, 2007, we received a draft, non-binding letter of intent from Parent proposing that they purchase all of our outstanding common shares for a cash price of $2.60 per share. Our management reviewed the letter of intent with representatives of Seven Hills and our legal counsel, Parsons Behle & Latimer (“Parsons Behle”). On April 3, 2007, following communications with the individual members of our Board of Directors, we submitted to Parent a revised draft letter of intent which proposed a number of changes, including a cash purchase price of $3.15 per share. Mr. Baird and Mr. Sheffield immediately contacted Seven Hills and advised them that Iomed’s $3.15 per share price was completely unacceptable to Parent. Later that day Mr. Lollini submitted a revised proposal for a purchase of Iomed at a cash price of $2.80 per share and suggested an in-person meeting in Salt Lake City between Mr. Lollini and Mr. Baird to discuss the potential transaction, including the per-share valuation.

On the evening of April 4, 2007, Mr. Lollini and Mr. Baird met, in Salt Lake City, to discuss the possible transaction, and orally agreed on a cash price of $2.75 per share.

On April 5, 2007 we received a revised draft proposed letter of intent from Parent reflecting a cash price of $2.75 per share. Our management reviewed the revised draft letter of intent with representatives of Seven Hills and Parsons Behle and, based on those discussions, requested several changes to the draft letter of intent and, thereafter, through April 11, 2007, Parsons Behle and Parent exchanged drafts of the letter of intent.

At a special meeting of our Board of Directors held on April 11, 2007, our directors reviewed the proposed letter of intent we had received from Parent and discussed it with management, representatives of Seven Hills and representatives of Parsons Behle. Following these discussions, our Board of Directors, by unanimous vote, directed Mr. Lollini to execute and deliver the letter of intent to Parent on our behalf, subject to the resolution to his satisfaction of certain minor drafting and structural issues.

On the evening of April 11, 2007, Mr. Lollini executed and delivered the letter of intent on our behalf. Beginning on April 12, 2007 and continuing through the execution of the definitive merger agreement on May 17, 2007, we provided access to our online data site to representatives of Parent and representatives of Parent had numerous meetings and telephone conversations with management in connection with due diligence issues.

On April 17, 2007, Parent provided us with a first draft of a proposed merger agreement prepared by its outside legal counsel, Fulbright & Jaworski (“Fulbright”). This draft indicated that Parent contemplated that each of our significant shareholders would enter into a voting agreement.

On April 19, 2007, representatives of Parsons Behle met at the offices of Parsons Behle in Salt Lake City with Mr. Zimmerman and representatives of Fulbright to discuss generally the proposed transaction between Iomed and Parent, as well as a number of issues related to the draft merger agreement. At this meeting Parent proposed that voting agreements would be entered into by each director and executive officer who owned Iomed common shares and by each of our 5% shareholders, with such shares representing in total approximately 38% of our common shares. In the course of this meeting it was agreed that Iomed would ask such directors and executive officers and Ridgestone Corporation, but not two of our significant shareholders who each owned approximately 8% of our common shares, to enter into voting agreements as a condition to Parent’s willingness to enter into the merger agreement. Each of such directors and executive officers and Ridgestone Corporation subsequently acceded to Parent’s condition for no consideration other than Parent entering into the merger agreement. Later in the meeting, these persons were joined by Messrs. Baird, Lollini and Sheffield to discuss certain due diligence matters. Messrs. Baird, Lollini, Mower, Sheffield, Zimmerman and Davidson met in Salt Lake City that evening to further discuss due diligence matters with respect to our company and its prospects.

On April 25, 2007, Parsons Behle sent our initial response to the draft merger agreement to Fulbright and Parent. That draft was based upon extensive discussions with management, and subsequent telephone conferences and conversations with Fulbright. Thereafter, continuing through May 17, 2007, representatives of Iomed, Parent, Fulbright and Parsons Behle conducted negotiations with regard to the terms of the merger agreement. The focus of these negotiations included the representations, warranties, covenants, and closing conditions to be included in the merger agreement, the basis upon which the purchase price could be adjusted, and the limitations to be included in the merger agreement on our ability to contact or engage in discussions with potential acquirers, other than Parent. The negotiations also addressed the circumstances under which the parties could terminate the merger agreement and under which termination fees would be payable by Iomed or Parent as well as the amount of such fees.

On May 14, 2007, we convened a special telephonic meeting of our Board of Directors to consider the proposed acquisition of Iomed by Parent at a cash price of $2.75 per share, subject to possible reduction under certain circumstances. During that meeting, representatives of Parsons Behle outlined the key terms and conditions of the merger agreement and the legal duties and responsibilities of our Board of Directors. Mr. Lollini and representatives of Seven Hills also updated our Board of Directors on the status of negotiations and developments since our Board of Directors’ April 11, 2007 meeting. Representatives from Seven Hills then reviewed Seven Hill’s preliminary financial analyses in connection with the proposed transaction and indicated to our Board of Directors that Seven Hills would be able to deliver an opinion with respect to the fairness of the consideration to be received by our shareholders in the proposed merger, from a financial point of view, subject to completion of negotiations regarding the terms of the merger agreement. At that meeting, our Board of Directors approved the draft merger agreement and directed Mr. Lollini to execute and deliver it on behalf of Iomed, subject to the resolution of certain issues, including certain points related to the possible adjustment of the merger consideration, and subject to our receipt of the Seven Hills fairness opinion.

Following that meeting, representatives of Iomed, Parent, Parsons Behle and Fulbright conducted further negotiations related to the merger agreement, including the circumstances under which the merger consideration payable to Iomed shareholders could be adjusted and the circumstances under which the merger agreement could be terminated by Iomed and/or Parent and the consequences thereof, including as a result of a change in the merger consideration. Based on the outcome of these negotiations, Mr. Lollini determined to convene a meeting of our Board of Directors to consider the effects of the changes to the merger agreement that resulted from these negotiations.

On May 17, 2007 we convened a special telephonic meeting of our Board of Directors to review and consider the approval of the final merger agreement and other definitive documents. At this meeting Mr. Lollini provided an update regarding negotiations with Parent and directed representatives of Parsons Behle to provide a summary of recently negotiated changes to the merger agreement. Representatives from Seven Hills then reviewed Seven Hill’s financial analyses in connection with the proposed transaction with Parent and delivered to our Board of Directors its opinion that, as of that date, and based upon the assumptions, including the assumption that there will be no adjustment to the consideration that is greater than $0.10 per share (which amount was not material to Seven Hills’ analysis as of the date of its opinion), and limitations set forth in Seven Hill’s opinion, the consideration to be received by our shareholders in the merger was fair, from a financial point of view.  See “The Merger—Opinion of the Board of Directors’ Financial Advisor” beginning on page 28.

After extensive discussion and deliberation on the proposed transaction, our Board of Directors determined, by unanimous vote of those directors present, that the merger agreement and the merger are advisable and in the best interests of Iomed and its shareholders, adopted specific resolutions approving the merger agreement and its execution, and resolved to recommend that our shareholders approve the merger agreement.

After the May 17th board meeting, our management and Parsons Behle finalized the merger agreement with Parent and Fulbright. Later that evening, Iomed and Parent executed the merger agreement.

On May 18, 2007, before the opening of the U. S. markets, Iomed and Parent issued a joint press release announcing the execution of the merger agreement.

On June 20, 2007, a representative of Parsons Behle contacted Fulbright to discuss the possible amendment of the merger agreement to change the July 31 termination date to August 31. On June 22, 2007, a representative of Fulbright contacted Parsons Behle and reported that Parent was agreeable to such an amendment and that they would provide a proposed form of amendment. At a meeting of our Board of Directors held on July 6, 2007, our Board of Directors approved that amendment, and it was executed on July 6, 2007.

Recommendation of the Board of Directors

Iomed’s Board of Directors determined that the terms of the merger agreement and the proposed merger are advisable and in the best interests of Iomed’s shareholders, and, by unanimous vote of the directors present at the meeting of the Board of Directors held on May 17, 2007, approved the merger agreement and the merger. The Board of Directors considered a number of factors, as more fully described above under “The Proposed Merger—Background of the Merger” and below under “The Proposed Merger—Reasons for the Board of Directors’ Determination.” Because Mr. Lollini is the only member of the Iomed Board of Directors who is an employee of Iomed, the board’s approval of the merger and the merger agreement also reflected approval by a majority of the independent and disinterested directors of Iomed. The Board of Directors recommends that Iomed shareholders vote “FOR” the adoption and approval of the merger agreement, which includes approval of the merger.

Reasons for the Board of Directors’ Determination

The Iomed board of directors consists of five directors. On May 17, 2007, our Board of Directors, by unanimous vote of the directors present at the meeting, approved and adopted the merger agreement and the merger, and resolved to recommend that Iomed shareholders vote “FOR” the adoption of the merger agreement, which includes the merger. One of our board members was unavailable for that meeting.

Our Board of Directors believes that the merger agreement and the proposed merger are advisable and in the best interests of Iomed’s shareholders. In reaching these conclusions, our Board of Directors considered the following factors:

•       The cash merger consideration of $2.75 per share, which is subject to possible reduction in accordance with the terms of the merger agreement, represented a substantial premium over the market price of Iomed’s common shares before the public announcement of the merger agreement, namely, a 38% premium over the closing price of $1.99 per share on May 17, 2007, a 39% premium over the one month prior closing price and a 35% premium over the six month prior closing price.

•       The $2.75 per share all cash merger consideration, subject to possible reduction in accordance with the terms of the merger agreement, and other terms and conditions of the merger agreement resulted from extensive arm’s-length negotiations between Iomed and Parent.

•       If the adjustment to the merger consideration exceeds $.10 per share, Iomed can terminate the merger agreement, subject to payment of a termination fee of up to $1.0 million.

•       The merger agreement permits Iomed to provide information to and participate in negotiations with parties who submit unsolicited acquisition proposals in certain circumstances described in the merger agreement and to terminate the merger agreement to accept a superior acquisition proposal, subject to certain conditions and payment of a termination fee of up to $1.0 million.

•       Over a period of 19 months after the engagement of Seven Hills as our financial advisor in June 2005, and our subsequent public announcement that we were evaluating strategic alternatives that may include a sale of Iomed or certain of our assets, Seven Hills contacted and pursued interest from over 80 prospective acquirers. This process generated only limited interest in a business combination or other strategic transaction involving our company and elucidated for our board of directors that there was only a limited group of bona fide potential acquirers of Iomed.

•       Iomed’s initial negotiations with Parent began in July 2006 and continued for almost five months before they were terminated in November 2006. Negotiations subsequently recommenced in March 2007 with the merger agreement being the product of this extended period of negotiations.

•       Our Board of Directors considered the financial analyses presented by Seven Hills on May 17, 2007, and its opinion that, as of May 17, 2007, based upon the assumptions (including the assumption that there will be no adjustment to the consideration that is greater than $0.10 per share, which amount was not material to Seven Hill’s analysis as of May 17, 2007) and limitations set forth in its written opinion, the consideration to be received by our shareholders in the merger was fair, from a financial point of view, to such shareholders as described more fully below under “The Proposed Merger—Opinion of the Board’s Financial Advisor.”

•       We are substantially dependent on a single product line for profitability.

•       The revenue and profit margins of our commercial business have declined.

•       The value of our net operating losses may never be fully realized by us as a standalone company.

•       The potential for shareholder value that might be generated from the other strategic options available to us, including remaining independent, advancing the development of new therapeutic applications of our drug delivery technology, continuing to implement our growth strategy or pursuing other strategic alternatives, entailed significant risks and uncertainties.

•       We do not have the financial resources to significantly advance our drug delivery technology for applications into new markets, and raising such capital would be very dilutive to our current shareholders.

•       We have been unable to secure any significant collaborative relationships to develop our proprietary drug delivery technology in recent years despite our continuing efforts to obtain such.

•       We face significant risks associated with operating as an independent drug delivery company, including limited financial and technical resources, challenges to our intellectual property rights, competition from other drug delivery technologies, and the potential for our products or technology to become obsolete.

•       Relative to our small size, we face very high expenses as a public company and such expenses are expected to increase significantly in the future due to compliance with the requirement under Sarbanes-Oxley that our internal controls be audited.

•       There is a significant consolidation occurring in our industry, which among other things, is affecting the number of distributors to which we have access.

•       Our products are sold primarily through independent distributors who operate in a business segment that is also undergoing a consolidation, resulting in significant potential for further loss of access to our end-user customers. These factors were anticipated to adversely affect our ability to successfully launch our new Hybresis product and execute business strategies related to that new product with our existing resources.

•       Under Utah law, the shareholders of Iomed have the right to exercise dissent rights in respect of their shares.

•       A significant number of our shareholders’ had made numerous requests that we make a distribution of a significant portion of our cash which would further limit our ability to invest in new product development activity or execute alternative growth strategies.

In reaching its conclusions, our Board of Directors also considered the following negative factors:

•       The consideration to be paid in the merger is subject to potential downward adjustment.

•       As a result of the announcement of the merger we may lose customers or other commercial relationships as a result of the customer’s or other party’s unwillingness to conduct business with us in the future, and we may experience other potential disruptions to commercial relationships important to us.

•       There is a possibility the merger will not be consummated.

•       The public announcement of the merger could have negative effects on our sales, operating results and stock price and our ability to retain key personnel, including management, sales and marketing, manufacturing and technical personnel.

•       Our shareholders will not participate in any future growth potential or benefit from any future increase in our value.

•       Parent’s obligation to complete the merger is subject to conditions, and Parent has the right to terminate the merger agreement under certain circumstances and in certain of these circumstances we may be obligated to pay parent a termination fee.

•       The merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes.

•       The merger agreement restricts our ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and we must pay a termination fee to Parent in order to accept a superior proposal, which may discourage a competing proposal to acquire us that may be more advantageous to our shareholders.

•       There are restrictions on the conduct of our business prior to the completion of the merger that require us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

•       Our management’s focus and resources will be diverted from other strategic opportunities and from operational matters while working to implement the merger.

•       Certain of our directors and executive officers may have interest, with respect to the merger, in addition to their interests as shareholders of Iomed generally, as described in “The Proposed Merger—Interests of Iomed’s Directors and Executive Officers in the Merger.”

•       The risks described under “The Proposed Merger—Risks that the Merger Will Not be Completed” and “The Proposed Merger—Effects on Iomed if the Merger is not Completed.”

Opinion of the Board of Directors’ Financial Advisor

Pursuant to a letter agreement dated June 1, 2005, the Board of Directors of Iomed engaged Seven Hills to act as its financial advisor. The Iomed Board selected Seven Hills based on its experience,

expertise and reputation. Seven Hills provides financial advisory and investment banking services, including merger and acquisition advisory services, to public and private companies and in this capacity is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions as well as for other transactions and corporate purposes. At the meeting of our Board of Directors on May 17, 2007, Seven Hills delivered to the Iomed Board of Directors its oral opinion (which was subsequently confirmed in writing) that, as of that date and based upon the assumptions, including the assumption that there will be no adjustment to the consideration that is greater than $.10 per share (which amount was determined by Seven Hills not to be material to its analysis as of such date), and limitations set forth in Seven Hills’ written opinion, the consideration to be received by Iomed shareholders in the merger was fair, from a financial point of view, to such shareholders.

Seven Hills’ opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Seven Hills in delivering its opinion, is attached as Annex D. The following description of Seven Hills’ opinion is only a summary of the written opinion. Iomed shareholders should read the opinion carefully and in its entirety. Seven Hills’ opinion was provided to Iomed’s Board of Directors and addresses only the fairness of the consideration to be received by Iomed shareholders in the merger from a financial point of view. The Seven Hills opinion does not address any other aspect of the merger, nor does it constitute a recommendation as to how any Iomed shareholders should act with respect to the merger, including, without limitation, whether or not to vote in favor of the merger.

The Seven Hills opinion does not constitute a recommendation to the Iomed Board of Directors of the merger, nor does it address the relative merits of the merger as compared to alternative transactions or financial or strategic alternatives or business strategies that might be available to Iomed, nor does it address the underlying business decision of Iomed to proceed with the merger.

In connection with its opinion, Seven Hills reviewed and considered, among other things:

•       a draft of the merger agreement dated May 17, 2007 which, for purposes of its opinion, Seven Hills assumed, with Iomed’s permission, to be in all material respects identical to the merger agreement as such was executed;

•       certain publicly available financial and other information for Iomed, including Iomed’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, including the audited financial statements contained therein, and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006, including the unaudited financial statements contained therein;

•       Iomed’s draft earnings release for its fiscal third quarter ended March 31, 2007;

•       certain internal financial analyses, financial forecasts, financial and operating data, reports and other information concerning Iomed prepared by its management;

•       discussions Seven Hills had with certain members of Iomed’s management concerning the historical and current business operations, financial conditions and prospects of Iomed and such other matters Seven Hills deemed relevant;

•       certain operating results, the reported price and trading histories of Iomed’s common shares and certain operating results, and the reported prices and trading histories of certain selected publicly traded companies Seven Hills deemed relevant;

•       certain financial terms of the merger as compared to the financial terms of certain selected business combinations Seven Hills deemed relevant; and

•       such other information, financial studies, analyses and investigations and such other factors that Seven Hills deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Seven Hills, with Iomed’s consent, assumed and relied, without independent investigation, upon the accuracy, completeness and reasonableness of all financial and other information provided to it or otherwise made available by Iomed or its advisors or which was publicly available to it. Seven Hills did not assume any responsibility for the accuracy, completeness or reasonableness of, or independently verify, such information or the bases upon which they were prepared. Seven Hills further relied upon the assurance of Iomed’s management that they are unaware of any facts that would make the information provided or otherwise made available to Seven Hills incomplete or misleading in any respect. Seven Hills, with Iomed’s consent, assumed that the financial forecasts that Seven Hills examined were reasonably prepared by Iomed’s management on bases reflecting the best currently available estimates and good faith judgments of Iomed’s management as to the future performance of Iomed, and that such projections and the assumptions and extrapolations derived therefrom provide a reasonable basis for Seven Hills’ opinion. Seven Hills expressed no opinion as to such financial forecasts or the assumptions on which they were based. In addition, Seven Hills did not conduct, nor did Seven Hills assume any obligation to conduct, any physical inspection of the properties or facilities of Iomed. Seven Hills, with Iomed’s consent, assumed that there would be no adjustment to the consideration that was greater than $0.10 per share (which amount was not material to its analysis as of the date of its opinion), and was assured by Iomed’s management that such assumption was reasonable.

For purposes of rendering its opinion, Seven Hills assumed in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that the merger will be consummated in accordance with applicable laws and regulations and the terms of the merger agreement, without delay, waiver, amendment or modification of any material term, condition or agreement. Seven Hills also assumed that the final form of the merger agreement is substantially similar to the draft dated May 17, 2007, the last draft reviewed by Seven Hills. Seven Hills also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

Seven Hills was not asked to, nor does it, offer any opinion as to the material terms of the merger agreement, nor does its opinion address the fairness of any specific portion of the merger (other than to the extent specified therein). Seven Hills assumed that there was no material change in Iomed’s assets, financial condition and results of operations, business or prospects since the most recent financial statements and financial projections made available to Seven Hills. Seven Hills was not asked to, and did not, make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent or otherwise), solvency or financial condition of Iomed, nor was Seven Hills furnished with any such materials. Seven Hills assumed with Iomed’s consent that there were no legal issues with regard to Iomed or ReAble that would affect its opinion, and Seven Hills relied on this assumption without undertaking any independent investigation or inquiry. Seven Hills expressed no view as to (i) the international, federal, state, local or other tax consequences, or (ii) any legal consequences, of the merger. Seven Hills made no independent investigation of any legal or accounting matters arising from or related to the merger. Seven Hills’ opinion is necessarily based upon economic and market conditions and other circumstances as they existed and were able to be evaluated by Seven Hills on the date of its opinion. Although subsequent developments may affect Seven Hills’ opinion, Seven Hills does not have any obligation to update, revise or reaffirm its opinion and Seven Hills has expressly disclaimed any obligation to do so.

The following represents a brief summary of various information sources and the material financial analyses employed by Seven Hills in connection with providing its opinion to Iomed’s Board of Directors. The following summary does not purport to be a complete description of the financial analyses performed by Seven Hills, nor does the order of analyses described represent the relative importance or weight given to those analyses performed by Seven Hills. Some of the summaries of the financial analyses performed by Seven Hills include information presented in tabular format. In order to fully understand the financial analyses performed by Seven Hills, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Seven Hills.

Trading and Transaction Statistics.   Seven Hills reviewed the closing prices for Iomed’s common shares on various dates during the period between May 18, 2006 to May 17, 2007, as set forth in the following table, and compared the share prices to the assumed consideration of $2.75 per share offered by Parent to Iomed shareholders:

Date	Price	Premium
May 17, 2007	$1.99	38.2%
1-Week Prior	$2.00	37.5%
1-Month Prior	$1.98	38.9%
2-Months Prior	$1.65	66.7%
3-Months Prior	$1.92	43.2%
4-Months Prior	$2.36	16.5%
5-Months Prior	$2.35	17.0%
6-Months Prior	$2.04	34.8%
1-Year Prior	$2.50	10.0%
Trading Range
52-Week High (12/29/06)	$2.75	0.0%
52-Week Low (3/19/07)	$1.65	66.7%

Additionally, Seven Hills, based on publicly available information and estimates from Iomed management, calculated and compared multiples of enterprise value, referred to as EV, for both Iomed, based on the May 17, 2006 closing price of $1.99 per share, and the implied EV offered to Iomed shareholders in the merger, based on the offer price of $2.75 per share, assuming no adjustment to the merger consideration. Seven Hills defined EV as equity value (defined as fully diluted shares outstanding (using the treasury method) multiplied by share price) plus debt less cash and cash equivalents. EV was compared to:

•       last twelve months revenue (as of March 31, 2007), referred to as EV/LTM revenue;

•       fiscal year 2007 projected revenue, referred to as EV/FY2007 revenue;

•       fiscal year 2008 projected revenue, referred to as EV/FY2008 revenue;

•       last twelve months pro forma earnings before interest, taxes, depreciation and amortization (as of March 31, 2007), referred to as EV/LTM EBITDA;

•       fiscal year 2007 pro forma earnings before interest, taxes, depreciation and amortization, referred to as EV/FY07 EBITDA; and

•       fiscal year 2008 pro forma earnings before interest, taxes, depreciation and amortization, referred to as EV/FY08 EBITDA.

Pro forma earnings before interest, taxes, depreciation and amortization excludes (i) extraordinary litigation expenses of $1.1 million in LTM and $0.8 million in FY 2007 and (ii) non-cash stock compensation expense of $0.1 million in LTM and $0.1 million in FY 2007 and FY 2008.

The enterprise value and price comparison information appears in the table below:

	Iomed	Proposed Transaction
EV/LTM Revenue	.88x	1.57x
EV/FY2007 Revenue	.90x	1.61x
EV/FY2008 Revenue	.77x	1.38x
EV/LTM EBITDA	17.2x	30.7x
EV/FY2007 EBITDA	21.3x	38.0x
EV/FY2008 EBITDA	6.7x	11.9x

Comparable Public Company Analysis.

Seven Hills compared selected financial information, ratios and public market multiples for Iomed to the corresponding data for the following five micro-cap healthcare equipment companies (the “Applicable Healthcare Companies”):

Micro-cap Healthcare Equipment Companies

•       HealthTronics Inc.

•       Synovis Life Technologies Inc.

•       Allied Healthcare Products Inc.

•       Dynatronics Corp.

•       Urologix Inc.

Seven Hills also compared selected financial information, ratios and public market multiples for Iomed to the corresponding data for the following six publicly traded electrotherapy, orthopedic and other pain therapy companies (the “Applicable Electrotherapy Companies”):

Electrotherapy, Orthopedic And Other Pain Therapy Companies

•       CONMED Corp.

•       Wright Medical Group Inc.

•       DJO Incorporated

•       Orthofix International NV

•       Symmetry Medical, Inc.

•       Exactech Inc.

Seven Hills chose these companies because they were publicly-traded companies that, for purposes of the analysis, Seven Hills considered reasonably comparable to Iomed. The selected public companies may significantly differ from Iomed based on, among other things, the size of the companies, the geographic coverage of the companies’ operations and the particular business segments in which the companies focus.

Seven Hills reviewed, among other information, multiples of EV for the comparable companies implied by those comparable companies’:

•       last twelve months’ revenue, referred to as LTM revenue; and

•       last twelve months’ earnings before interest, taxes, depreciation and amortization, referred to as LTM EBITDA.

From the Applicable Healthcare Companies analysis and the Applicable Electrotherapy Companies Analysis, Seven Hills derived the following ranges of implied multiples as of May 17, 2007, and ranges of equity values for Iomed implied by those ranges:

	Range of Multiples	Implied Equity Value	Equity Value Per Share
(Dollars in Millions)
EV/LTM Revenue	0.7x - 1.1x	$13.8 - $17.6	$1.78 - $2.25
EV/LTM EBITDA	10.0x - 11.0x	$12.1 - $12.6	$1.55 - $1.61

Information for the selected companies was based on publicly available SEC filings, select public research reports, selected press releases and other publicly available data. LTM data for Iomed was based upon relevant SEC filings and information provided by Iomed management for the quarter ended March 31, 2007.

Premiums Paid Analysis.   Seven Hills reviewed selected purchase price per share premiums paid or to be paid in the following all cash acquisitions of healthcare equipment companies with equity values less than $500 million announced from January 1, 2003 through May 17, 2007:

Acquirer	Target
Cytyc Corporation	Adeza Biomedical Corporation
Moog, Inc	ZEVEX International, Inc.
AngioDynamics, Inc.	RITA Medical Systems, Inc.
Genetix Group plc	Applied Imaging Corporation
Becton, Dickinson and Company	Tripath Imaging, Inc.
Blackstone Capital Partners V L.P.	Encore Medical Corporation (Parent)
Encore Medical Corporation (Parent)	Compex Technologies, Inc.
Nektar Therapeutics	Aerogen, Inc.
Invitrogen Corporation	BioSource International, Inc.
Hospira, Inc.	Physiometrix, Inc.
Johnson & Johnson, Inc.	Closure Medical Corporation
St. Jude Medical, Inc.	Endocardial Solutions, Inc.
RITA Medical Systems, Inc.	Horizon Medical Products, Inc.
Biomet, Inc.	Interpore International, Inc.
Abbott Laboratories	i-STAT Corporation
Prime Medical Services, Inc.	Medstone International, Inc.
Intermagnetics General Corporation	Invivo Corporation
Bruker Daltonics Inc.	Bruker AXS Inc.
CIVCO Holdings, Inc.	Colorado MEDtech, Inc.
Intuitive Surgical, Inc.	Computer Motion, Inc.
CONMED Corp	Bionx Implants, Inc.

Seven Hills chose the selected transactions because they were business combinations that, for the purposes of the analysis, Seven Hills considered to be reasonably comparable to the merger. The selected transactions may differ significantly from the merger based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated. From these transactions, Seven Hills derived a range of premiums to the targets’ closing stock prices one day, five days and twenty days prior to announcement of the relevant transaction:

From this analysis, Seven Hills derived the following range of control premiums and ranges of equity values for Iomed implied by that range based on the closing price of Iomed’s common stock on May 17, 2007:

Range of Premiums	Implied Equity Value	Equity Value Per Share
(Dollars in Millions)
20% - 50%	$18.6 - $23.3	$2.39 - $2.99

Premiums for the selected transactions were based on relevant SEC filings and other publicly available data.

Precedent Acquisition Analysis.

Seven Hills reviewed publicly available financial information relating to the following selected transactions for electrotherapy, orthopedic and other pain therapy companies with transaction values less than $1.0 billion announced  from January 1, 1999 to May 17, 2007:

Acquirer	Target
Blackstone Capital Partners	Encore Medical Corporation
dj Orthopedics Inc.	Aircast Incorporated
Encore Medical Corporation (Parent)	Compex Technologies, Inc.
Össur h.f.	Royce Medical Company
Encore Medical Corporation (Parent)	EMPI, Inc.
Orthofix International NV	Breg, Inc.
dj Orthopedics Inc.	OrthoLogic, Inc. Bone Growth Business
Patterson Companies Inc.	AbilityOne Products Corporation
CONMED Corporation	Bionx Implants, Inc.
Encore Medical Corporation (Parent)	Chattanooga Group, Inc.
Gyrus Group plc	Somnus Medical Technologies, Inc.
V.S.M. Investors, LLC	Sunrise Medical, Inc.
Biomet, Inc.	Biolectron, Inc.
Smith & Nephew plc	Exogen, Inc.
Fox Paine & Company, LLC	Maxxim Medical, Inc.
The Carlyle Group	EMPI, Inc.

Seven Hills chose the selected transactions because they were business combinations that, for the purposes of the analysis, Seven Hills considered to be reasonably comparable to the merger. The selected transactions may differ significantly from the merger based on, among other things, the size of the transactions, the structure of the transactions and the dates that the transactions were announced and consummated.

Seven Hills reviewed, among other information, multiples implied by the precedent transactions of EV to last twelve months’ revenue, referred to as LTM revenue, and last twelve months’ earnings before interest, taxes, depreciation and amortization, referred to as LTM EBITDA.

From the precedent acquisitions analysis, Seven Hills derived the following ranges of implied multiples and the ranges of equity value of Iomed based on those multiples:

	Range of Multiples	Implied Equity Value	Equity Value Per Share
LTM Revenue	0.1x - 2.3x	$17.6 - $28.7	$2.25 - $3.69
LTM ProForma EBITDA	8.0x - 11.0x	$11.1 - $12.6	$1.43 - $1.61

Multiples for the selected transactions were based on relevant SEC filings, selected press releases and other publicly available data. LTM data for Iomed was based upon relevant SEC filings and information provided by Iomed management for the quarter ended March 31, 2007.

Discounted Cash Flow Analysis.   Seven Hills derived a range of values for Iomed common shares based upon the discounted present value of Iomed’s after-tax cash flows from financial forecasts for the fiscal years ending June 30, 2008 through June 30, 2012, and the terminal value of Iomed at June 30, 2012, based upon multiples of EBITDA. After-tax cash flow was calculated by taking projected EBITDA, subtracting projected depreciation, projected taxes, capital expenditures, changes in working capital, and adding back projected depreciation. In performing this analysis, Seven Hills utilized discount rates ranging from 16.0% to 20.0%, based on the estimated weighted average cost of capital of the comparable electrotherapy, orthopedic and other pain therapy companies and micro-cap healthcare equipment companies. Seven Hills utilized terminal multiples of enterprise value to estimated 2012 EBITDA ranging from 7.0x to 11.0x.

Utilizing this methodology, the per share equity value of Iomed ranged from $2.38 to $3.17 per share.

All projected data for fiscal years ending 2007 through 2010 were prepared and furnished by Iomed management. Projected data for fiscal years ending 2011 through 2012 were prepared by Seven Hills based upon assumptions derived from the projections for the fiscal years ending 2007 through 2010. All assumptions were reviewed by Iomed management, who agreed they were reasonable in light of Iomed’s historical operations and forecasted financial performance.

Other Considerations

The merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. No company or transaction reviewed was identical to the proposed transaction and, accordingly, the foregoing analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which each company operates.

The foregoing description is only a summary of the analyses and examinations that Seven Hills deemed material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Seven Hills. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Seven Hills believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to Iomed’s Board of Directors. In addition, Seven Hills may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Seven Hills with respect to the actual value of Iomed.

In performing its analyses, Seven Hills made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Iomed and Parent. The analyses performed by Seven Hills are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Seven Hills with respect to the fairness from a financial point of view of the consideration to be received by Iomed shareholders in the merger, and were provided to the Iomed Board of Directors in connection with its evaluation of the merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, Seven Hills’ opinion and presentation was only one of the factors that Iomed’s Board of Directors took into consideration in making its determination to approve the merger agreement and the merger.

Iomed agreed to pay Seven Hills (i) a transaction fee equal to $500,000 plus 1% of the aggregate transaction value (as defined in the engagement letter), which transaction fee is payable and contingent upon the closing of the merger, (ii) a retainer fee of $100,000 (one-half of which will be credited against any transaction fee), and (iii) a fee of $250,000 upon delivery of its opinion (all of which will be credited against any transaction fee). The Iomed Board of Directors was aware of this fee structure and took it into account in considering Seven Hills’ opinion and in approving the merger. Further, Iomed has agreed to reimburse Seven Hills for certain of its out-of-pocket expenses and to indemnify Seven Hills, its affiliates, and its respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

Seven Hills in the past has previously provided and may in the future provide financial advisory and investment banking services to Iomed, and other potential participants in the merger or their respective affiliates in connection with matters related and unrelated to the merger, for which services Seven Hills has received, or would expect to receive compensation.

Purpose and Structure of the Merger

The purpose of the merger for Iomed is to allow its shareholders to realize the value of their investment in Iomed in cash at a price that represents a premium to the market price of Iomed common shares before the public announcement of the merger. The Board of Directors of Iomed believes, based upon the reasons discussed under “The Proposed Merger—Recommendation of the Board of Directors,” “The Proposed Merger—Reasons for the Board of Directors’ Determination” that the merger is advisable, fair to and in the best interests of, the Iomed shareholders.

The transaction has been structured as a cash merger in order to provide the public shareholders of Iomed with cash for all of their shares and to provide a prompt and orderly transfer of ownership of Iomed with reduced transaction costs, while providing interested third parties time to consider whether to seek to acquire Iomed at a higher price.

Effects of the Proposed Merger on Iomed

Our common shares are currently listed on The American Stock Exchange under the symbol IOX. Following completion of the proposed merger Iomed will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Parent. Following completion of the proposed merger, the registration of our common shares and our reporting obligations under the Exchange Act will be terminated and our common shares will no longer be listed on any exchange or quotation system where our common shares have been listed or quoted, including The American Stock Exchange, and price quotations will no longer be available.

Upon completion of the proposed merger, the articles of incorporation of Merger Sub as in effect immediately prior to the completion of the proposed merger will become the articles of incorporation of the surviving corporation. The bylaws of Merger Sub as in effect immediately prior to the completion of the proposed merger will become the bylaws of the surviving corporation. In addition, the officers and directors of Merger Sub immediately prior to the completion of the proposed merger will become the officers and directors of the surviving corporation.

Upon completion of the proposed merger, Iomed shareholders immediately before the proposed merger will no longer hold an equity interest in Iomed. Accordingly, such shareholders will not have the opportunity to participate in the earnings and growth of Iomed and will not have any right to vote on corporate matters. Similarly, Iomed’s shareholders immediately before the proposed merger will not face the risk of losses being generated by Iomed’s operations or by development activities related to potential commercialization of its drug delivery technology, of a decline in the performance of Iomed’s commercial business or of the potential obsolescence of the limited number of products on which our commercial business is based. Upon completion of the merger, each of our common shares that you own immediately before the completion of the merger will be converted into the right to receive $2.75 per share, subject to possible reduction in accordance with the terms of the merger agreement, without interest.

Risks That the Merger Will Not Be Completed

Completion of the merger is subject to various risks, including, but not limited to, the following:

•       that the merger agreement will not be approved and adopted by the holders of at least a majority of the outstanding Iomed common shares entitled to vote;

•       that Iomed will experience an event, change, development, condition, effect, circumstance, occurrence or state of facts that, individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect (as defined in the merger agreement) on Iomed;

•       that the total number of dissenting shares will exceed 10% of the issued and outstanding shares of Iomed’s common shares as of the effective time of the merger;

•       that the parties will not have performed in all material respects their obligations contained in the merger agreement at or before the effective time of the merger;

•       that our merger costs will exceed $1,750,000, resulting in an adjustment to the merger consideration to be received by Iomed’s shareholders, which adjustment may be significant enough to result in a determination by our Board of Directors to terminate the merger agreement;

•       that the parties will not secure any required third party consents to, and authorizations for, the merger; and

•       that the representations and warranties made by the parties in the merger agreement will not be true and correct to the extent required in the merger agreement immediately before the effective time of the merger.

Effects on Iomed if the Proposed Merger is Not Completed

If the requisite shareholder approval in connection with the proposed merger is not obtained, or if any other condition to the proposed merger is not satisfied and the merger agreement is otherwise terminated, the proposed merger will not be completed and shareholders will not receive any payment for their shares in connection with the proposed merger. Instead, we will remain an independent public company and our common shares will continue to be listed on The American Stock Exchange. In addition, under the circumstances described in the section captioned “The Merger Agreement—Termination Fees,” we will be required to pay Parent a $1,000,000 termination fee.

If the proposed merger is not completed, we expect that our management will operate the business generally in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, the nature of the drug delivery business and economic and market conditions.

If the proposed merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Iomed common shares. From time to time, our Board of Directors will evaluate and review our business strategy, the various trends and conditions impacting our business generally, and a variety of strategic alternatives as part of our long term strategy to maximize shareholder value. There can be no assurance that any other transaction acceptable to Iomed will be offered, or that the business, prospects or results of operations of Iomed will not be adversely impacted.

Interests of Iomed’s Directors and Executive Officers in the Merger

In considering the recommendation of Iomed’s Board of Directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. These interests, to the extent material, are described below. The Board of Directors was aware of these interests and considered them, among other factors, in approving the merger agreement. It is not anticipated at this time that any director or executive officer of Iomed will be a director or executive officer of Parent.

Treatment of Share Options Held By Certain Directors and Executive Officers

As of May 17, 2007, there were 1,190,097 Iomed common shares subject to options granted under our equity incentive plans to our current directors and executive officers. In connection with the merger the unvested options to purchase Iomed common shares of our directors and officers (as well as other employees) will have been modified so that they will become fully vested and exercisable upon a change in control, including in connection with the merger. Each outstanding employee option will be canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $2.75 (subject to possible reduction in accordance with the terms of the merger agreement) over the exercise price per share of any such option, multiplied by the number of Iomed common shares for which such option is exercisable immediately prior to the effective time of the merger.

The following table summarizes the vested and unvested options with exercise prices of less than $2.75 per share and number of common shares held by directors and executive officers as of July 6, 2007 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options and common shares. The table also sets out payments under Iomed’s retention and severance programs (described below) that may be payable to three of Iomed’s executive officers.

	Total Options	Total Shares	Cash Received at Closing for Options	Cash Received at Closing for Shares	Total Cash Received at Closing	Retention Program	Severance Program	Weighted Average Exercise Price— Options
Directors:
Peter J. Wardle	100,000	185,570	$73,100	$510,318	$583,418	$0	$0	$2.02
John W. Fara, Ph.D.	100,000	0	$73,100	$0	$73,100	$0	$0	$2.02
Michael T. Sember	100,000	0	$73,100	$0	$73,100	$0	$0	$2.02
D. Stephen Antion	15,000	0	$15,450	$0	$15,450	$0	$0	$1.72
Executive Officers:
Robert J. Lollini	253,000	9,756	$234,050	$26,829	$260,879	$100,000	$182,532	$1.82
Brian L. Mower	60,000	0	$60,100	0	$60,100	$37,000	$80,851	$1.75
Jessica Barrett	25,000	0	$51,250	0	$51,250	$16,000	$60,891	$0.70

Retention/Severance Plans

Iomed’s Board of Directors has adopted two compensatory plans that may affect Iomed’s officers and employee directors in the event of a change of control:  the Iomed, Inc. Senior Management and Key Employee Retention Program (the “Retention Program”) and the Iomed, Inc. Severance Program (the “Severance Program”).

The Retention Program provides for the payment of a lump sum of cash (a “Retention Payment”), in the event of a change of control of Iomed, to eight of our employees, including Robert J. Lollini, our President and Chief Executive Officer, Brian L. Mower, our Chief Financial Officer and Jessica Barrett, our Director of Sales and Marketing. The merger would constitute a change of control under the Retention Program. Subject to certain exceptions set forth in the Retention Program, in order to receive the Retention Payment, a participant under the Retention Program must continue his or her employment status with Iomed until the 60th day following the occurrence of the change of control, at which time the employee’s Retention Payment is payable. The Retention Program, which is terminable by the Board of Directors following December 31, 2008, provides for a Retention Payment of $100,000 to Mr. Lollini, $37,000 to Mr. Mower and $16,000 to Ms. Barrett. An additional sum of $47,000 is payable, in the aggregate, to five other Iomed employees.

The Severance Program provides severance benefits under certain circumstances, such as dismissal without cause or voluntary termination with good reason (each of which may be applicable in the event of a change of control), to all of our employees, including our executive officers, consisting of the following:  severance pay (ranging from 4-16 weeks salary), a supplemental payment (ranging in value from 1-16 weeks’ salary), continuation of medical and dental benefits for a defined period of time, and outplacement services (valued from $500 - $5,500, depending on the employee). In addition, members of our senior management are entitled to (i) the retention of certain company property (e.g., cell phones, PDA’s, computers, etc.); (ii) extensions of up to one year within which to exercise vested options to purchase Iomed common shares and (iii) additional consideration all as determined by Iomed’s Board or Directors and/or Iomed’s Compensation Committee. The maximum value of severance benefits payable under the Severance Program to Messrs. Lollini and Mower and Ms. Barrett are $182,532, $80,851 and $60,891, respectively.

Indemnification and Insurance

The merger agreement provides that all rights of indemnification and exculpation from liability, as provided in Iomed’s articles of incorporation, bylaws and indemnification agreements, for acts and omissions, occurring at or prior to the effective time of the merger, of the current and former directors and officers of Iomed, are to survive the merger for six years after the effective time of the merger, and will not be amended, repealed or modified in any manner that would adversely affect such rights, unless otherwise required by law or with the consent of each affected party.

For six (6) years after the effective time of the merger, the surviving corporation is to maintain officers’ and directors’ insurance (Side A) for acts and omissions occurring at or prior to the effective time of the merger and covering those persons who are currently covered by Iomed’s existing officers’ and directors’ insurance policies, on terms at least as favorable to the covered parties as Iomed’s existing insurance coverage. However, the surviving corporation is not required to pay an annual premium in excess of 150% of Iomed’s current annual premium of approximately $63,700, provided that if such policies are not available at an annual cost not greater than 150% of the current annual premiums, then the surviving corporation is to obtain as much comparable insurance as can reasonably be obtained in good faith judgment at a cost up to but not exceeding 150% of the current annual premium.

If the surviving corporation or any of its successors or assigns:  (i) consolidates with or merges into any other entity and is not the continuing or surviving entity, or (ii) transfers all or substantially all of its properties and assets to any entity, the surviving or transferee entity is to assume the indemnification and insurance obligations discussed above.

Material Federal Income Tax Consequences

The following is a general discussion of the material United States federal income tax consequences of the merger to holders of Iomed common shares. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. shareholder” to mean:

•       a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

•       a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

•       a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•       an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership holds our common shares, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If a U.S. shareholder is a partner in a partnership holding our common shares, the U.S. shareholder should consult its tax advisors. A non-U.S. shareholder is a person (other than a partnership) that is not a U.S. shareholder.

This discussion assumes that a holder holds our common shares as a capital asset within the meaning of Section 1221 of the Code. It does not address all aspects of United States federal income tax laws that may be relevant to you in light of your personal investment circumstances, nor does it address your tax consequences if you are subject to special treatment under United States federal income tax law (including, for example, persons who elect to treat dividends on, or gains from a disposition of, shares as investment income for purposes of the limitation on the investment interest deduction; partnerships or other pass-through entities; U.S. shareholders subject to the alternative minimum tax; persons who have a functional currency other than the U.S. dollar; mutual funds, banks, insurance companies, tax-exempt organizations, financial institutions, dealers and certain traders in securities; persons who hold shares as part of a straddle, hedging, constructive sale, or conversion transaction; certain former citizens or former long-term residents of the United States; controlled foreign corporations; passive foreign investment companies; shareholders subject to the alternative minimum tax; shareholders who acquired their Iomed common shares through the exercise of options to purchase Iomed common shares or other compensation arrangements; or shareholders who, directly or indirectly, own an interest in investment funds affiliated with the Blackstone Group or the Blackstone Group itself). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Shareholders are recommended to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common shares pursuant to the merger.

U.S. Shareholders

The receipt of cash pursuant to the merger (or pursuant to the exercise of dissenters’ rights) by U.S. holders of our common shares will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common shares will recognize gain or loss equal to the difference between the amount of cash received in exchange for the common shares and the U.S. shareholder’s adjusted tax basis in the common shares.

If the holding period in our common shares surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Certain U.S. shareholders, including individuals, are eligible for preferential rates of United States federal income tax in respect of long-term capital gains. The deductibility of a capital loss recognized in the merger is subject to limitations under the Code. If you acquired different blocks of our common shares at different times and different prices, you must determine your adjusted tax basis and holding period separately with respect to each block of common shares for purposes of calculating gain or loss.

Under the Code, a U.S. holder of Iomed common shares may be subject to information reporting on the cash pursuant to the merger (or pursuant to the exercise of appraisal rights) unless the U.S. shareholder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received unless the U.S. shareholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. shareholder’s U.S. federal income tax liability, if any, provided that the U.S. shareholder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Shareholders

Any gain realized on the receipt of cash pursuant to the merger (or pursuant to the exercise of appraisal rights) by a non-U.S. shareholder generally will not be subject to United States federal income tax unless one of the following applies:

•       The gain is effectively connected with a non-U.S. shareholder’s conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to a non-U.S. shareholder’s U.S. permanent establishment. In such case, the non-U.S. shareholder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the sale at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

•       A non-U.S. shareholder who is an individual, holds our common shares as a capital asset, is present in the United States for 183 or more days in the taxable year of the merger, and certain other conditions are met. In such a case, the non-U.S. shareholder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S. capital losses.

•       We are or have been a “United States real property holding corporation,” or “USRPHC,” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period such non-U.S. shareholder held our common shares (the shorter period hereinafter referred to as the “lookback period”); provided that as our common shares are regularly traded on an established securities market, this rule will generally not cause any gain to be taxable unless the non-U.S. shareholder owned more than 5% of our common shares at some time during the lookback period. We do not believe that we are or have been a USRPHC.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger (or pursuant to the exercise of appraisal rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. shareholder’s U.S. federal income tax liability, if any, provided that the non-U.S. shareholder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

Except with respect to the filing of articles of merger in Utah at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Third Party Consents

We are unaware of any material third party consents or approvals required for the execution of the merger agreement or the completion of the merger. Although as of the date of the merger agreement we were unaware of any material third party consents required for the execution of the merger agreement or the completion of the merger, Parent required, as a condition to signing the merger agreement, that a procedure be established to accommodate the cost of obtaining any such consents and approvals, should any such be identified prior to the Closing. Pursuant to the merger agreement the costs of consents would be treated as company costs and expenses that could trigger an adjustment to the merger consideration.

Accounting Treatment

We expect Parent to use the purchase method of accounting for the arrangement in which Parent will record the excess to fair market value of our net assets as goodwill.

Fees and Expenses of the Merger

We estimate that we will incur, and will be responsible for paying fees, consisting primarily of financial, legal, accounting and tax advisory fees, SEC filing fees and other related charges, totaling approximately $1,450,000 in connection with the merger. This amount includes the following estimated fees and expenses:

Financial Advisor Fees and Expenses	$720,000
Legal, Accounting and Other Professional Fees	575,000
Printing, Proxy Solicitation and Mailing Costs	70,000
Filing Fees	1,000
Disbursing Agent Fees	75,000
Miscellaneous	9,000
Total:	$1,450,000

For a description of how these fees and expenses and other costs and expenses incurred by us in connection with the merger could effect the merger consideration to be received by our shareholders, see “The Merger Agreement—Adjustment to the Merger Consideration.”  For a description of Iomed’s obligation to pay fees and expenses if the merger agreement is terminated, see “The Merger Agreement—Fees and Expenses.”

THE MERGER AGREEMENT

The material terms of the merger agreement are summarized below and elsewhere in this proxy statement. A copy of the merger agreement is attached as Annex A, and a copy of the amendment to the merger agreement is attached as Annex B. We encourage you to read the merger agreement, as amended, in its entirety. The merger agreement has been included to provide investors and security holders with information regarding its terms, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by the following summary or any other information contained in this proxy statement. The merger agreement is not intended to provide any other factual information about Iomed, Parent and Merger Sub, or their respective affiliates.

The merger agreement contains representations and warranties that the parties to the agreement made to and solely for the benefit of each other. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties were used for the purpose of allocating risk between the parties rather than establishing the matters referred to therein as facts. The assertions embodied in those representations and warranties are also qualified by information as of the specific dates in confidential disclosure schedules that the parties exchanged in connection with signing the merger agreement. While Iomed does not believe that these disclosure schedules contain non-public information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because (i) they were only made as of the date of the merger agreement or a prior, specified date, (ii) in some cases they are subject to materiality and knowledge qualifiers, and (iii) they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain certain information that has been included in Iomed’s prior public disclosures, as well as non-public information and certain proprietary information which we do not believe is required to be disclosed under the securities laws. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Iomed’s public disclosures. See “Where You Can Find More Information.”

The Merger

The merger agreement provides that, at the effective time of the merger, Merger Sub will merge with and into Iomed. Upon completion of the merger, Merger Sub will cease to exist as a separate entity and Iomed will continue as the surviving corporation and will be a wholly-owned subsidiary of Parent.

Effective Time

The closing of the merger will occur on the first business day after satisfaction or waiver of closing conditions set forth in the merger agreement. Iomed and Parent will jointly prepare and cause articles of merger to be filed with the Utah Division of Corporations in connection with the closing of the merger. The merger will become effective when these articles are filed, or at such later time as Iomed and Parent Sub may agree upon and specify in the articles of merger.

Articles of Incorporation, Bylaws, and Directors and Officers of the Surviving Corporation

When the merger is completed:

•       the surviving corporation’s articles of incorporation will be the articles of incorporation of Merger Sub, as such may be amended pursuant to the terms of the merger agreement;

•       the bylaws of Merger Sub in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation until amended as provided by applicable law;

•       the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation; and

•       the officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Conversion of Common Shares

At the effective time of the merger, each Iomed common share outstanding immediately before the effective time of the merger will be converted automatically into the right to receive $2.75 in cash, subject to possible reduction in accordance with the terms of the merger agreement and without interest and less any required withholding taxes, except for:

•       Iomed common shares owned by Iomed, Parent or Merger Sub, all of which will be canceled without any payment; and

•       Iomed common shares held by shareholders who validly exercise and perfect dissenters’ rights in accordance with Utah law.

Possible Adjustment to the Merger Consideration

The merger agreement provides that the merger consideration is subject to reduction to the extent that (i) the amount of cash of Iomed as of May 16, 2007 was less than $7,800,000 or (ii) Iomed’s costs and expenses in connection with the merger exceed $1,750,000. In either such case the aggregate consideration to be paid by Parent for Iomed’s common shares and to holders of options to purchase Iomed common shares will be reduced on a dollar for dollar basis and a new per share price will be established. Because Iomed’s cash balances as of May 16, 2007 have been confirmed by Parent to have been in excess of $7,800,000, the only remaining basis for adjustment under the merger agreement to the merger consideration will be if Iomed’s costs and expenses in connection with the merger exceed $1,750,000.

Iomed is required to provide to Parent on or prior to that date which is fifteen (15) business days prior to Iomed’s special meeting, a statement of costs and expenses (“statement of merger costs”) incurred by

Iomed in connection with the proposed merger. If such costs exceed $1,750,000, then the amount of such excess shall reduce, on a dollar for dollar basis, the total merger consideration payable to Iomed’s shareholders and shall be allocated on a per share basis, rounded to the nearest cent ($.01), to each share of Iomed’s common shares that was outstanding as of the record date and each Iomed common share that would be issuable upon the exercise of eligible options to purchase Iomed common shares.

Iomed’s statement of merger costs may be updated following its initial delivery to Parent based on unanticipated developments subsequent to the original delivery thereof. If Iomed and Parent cannot agree on the contents of such statement by that date which is five (5) business days prior to Iomed’s special meeting, then Iomed shall (in consultation with Parent) adjourn the meeting to such later date which allows for any adjusted merger consideration amount to be agreeably established five (5) business days prior to the adjourned special meeting.

Although Iomed’s costs and expenses related to the merger can not definitively be predicted it is not anticipated at this time that there will be any reduction to the merger consideration; however, if there is any reduction, we do not expect that it will exceed $.10 per share. The $1,750,000 amount referred to above is a number that Iomed reasonably believes to represent an amount that is adequate to cover such costs and expenses and accordingly no adjustment to the merger consideration is anticipated. However, unanticipated costs and expenses could result in costs and expenses exceeding such amount. There is no limit on the maximum adjustment and there is therefore no minimum amount of merger consideration payable to Iomed’s shareholders. If, however, the adjustment exceeds $.10 per share and our Board of Directors determines that, as a result of such adjustment, the merger and the merger agreement are no longer advisable and in the best interests of Iomed’s shareholders, Iomed may, subject to payment of a termination fee of up to $1.0 million to Parent, terminate the merger agreement. See “THE MERGER AGREEMENT—Termination” and “THE MERGER AGREEMENT—Fees and Expenses.”

The following table indicates the value of the merger consideration that Iomed shareholders would receive at selected levels of potential adjustment to the aggregate merger consideration.

Total Adjustments	Aggregate Merger Consideration	Reduction in Per-Share Merger Consideration	Per-share Merger Consideration
$0	$21,950,684	$0	$2.75
$425,000	$21,525,684	$.05	$2.70
$850,000	$21,100,684	$.10	$2.65
$1,275,000	$20,675,684	$.15	$2.60

The per-share calculations in the table above are based upon the number of Iomed common shares and options to acquire Iomed common shares outstanding as of July 6, 2007. Changes in the number of shares and options to acquire Iomed common shares could change the per-share impact of Iomed’s merger related costs and expenses exceeding $1,750,000.

Treatment of Share Options

Each outstanding option to purchase common shares of Iomed will become vested immediately prior to the effective time of the merger and will immediately thereafter be canceled in exchange for the right to receive cash in the amount equal to the excess, if any, of $2.75, subject to possible reduction in accordance with the terms of the merger agreement, over the exercise price per share of any such option, multiplied by the number of Iomed common shares for which such option is exercisable immediately prior to the effective time of the merger.

Exchange and Payment for Shares

At the effective time of the merger, Parent will deposit an amount of cash sufficient to pay the aggregate merger consideration with a disbursing agent. Promptly after the effective time of the merger, the disbursing agent will mail a letter of transmittal and instructions to Iomed’s shareholders which will describe to shareholders how to surrender their Iomed common share certificates in exchange for the merger consideration.

Shareholders should not return their share certificates with the enclosed proxy card, and they should not forward their share certificates to the disbursing agent without a letter of transmittal.

A shareholder will not be entitled to receive the merger consideration until such shareholder surrenders its certificate(s) representing Iomed common share to the disbursing agent, together with a duly executed letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if any applicable share transfer taxes are paid or evidence satisfactory to the disbursing agent is presented that such taxes have been paid or are not payable. No interest will be paid or will accrue on the cash payable upon surrender of the certificates.

At the effective time of the merger, Iomed’s share transfer books will be closed, and there will be no further registration of transfers of outstanding Iomed common shares.

None of Parent, Merger Sub, Iomed or the disbursing agent will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held by the disbursing agent for payment to the holders of unsurrendered certificates that are unclaimed one year after the effective time of the merger will be returned to the surviving corporation. Thereafter, any holder of unsurrendered certificates may look only to the surviving corporation, and only as a general creditor thereof, for, and the surviving corporation will remain liable for, the payment of the funds, without interest, subject to any applicable laws.

If a shareholder has lost a certificate, or if it has been stolen or destroyed, before the shareholder will be entitled to receive the merger consideration, it will have to comply with the replacement requirements established by the disbursing agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving corporation against any claim that may be made against it with respect to that certificate.

Each of Iomed as the surviving corporation and Parent will be entitled to deduct and withhold any applicable taxes from the merger consideration and the option consideration and pay such withholding amount over to the appropriate taxing authority.

Representations and Warranties

Representations and Warranties of Iomed.   The merger agreement contains various representations and warranties made by Iomed to Parent and Merger Sub, subject to identified exceptions, including, among others, representations and warranties relating to:

•       the proper organization, valid existence, good standing and qualification to do business of Iomed;

•       the articles of incorporation and bylaws of Iomed;

•       the capital structure of Iomed, including in particular the number of our common shares and share options outstanding;

•       our corporate power and authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

•       the approval and recommendation by our Board of Directors of the merger agreement, the merger, and the other transactions contemplated by the merger agreement;

•       the due execution and delivery of the merger agreement by Iomed;

•       the validity and binding effect of the merger agreement on Iomed;

•       the absence of any violation of or any conflict with the organizational documents of Iomed, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•       required consents and approvals in connection with the transactions contemplated by the merger agreement;

•       our SEC filings;

•       our systems of internal control, record-keeping and financial reporting, as well as our compliance, generally, with the provisions of the Sarbanes-Oxley Act of 2002;

•       the absence of undisclosed liabilities;

•       the absence of a material adverse effect and certain other changes or events related to us since June 30, 2006;

•       absence of litigation;

•       compliance by Iomed with applicable laws;

•       environmental matters;

•       employment and labor matters affecting us, including matters related our employee benefit plans;

•       the payment of, and compliance with laws related to the payment of, taxes by Iomed, and other tax matters;

•       material contracts;

•       the holding, adequacy of and compliance by Iomed with necessary governmental permits, licenses and laws, including healthcare and regulatory permits and compliance;

•       intellectual property matters;

•       real property and tangible personal property;

•       insurance policies;

•       compliance with state anti-takeover statutes;

•       the receipt of an opinion from the Board of Directors’ financial advisor;

•       the absence of undisclosed broker’s fees;

•       our Hybresis product and our inventory; and

•       our accounts receivable.

Some of the representations and warranties referred to above, as qualified by our disclosure schedules, are not breached unless the breach of the representation or warranty has had or would reasonably be expected to have a material adverse effect on Iomed. As used in the merger agreement, a material adverse effect with respect to Iomed means:  a material adverse effect on its business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or on Iomed’s ability to consummate the transactions contemplated by the merger agreement, excluding any such effect attributable to (i) a change in the trading prices of our common shares, (ii) certain transactions between Parent or its subsidiaries and our customers, manufacturers’ representatives or certain of their employees, (iii) changes in generally accepted accounting principles or applicable law, (iv) changes or events resulting from the announcement of the merger agreement or the pendency of the merger, (v) changes or events resulting from compliance with the terms of the merger agreement, (vi) changes or events affecting the business in which we operate, (vii) changes in economic, financial, or political conditions generally, (viii) any act of terrorism or war or (ix) any failure by us to meet projections, budgets or forecasts.

Representations and Warranties of Parent and Merger Sub.   The merger agreement also contains various representations and warranties by Parent and Merger Sub to Iomed, subject to identified exceptions and qualifications, including, among others, representations and warranties relating to:

•       the proper organization, valid existence, good standing and qualifications to do business of each of Parent and Merger Sub;

•       the corporate power and authority of each of Parent and Merger Sub to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

•       the approval by the Boards of Directors of Parent and Merger Sub, and Parent as the sole shareholder of Merger Sub, of the merger agreement and the transactions contemplated by the merger agreement;

•       the due execution and delivery of the merger agreement by Parent and Merger Sub;

•       the validity and binding effect of the merger agreement on Parent and Merger Sub;

•       the absence of any violation of or any conflict with the organizational documents of Parent and Merger Sub, applicable law or agreements, to which Parent or Merger Sub is a party, as a result of entering into the merger agreement and consummating the merger;

•       required consents and approvals in connection with the transactions contemplated by the merger agreement;

•       the availability and sufficiency of funds necessary to pay the merger consideration;

•       the information in our proxy statement provided by Parent and Merger Sub;

•       the solvency of Iomed following the completion of the merger; and

•       absence of litigation.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

Iomed’s Covenants.   From the date of the merger agreement to the effective time of the merger, and unless otherwise provided in the merger agreement or consented to in writing by Parent, Iomed will: (i) carry on its business in the ordinary course in all material respects, in substantially the same manner as previously conducted; (ii) use its reasonable efforts to keep available the services of its present officers and key employees, preserve intact its present lines of businesses, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; and (iii) not enter into any new material line of business or incur or commit capital expenditures, other than as provided for in the merger agreement.

Iomed has furthermore agreed that it (i) will conduct its financial operations in the ordinary course of business in all material respects, in the same manner as previously conducted, including the timely and orderly collection of all accounts receivable and the timely and orderly incurrence and payment by Iomed of all accounts payable, debts, liabilities, obligations, in each case with payments being delivered and paid on or before their due date and (ii) will make any payments or provide any reports required by the terms of certain agreements listed in Iomed’s disclosure schedule.

Iomed has agreed, with limited exceptions, that from the date of the merger agreement to the effective time of the merger, it will not do any of the following, except as (i) expressly contemplated by the merger agreement, (ii) disclosed in Iomed’s disclosure schedules, (iii) required by applicable law or (iv) otherwise consented to in writing by Parent:

•       declare, set aside, pay dividends or make other distributions, or set aside funds to do so, in respect of any capital shares;

•       split, combine or reclassify any of its capital shares or issue or authorize or propose the issuance of any securities in respect of or in lieu of any capital shares;

•       repurchase, redeem or otherwise acquire any of its capital shares or any other securities or any rights, warrants or options to acquire any such shares;

•       issue, deliver, sell, pledge, or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any of its capital shares of any class, any debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or debt, or enter into any agreement with respect thereto;

•       amend its articles of incorporation, bylaws or any other organizational documents;

•       acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets;

•       sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets other than in the ordinary course of business consistent with past practice;

•       except as provided for by the merger agreement, enter into any material joint venture, partnership or other similar arrangement or make any loans, advances or capital contributions to, or investments in, any other person, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than refinancings of pre-existing indebtedness;

•       enter into, adopt, amend or terminate any benefit plan, increase the compensation or benefits payable to any current or former employee, officer, director, or consultant of Iomed or pay any amounts under such arrangements or benefit plans (including severance arrangements) not otherwise due, enter into any new, or amend any existing, collective bargaining agreement or similar agreement with respect to Iomed or any employees thereof, make contributions to tax-qualified pension plans other than to the extent required by law or modify the actuarial assumptions in effect with respect to any such plan, or provide any funding for any rabbi trust or similar arrangement;

•       after the date of the Company Cost Statement (as defined in the merger agreement and dealing with Iomed’s costs and expenses in connection with the merger that could be a basis for a reduction in the merger consideration), Iomed will not incur costs or obligations or liabilities which would be reasonably likely to become costs in addition to those listed on the Company Cost Statement, or in excess of the amounts listed on the Company Cost Statement, see “MERGER AGREEMENT—Possible Adjustment to the Merger Consideration” on page 44;

•       except as required by applicable law or as previously disclosed in our SEC filings, change in any material respect its methods of financial accounting in effect at June 30, 2006, except as required by changes in GAAP as concurred in by Iomed’s independent public accountants;

•       subject to the provisions of the merger agreement, enter into any agreement that limits (other than in an insignificant manner) Iomed’s ability or Parent’s ability after the merger to compete in or conduct any line of business or compete with any person;

•       subject to the provisions of the merger agreement, take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the merger or the other transactions contemplated by the merger agreement;

•       modify, amend or terminate any contract or enter into any agreement other than in the ordinary course of business consistent with past practice or waive any material rights under any contract;

•       subject to the provisions of the merger agreement, settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case in an amount in excess of $100,000;

•       take any action which would limit in any material respect the freedom to license, cross-license or otherwise dispose of any material intellectual property to which Iomed has rights;

•       adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•       fail to take any actions necessary to ensure that, with respect to any future severance obligations, no “rabbi trust” funding, letter of credit or similar funding arrangement has been, or shall be, required in connection with the execution of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•       fail to make payments and provide reports required under certain license agreements to which Iomed is a party; or

•       authorize any of, or commit or agree, in writing or otherwise, to take any of, the above mentioned actions.

Iomed also agreed to use its reasonable efforts to deliver to Parent, at or prior to the closing of the merger, a payoff letter or equivalent written direction, confirming that Iomed had paid all amounts owing to one of its leasing creditors.

Parent’s Covenants.   From the date of the merger agreement to the effective time of the merger, and unless otherwise provided in the merger agreement or consented to in writing by Iomed, Parent has agreed that it and its subsidiaries shall not take any action or omit to take any action for the purpose of, or that could be expected to delay, prevent or impede the consummation of the merger or the other transactions contemplated by the merger agreement including having available at the time of closing the financing necessary to enable it to pay the merger consideration on a timely basis. Parent has also agreed to keep

Iomed informed in reasonable detail as to the status of the Parent’s ability to finance and pay the merger consideration.

No Solicitation of Transactions

Except as discussed below, Iomed has agreed that neither it nor any of its officers or directors will, and Iomed is required to use our reasonable best efforts to ensure that none of our employees, investment bankers, attorneys, accountants and other advisors or representatives will, directly or indirectly:

•       initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or that would reasonably be expected to lead to, any “acquisition proposal” (as defined below);

•       have any discussion with or provide any confidential information or data to any person relating to an acquisition proposal, or engage in any negotiations concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal;

•       approve or recommend, or propose publicly to approve or recommend, any acquisition proposal;

•       approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any acquisition proposal; or

•       terminate, release, amend, waive or modify any provision of any confidentiality agreement related to a business combination involving Iomed or any standstill agreement to which Iomed is a party, or fail to take reasonable measures to enforce any such agreement.

For purposes of the merger agreement, the term “acquisition proposal” means any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any issuance of 5% or more of Iomed’s common shares or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 20% or more of Iomed’s common shares.

Prior to the adoption of the merger agreement by our shareholders we are, however, permitted to (i) furnish information with respect to Iomed to the person making an acquisition proposal pursuant to a customary confidentiality agreement not less restrictive of the other party than the confidentiality agreement entered into between Iomed and Parent and (ii) participate in discussions or negotiations with such person and its representatives regarding any acquisition proposal, if and only to the extent that:

•       Iomed shall have notified Parent of the inquiry, including the person making the proposal and the material terms thereof; and

•       Iomed contemporaneously makes available to Parent (to the extent it has not previously done so) all nonpublic information made available to the person(s) making the acquisition proposal.

For purposes of the merger agreement, the term “superior proposal” means any bona fide written proposal made by a third party that is an acquisition proposal, except that the reference to 20% in the definition of such term shall be 50%, (i) which our Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, legal, financial, regulatory and other aspects of the proposal, including any conditions to consummation of the proposal, as well as any amendments proposed by Parent to the terms of our merger agreement with Parent, would, if consummated, result in a transaction that is (A) more favorable to Iomed’s shareholders, in their capacity as shareholders, from a financial point of view, than the transactions contemplated by the merger agreement taking into account all the terms and conditions of such proposal and the merger agreement and other factors reasonably deemed relevant by our Board of Directors and (B) reasonably capable of being completed on the terms proposed, in each case taking into account all financial (including the financing terms of such proposal), regulatory, legal (with the advice of outside counsel) and other aspects of such proposal, and (ii) which has no financing condition.

If, at any time prior to the adoption of the merger agreement by our shareholders, our Board of Directors determines in good faith, after consultation with its outside counsel and financial advisors, that an unsolicited bona fide written acquisition proposal is a superior proposal, Iomed may terminate the merger agreement and/or the Board of Directors may approve or recommend the superior proposal to the shareholders, and immediately prior to or concurrently with the termination of the merger agreement enter into a definitive agreement with respect to such superior proposal, as applicable, but only if:

•       our Board of Directors has provided prior written notice to Parent that it is prepared to effect a change in the company recommendation in response to a superior proposal or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal;

•       Parent has had five business days following receipt of such notice from Iomed to make a proposal (if Parent desires) to modify the terms of the merger agreement;

•       following receipt of any proposal with respect to modifications to the terms of the merger agreement by Parent, Iomed will have negotiated in good faith with Parent (if Parent desires to so negotiate) regarding the proposed modifications to the terms of the merger agreement; and

•       with respect to a termination of the merger agreement, we concurrently pay to Parent a termination fee of up to $1.0 million.

Legal Requirements

Iomed and Parent have agreed to:

•       confer on a reasonable basis with each other and report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters;

•       file all reports required to be filed by each of them with the SEC (and all other governmental entities) between the date of the merger agreement and the effective time of the merger and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly upon request;

•       use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable after the date hereof, including (i) preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all required approvals to the merger and (ii) taking all reasonable steps as may be necessary to obtain all such required approvals; and

•       prepare as promptly as practicable, and to make, and cooperate and consult with each other in making, all necessary filings with applicable governmental entities relating to the merger.

Iomed agreed:

•       to file this proxy statement with the SEC and to use its reasonable best efforts to have the proxy statement cleared by the SEC promptly;

•       to cooperate with Parent in communicating and responding promptly to any SEC comments on the proxy statement;

•       to use its reasonable best efforts to cause the proxy statement, once final, to be mailed to its shareholders as promptly as practicable;

•       to take all lawful action to call, give notice of, convene and hold the Special Meeting as soon as practicable and to take all lawful action to solicit the approval of the merger agreement by Iomed’s shareholders;

•       to take all necessary steps, in consultation with Parent, to obtain relevant consents and approvals;

•       that its Board of Directors shall recommend the adoption of the plan of merger contained in the merger agreement and that it shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation, (ii) take any action or make any statement in connection with Iomed’s Special Meeting inconsistent with such recommendation, (iii) approve, recommend or take any position or action, subject to certain qualifications set forth in the merger agreement, with respect to an acquisition proposal, (iv) authorize, cause or permit Iomed to enter into any letter of intent or agreement with respect to an acquisition proposal, or (v) authorize, approve or publicly recommend or propose to approve or recommend an acquisition proposal; and

•       upon reasonable notice, to afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Parent complete and reasonable access during normal business hours, during the period prior to the effective time of the merger, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, to furnish promptly to the other party copies of various documents, subject to any applicable legal prohibitions in connection therewith and pursuant to the provisions of a confidentiality agreement between the parties.

Employee Matters

Parent has agreed to give any Iomed employees who remain employees after the effective time of the merger, full credit for his or her years of service for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent to the same extent recognized by Iomed prior to the merger. In addition, each such employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans adopted by Parent or any of its subsidiaries to the extent coverage under any such plan replaces coverage under an existing Iomed plan in which such employee participates prior to the merger. In addition, Parent has agreed to grant credit, under its leave policies, to each Iomed employee who remains an employee following the merger for all unused vacation and sick leave accrued as of the effective time, and to assume and discharge Iomed’s obligation to provide such vacation and sick leave to such employees.

Conditions to the Merger

The obligations of Iomed, Parent and Merger Sub to effect the merger are subject to the satisfaction of the following conditions:

•       Shareholder Approval. The merger agreement having been adopted at a special meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding Iomed common shares entitled to vote.

•       Regulatory Approvals. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order shall be in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

The obligations of Parent to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•       Representations and Warranties.

•        Our representations and warranties regarding certain matters relating to our capitalization and the absence of certain changes in our business, including an event or development that has had a material adverse effect on Iomed, must be true and correct in all respects when the merger agreement was entered into and as of the date the merger is completed.

•        Our representations and warranties which are not qualified by the term material adverse effect must be true and correct, in each case, when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty was specifically made as of a particular date, in which case they need only be true and correct only as of such date, except where such failures to be true and correct would not, in the aggregate have a material adverse effect on Iomed.

•        All of our other representations and warranties must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty was specifically made as of a particular date, in which case it need be true and correct only as of such date.

•       Compliance with Covenants. The performance, in all material respects, by us of our covenants and agreements in the merger agreement other than any covenants which are qualified by materiality with which we must have complied in all respects.

•       Closing Certificate. Our delivery to Parent at closing of a certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

•       Dissenters’ Rights. The total number of shares as to which dissenters’ right have been exercised, or notice of intent to exercise dissenters’ rights has been provided, shall not have exceeded 10% of the issued and outstanding Iomed common shares as of the effective time of the merger.

•       Approvals and Consents. The obtaining of relevant approvals or consents or the resolution of any claims relating thereto, and the delivery by us of the Company Cost Statement (as defined in the merger agreement) and the verification by Parent of such statement’s accuracy and completeness.

•       No Restraints. The absence of governmental orders or proceedings that have the effect of making the merger illegal or otherwise prohibit the closing.

The obligations of Iomed to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•       Representations and Warranties.

•        Parent’s representations and warranties which are not qualified by the term material adverse effect must be true and correct, in each case, when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty was specifically made as of a particular date, in which case they need only be true and correct as of such date, except where such failures to be true and correct would not in the aggregate have a material adverse effect on Iomed.

•        Parent’s representations and warranties which are qualified by the term material adverse effect must be true and correct when the merger agreement was entered into and as of the date the merger is completed, except to the extent that a representation or warranty is specifically made as of a particular date, in which case it need only be true and correct as of such date.

•       Compliance with Covenants. The performance, in all material respects, by Parent and Merger Sub of their covenants and agreements in the merger agreement other than any covenants which are qualified by materiality with which Parent must have complied in all respects.

•       No Restraints. The absence of governmental orders or proceedings that have the effect of making the merger illegal or otherwise prohibit the closing.

Termination

The merger agreement may be terminated prior to the effective time of the merger, whether before or after obtaining the required shareholder approval, by written notice by the terminating party to the other party, as follows:

(a)          by mutual written consent of Parent and Iomed;

(b)         by either Parent or Iomed if the merger has not been consummated by August 31, 2007, except that if all of the conditions to the merger have been satisfied other than obtaining shareholder approval and those conditions which by their nature cannot be satisfied until closing and shareholder consent has not been obtained as a result of the need to resolve SEC comments on the proxy statement then such date may be extended for a period not to exceed 30 days; provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been the primary cause of the failure of the merger to occur on or before such date;

(c)          by either Parent or Iomed if a governmental entity issues an order, decree or ruling or takes any other action permanently restraining or prohibiting the merger and such order, decree or ruling, or other action is final and non-appealable;

(d)         by either Parent or Iomed if, at the shareholder’s meeting at which a vote on the merger agreement is taken, the required shareholder vote in favor of the adoption of the merger agreement is not obtained;

(e)          by Parent, if (i) Iomed’s Board of Directors fails to include in this proxy statement or withdraws, modifies or qualifies in a manner adverse to Parent its recommendation to the Iomed shareholders that they approve the merger agreement at the special meeting; (ii) takes any action or makes any statement in connection with the shareholders meeting inconsistent with its recommendation to the Iomed shareholders that they approve the merger agreement at the special meeting, (iii) the Board of Directors approves or recommends to the Iomed shareholders an acquisition proposal; (iv) the Board of Directors takes any position or action other than to recommend rejection of any acquisition proposal, (v) the Board of Directors authorizes, causes or permits Iomed to enter into a letter of intent or definitive agreement with respect to any acquisition proposal other than a confidentiality agreement, (vi) the Board of Directors authorizes, approves or publicly recommends or proposes to recommend any acquisition proposal or (vii) Iomed fails to call the special meeting or fails to deliver this proxy statement in accordance with the merger agreement;

(f)            by Parent, if there has been a breach of or failure to perform by Iomed of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied, and which has not been cured within 30 days following receipt by Iomed of written notice of such breach or failure to perform from Parent, or which by its nature or timing cannot be reasonably cured by August 31, 2007;

(g)          by Iomed, if there has been a breach of or failure to perform by Parent of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied, and which has not been cured within 30 days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from Iomed, or which by its nature or timing cannot be reasonably cured by August 31, 2007;

(h)         by Iomed, prior to the special meeting, if we receive an acquisition proposal that is a superior proposal, but only after we have provided notice to Parent regarding the superior proposal and provided Parent with at least a five business day period, during which time Parent may (if it desires) make a proposal to modify the terms of the merger agreement to enable Parent to make an offer that results in the acquisition proposal no longer being a superior proposal, and only if we concurrently pay to Parent the termination fee described below under “Fees and Expenses;”

(i)            by Iomed if there shall be pending an adjustment to the merger consideration of more than $.10 per share and if our Board of Directors shall have determined that, as a result of such adjustment, the merger and the merger agreement are no longer advisable and in the best interests of Iomed’s shareholders; or

(j)             by Parent if certain consents and approvals have not been obtained at the Closing or if the aggregate costs of such consents shall exceed $1.125 million and Iomed does not agree to pay all such consent costs in excess of $1.125 million; provided, however, that Parent may not terminate if at such time Iomed can terminate the agreement based on a breach of or failure to perform by Parent of any representation, warranty, covenant or agreement in the merger agreement, such that the closing conditions would not be satisfied and which has not been cured within 30 days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from Iomed, or which by its nature or timing cannot be reasonably cured by August 31, 2007.

Fees and Expenses

Subject to certain exceptions, each party is to pay all fees and expenses incurred by it in connection with the merger agreement and the merger. Iomed is to pay all costs for the printing and mailing of this proxy statement and all SEC fees related to the merger.

Iomed has agreed to pay to Parent a termination fee of up to $1.0 million if:

•                    the merger agreement is terminated by Iomed pursuant to paragraph (e), (h) or (i) under “Termination” described above; or

•                    the merger agreement is terminated pursuant to paragraph (f) under “Termination” described above on account of a willful breach by Iomed of its obligations under the merger agreement or a willful breach by it of its representations and warranties contained in the merger agreement representations, unless, at the time of termination, Iomed could terminate the merger agreement pursuant to paragraph (g) above, other than on account of Parent’s cure rights described in such paragraph.

Iomed has agreed to pay to Parent a termination fee of up to $1.0 million, less an amount equal to any amounts previously paid to Parent on account of such termination, if:

•                    (i) the merger agreement is terminated pursuant to paragraph (f) under “Termination” described above and prior to such termination any acquisition proposal has been made known to Iomed or publicly disclosed, and not withdrawn at the time of such termination, and (ii) within 12 months after any such termination, Iomed or any of its affiliates consummates, or becomes a party to any alternative acquisition agreement with respect to any acquisition proposal (which need not be the same acquisition proposal that was made or publicly disclosed prior to the special meeting) other than an acquisition proposal involving only the issuance by Iomed of less than 10% of its common shares or a business combination involving an acquisition by Iomed of another business;

•                    (i) the merger agreement is terminated pursuant to paragraph (f) under “Termination” described above on account of a breach by Iomed of its obligations described above under “The Merger Agreement—No Solicitation of Transactions,” and (ii) within 12 months after any such termination, Iomed or any of its subsidiaries consummates, or becomes a party to any alternative acquisition agreement with respect to any acquisition proposal other than an acquisition proposal involving only the issuance by Iomed of less than 10% of its common shares or a business combination involving an acquisition by Iomed of another business; or

•                    (i) the merger agreement is terminated pursuant to paragraph (d) under “Termination” described above and prior to the special meeting any acquisition proposal has been made publicly disclosed and not withdrawn prior to the special meeting, and (ii) within 12 months after any such termination, Iomed or any of its subsidiaries consummates, or becomes a party to any alternative acquisition agreement with respect to any acquisition proposal other than an acquisition proposal involving only the issuance by Iomed of less than 10% of its common shares or a business combination involving an acquisition by Iomed of another business.

Iomed has also agreed:

•                    to pay Parent a termination fee equal to Parent’s actual liabilities or damages (excluding indirect, punitive, consequential, special or incidental damages), up to $1.0 million, arising out of such termination of the merger agreement pursuant to paragraph (f) under “Termination” other than on account of a circumstance described above under “Fees and Expenses” or on account of Iomed’s inability to satisfy the condition related to the accuracy of its representations and warranties at closing on account of an occurrence, development or effect that manifests itself after the date of the merger agreement unless Iomed knew of circumstances or conditions that should have reasonably been anticipated to result in such occurrence, development or effect; and

•                    to pay Parent a termination fee equal to Parent’s out of pocket costs and expenses incurred by it in connection with the negotiation of the merger agreement, preparing for and consummating the transactions contemplated by the merger agreement, up to a maximum of $750,000, if the merger agreement is terminated in the circumstances described in paragraph (j) above under “Termination.”

Parent has agreed to pay Iomed a termination fee equal to Iomed’s actual liabilities or damages (excluding indirect, punitive, consequential, special or incidental damages), up to $3.0 million, arising out of  a termination of the merger agreement by it pursuant to paragraph (g) above under “Termination,” unless, at the time of termination, Parent could terminate the merger agreement pursuant to paragraph (f) above under “Termination,” other than on account of Iomed’s cure rights described in such paragraph.

Payment of the fees set out above constitutes liquidated damages and are the sole and exclusive remedy in connection with the circumstances giving rise to the right to terminate. Iomed and Parent have agreed that, if either party fails to promptly pay any termination fee due under the merger agreement, such party shall pay all costs and expenses incurred by the other party in seeking to obtain a judgment regarding such fee, together with interest on the amount of the fee at one percent (1%) over the prime interest rate on the date such payment was required to be made.

Amendment and Waiver

The merger agreement may be amended only by written agreement of Parent, Merger Sub and Iomed, by action taken or authorized by their respective Boards of Directors, at any time prior to the effective time of the merger. After the merger agreement is adopted by the Iomed shareholders, no amendment shall be made in any manner that by law requires further approval by the shareholders of Iomed without first obtaining such further shareholder approval. At any time prior to the effective time of the merger, any party to the merger agreement may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts required by the merger agreement, (ii) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (iii) waive compliance with any agreement or condition contained in the merger agreement. Any extension or waiver must be in writing. The failure or delay of any party to assert any of its rights under the merger agreement will not constitute a waiver of those rights.

VOTING AGREEMENTS

In connection with the merger agreement, Parent and Merger Sub entered into voting agreements and irrevocable proxies with certain of Iomed’s shareholders. The shareholders entering into these agreements are: Robert J. Lollini, Iomed’s Chief Executive Officer; Peter Wardle, Chairman of the Board and a director of Iomed, and Ridgestone Corporation, a corporation of which D. Stephen Antion, a director of Iomed, is President, referred to collectively as the Significant Shareholders. The following is a summary of the material terms of the voting agreements. A copy of the form of voting agreement is attached to this proxy statement as Annex C and is incorporated by reference into this document. Iomed shareholders are urged to read the form voting agreement in its entirety.

As of the date of the voting agreements, the Significant Shareholders were the beneficial owners of an aggregate of 1,700,627 common shares of Iomed, which represents approximately 22.1% of the voting power and total number of outstanding Iomed common shares. We refer to the common shares of Iomed beneficially owned by the Significant Shareholders, together with any Iomed common shares issued or issuable upon the exercise of any of their options and other Iomed common shares over which the Significant Shareholders acquire beneficial ownership after the date of the voting agreements as the “Subject Shares.”

Pursuant to the voting agreement, the Significant Shareholders have separately agreed that from and including May 17, 2007, through and including the earliest to occur of (a) the closing of the merger and (b) the termination of the merger agreement in accordance with its terms (in either case, the “Voting Period”), they will vote or execute consents with respect to the Iomed common shares beneficially owned by them on the applicable record date, at any meeting or in connection with any proposed action by written consent of Iomed’s shareholders, with respect to any of the following matters:

•                    In Favor of the approval of the merger agreement and the transactions contemplated by the merger agreement; and

•                    Against (i) any action, proposal, transaction or agreement involving Iomed that would reasonably be expected to, in any material respect, prevent, impede, interfere with, delay, postpone or adversely affect the merger or the other transactions contemplated by the merger agreement; (ii) any acquisition proposal or alternative transaction (other than one made by Parent); or (iii) any amendment to Iomed’s Articles of Incorporation or Bylaws, except as required or expressly permitted under the merger agreement.

In connection with the performance of the obligations of the Significant Shareholders under each of the voting agreements, each Significant Shareholder irrevocably appointed Parent as his proxy and attorney-in-fact to vote, during the Voting Period, his Subject Shares to the extent described above and agreed not to grant any other proxy or take any actions that are inconsistent with the voting agreement. The proxy and power of attorney granted by the Significant Shareholder pursuant to the voting agreement will terminate only upon the expiration of the Voting Period.

Under the voting agreement, each Significant Shareholder has also agreed not to:

•                    transfer his or its Subject Shares; provided that the foregoing does not prevent the transfer of certain permitted transferees or the conversion of the Subject Shares into the right to receive merger consideration pursuant to the merger in accordance with the terms of the merger agreement; or

•                    deposit his Subject Shares into any voting trust or subject any of such Subject Shares to any other agreement or arrangement with respect to the voting or the execution of consents with respect to any Subject Shares that would reasonably be expected to restrict the Significant Shareholder’s ability to comply with and perform such Significant Shareholder’s covenants and obligations under the voting agreement; or

•                    solicit, initiate, encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or reaffirmation of any inquiry, proposal or offer that constitutes an alternative acquisition proposal or engage in any discussions or negotiations concerning an acquisition proposal; provided, however, that this does not limit, restrict or otherwise affect actions taken in compliance with the merger agreement by any Significant Shareholder or any affiliate thereof in his capacity as an officer of Iomed or a member of the Board of Directors of Iomed or any committee of the Board of Directors of Iomed.

The voting agreements will terminate on the earliest to occur of (i) the effective time of the merger and (ii) the termination of the merger agreement in accordance with its terms.

MARKET PRICE OF IOMED’S COMMON SHARES

Our common shares are traded on The American Stock Exchange under the symbol “IOX.”  The following tables set forth for the periods indicated the high and low sales prices of our common shares as reported on The American Stock Exchange for the fiscal periods indicated. Our fiscal year ends on June 30.

2008	High	Low
First Quarter (July 1, 2007—July 6, 2007)	$2.69	$2.65

2007	High	Low
Fourth Quarter	$2.68	$1.70
Third Quarter	2.74	1.65
Second Quarter	2.75	1.60
First Quarter	2.03	1.70

2006	High	Low
Fourth Quarter	$3.04	$1.99
Third Quarter	3.27	2.55
Second Quarter	3.10	2.47
First Quarter	2.90	2.04

On May 17, 2007, the last trading day before we announced the execution of the merger agreement, our common shares closed at $1.99 per share. On July 6, 2007, the last trading day before the date of this proxy statement, the common shares closed at $2.69 per share. Sales prices of our common shares are subject to numerous factors, many of which are beyond our control. You are encouraged to obtain current market quotations for Iomed’s common shares in connection with voting your shares.

As of the record date, there were 119 record holders of our common shares.

Historically, we have not paid any dividends on our common shares, and we currently do not anticipate paying any dividends on our common shares in the near future. Further, our ability to pay a dividend on our common shares is limited by the terms of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF IOMED

The following table sets forth, to the best of Iomed’s knowledge, certain information regarding beneficial share ownership as of July 1, 2007, by: (a) each shareholder known to be the beneficial owner of more than 5% of Iomed’s outstanding common shares; (b) each of Iomed’s directors and “Named Executive Officers” identified as such in Iomed’s proxy statement filed on October 4, 2006 and (c) all directors and executive officers as a group. Except as otherwise indicated, each reporting person listed below has sole voting and investment power with respect to all shares of Iomed’s common shares shown to be beneficially owned. With respect to certain of the persons listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated, the principal address of each shareholder, director and Named Executive Officer is our principal corporate office address at 2441 South 3850 West, Suite A, Salt Lake City, Utah 84120. As of July 1, 2007, Iomed had 7,683,856 common shares outstanding.

	Aggregate Number of Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(1)	Number	Acquirable within 60 days(2)	Percent (3)
Ridgestone Corporation(5)	1,505,301		19.6%
10877 Wilshire Blvd,
Suite 2000
Los Angeles, CA 90024
Banque Carnegie Luxembourgh S A	648,684		8.4%
Centre Europe
5 Place De La Gare L 1616
Luxembourg N4
Directors(4)
John W. Fara		123,541	1.6%
Michael T. Sember		122,500	1.6%
Peter J. Wardle	185,570	122,500	3.9%
D. Stephen Antion(5)		12,500	*
Named Executive Officers
Robert J. Lollini(4)	9,756	281,000	3.7%
Brian L. Mower		30,416	*
Jessica Barrett		25,000	*
All Directors and executive officers as a group (7 persons)	195,326	717,457	10.9%

*                    Represents less than 1% of the issued and outstanding shares.

(1)          The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)          Includes the number of shares that could be purchased by exercise of options on July 1, 2007 or within 60 days thereafter under Iomed’s share option plans.

(3)          Percentages are based upon 7,683,856 shares of common shares outstanding on July 1, 2007, together with any applicable options convertible or exercisable within 60 days of July 1, 2007, for such shareholder.

(4)          Robert J. Lollini is a director of Iomed, as well as a Named Executive Officer.

(5)          Mr. D. Stephen Antion, a director of Iomed, is President of Ridgestone Corporation.

DISSENTERS’ RIGHTS

Summary of Utah Dissenters’ Rights

Iomed is a Utah corporation and as such is governed by the provisions of the Utah Revised Business Corporation Act (“UBCA”). Any shareholder who wishes to exercise dissenters’ rights with respect to the merger or who wishes to preserve that right should review carefully the following discussion and Annex E to this proxy statement, which sets out the full text of Part 13 of the UBCA.

The following discussion does not purport to be a complete statement of the law pertaining to dissenters’ rights under the UBCA. Moreover, because of the complexity of the procedures for exercising dissenters’ rights under Utah law, we believe that shareholders who consider exercising such rights should seek the advice of counsel, which counsel or other services will not be paid for by us or the surviving corporation. Failure to comply with the procedures specified in the UBCA timely and properly will result in the loss of dissenters’ rights.

All references in the UBCA and in this summary to “shareholders” are to record shareholders or beneficial shareholders, as the case may be.

Written Notice of Intent to Exercise Dissenters’ Rights

Any shareholder of our common shares wishing to exercise dissenters’ rights under Utah law must satisfy each of the following conditions:

•                    the shareholder must deliver to Iomed a written notice of such shareholder’s intention to demand payment, for his, her or its shares in accordance with Utah law before the vote on the merger agreement at the special meeting;

•                    the shareholder must not vote any of his, her or its Iomed common shares in favor of the merger agreement at the special meeting, and, as a result, a shareholder who submits a proxy and wishes to exercise dissenters’ rights must either vote against the merger, or abstain from voting on the merger, because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger; and

•                    the shareholder must have been a shareholder as of the date that the merger is approved by the shareholders; a shareholder who is the holder of Iomed common shares on the date the written notice of intention to exercise dissenters’ rights is given, but who thereafter transfers those shares before the date of the shareholder approval, will lose any dissenters’ rights with respect to those shares.

The written notice of intention to exercise dissenters’ rights must be in addition to and separate from any proxy or vote. Voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed merger alone will not constitute written notice of intent to demand payment within the meaning of Section 16-10a-1321 of the UBCA, and will therefore constitute a waiver of dissenter’s rights under Utah law.

If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice should be made in that capacity, with respect to all of the shares held by the fiduciary for such beneficial shareholder. If the shares are owned of record by more than one person, as in a joint tenancy, tenancy in common or community property, the notice should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a notice of intent to exercise dissenters’ rights on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the notice, the agent is acting as agent for such owner or owners.

Under the UBCA, a record holder such as a broker, bank or nominee for several beneficial owners, may exercise dissenters’ rights with respect to the shares held for one or more beneficial owners while not exercising dissenters’ rights with respect to the shares held for all applicable beneficial owners. A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. A beneficial owner may assert dissenters’ rights as to shares held on his, her or its behalf only if: (a) the beneficial shareholder causes Iomed to receive the record shareholders’ written consent to the dissent not later than the time the beneficial owner asserts dissenters’ rights and (b) the beneficial owner dissents with respect to all shares of which he or she is the beneficial shareholder.

With respect to the foregoing, beneficial owners who are not record shareholders and who intend to exercise dissenters’ rights are responsible for causing the record holder to comply strictly with the statutory requirements with respect to the delivery of the required written notice or consenting to in writing the beneficial shareholders dissent, and all other applicable requirements for exercising dissenters’ rights.  If a shareholder holds Iomed common shares through a broker which in turn holds the shares through a central securities depository nominee, notice of intention to exercise dissenters’ rights with respect to such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

Notice by the Surviving Corporation

If the merger is approved and adopted at the special meeting, then within 10 days after the effective time of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each of the Iomed beneficial or record shareholders who are entitled to demand payment for their shares under Part 13 of the UBCA.

Such written notice from the surviving corporation shall: (i) state that the merger agreement was authorized and approved by holders of a majority of the Iomed common shares entitled to vote on the merger agreement and give notice of the effective date of the merger; (ii) state the address at which the surviving corporation will receive payment demands and the address at which certificates for Iomed common shares must be deposited or if the shares are uncertificated, to what extent transfer of the shares will be restricted; (iii) supply a form for dissenting shareholders to demand payment, which form requests a dissenting shareholder to state an address to which payment is to be made; (iv) set a date by which the surviving corporation must receive the payment demand and by which certificates for dissenting shares must be deposited at the address indicated in the notice, which date may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice is given; and (v) be accompanied by a copy of Part 13 of the UBCA. Such written notice shall also state the date of the first announcement to news media or to the shareholders of the terms of the merger and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he, she or it or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date.

Demand Notice

A dissenting shareholder who is given the dissenters’ notice described above, and meets the requirements set forth above, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice, cause the surviving corporation to receive a payment demand in the same form referred to above, or in another writing, deliver in writing any certifications required by the dissenters’ notice and must deposit certificates representing dissenting common shares as provided above. A dissenting shareholder who does not demand payment, make the required certifications and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under Part 13 of the UBCA.

Payment

Upon the later of the effective date of the merger and receipt of such payment demand, subject to compliance by the dissenting holder with all the requirements described above and all other applicable provisions of Utah law, the surviving corporation will pay the amount the surviving corporation estimates to be the fair value of the dissenting holder’s Iomed common shares plus interest, accompanied by the Iomed balance sheet as of the end of the most recent fiscal year; an income statement for that year; statements of changes in shareholders’ equity and cash flows for that year; and the latest available interim financial statements, if any. Such financial statements do not need to be audited, except for those financial statements that are customarily audited when provided to shareholders. Payment shall also be accompanied by a statement of the surviving corporation’s estimate of the fair value of the dissenting common shares and the amount of interest payable with respect to such shares, a statement of a dissatisfied dissenter’s right to demand payment, as discussed below, and a copy of Part 13 of the UBCA. With respect to any dissenting shareholder who does not certify in writing, in or with the payment demand that he, she, it or the person on whose behalf the dissenters’ shares are being asserted, acquired beneficial ownership of the shares before the date of the first announcement to news media or the shareholders of the terms of the merger, the surviving corporation may, in lieu of making the payment provided for above, offer to make payment if the dissenter agrees to accept it in full satisfaction of the demand.

Procedure for Shareholder Dissatisfied with Payment or Offer

A dissenter who has not accepted the offer made by the surviving corporation may notify the surviving corporation of such holder’s estimate of the value of the common shares held and demand that the surviving corporation pay such amount, plus interest, if: (i) the dissenter believes that the amount paid by the surviving corporation pursuant to Section 16-10a-1325 of the UBCA is less than the fair value of the shares, (ii) the surviving corporation fails to make payment within 60 days after the date set by it as the date by which it must receive the payment demand, or (iii) having not effected the merger agreement, Iomed fails to return the dissenting shareholder’s deposited certificates of Iomed common shares or release the transfer restrictions imposed on uncertificated Iomed common shares. A dissenting holder waives the right to demand payment according to this paragraph unless such dissenting holder causes the surviving corporation to receive notice of his, her or its estimate within 30 days after the surviving corporation has made or offered payment for such holder’s Iomed common shares.

Filing a Petition for Appraisal-Court Action

If a demand for payment by the dissenter remains unresolved, the surviving corporation will commence a proceeding in the Third District Court of Salt Lake County, Utah within 60 days after receiving the payment demand contemplated by Section 16-10a-1328 of the UBCA from the dissenter and petition the court to determine the fair value of the shares and amount of interest. If the surviving corporation fails to commence such proceeding within such 60 days, it shall pay to each dissenter whose demand remains unresolved the amount demanded. Each such dissenting holder is entitled to judgment for the amount, if any, by which the court finds that the fair value of his, her or its shares, plus interest, exceeds the amount paid by the surviving corporation or the amount the surviving corporation elected to withhold payment under special provisions applicable to shares acquired after the date of the notice of the special meeting. The court is required to assess reasonable court costs, counsel fees, and appraisal costs against the surviving corporation, unless the court determines that the dissenting holder acted arbitrarily, vexatiously or not in good faith.

Any shareholder wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise such rights. Failure to comply strictly with all of the procedures set forth in UBCA may result in the loss of such holder’s statutory dissenters’ rights.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended, one proxy statement will be delivered to two or more shareholders who share an address, unless Iomed has received contrary instructions from one or more of the shareholders. Iomed will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Iomed, Inc., 2441 South 3850 West, Suite A, Salt Lake City, Utah  84120, Attention: Investor Relations, (801) 975-1191. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting Iomed at the address and phone number set forth in the prior sentence.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the merger is completed, we will no longer be a publicly held company and there will be no public participation in any future meetings of our shareholders. However, if the merger is not completed, Iomed will hold an annual meeting in 2007 and our shareholders will continue to be entitled to attend and participate in our shareholders’ meetings. If our 2007 annual meeting is held, any Iomed shareholder intending to present a proposal to be included in Iomed’s proxy statement for the annual meeting of shareholders to be held in 2007 must have delivered a proposal in writing to Iomed’s principal executive offices no later than the close of business on August 25, 2007. Such proposals must comply with Iomed’s bylaws and Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials.

In addition, in order for a shareholder’s proposal or director nomination to be raised from the floor during the annual meeting held in 2007, if held, written notice must have been received by Iomed not less than 60 days nor more than 90 days prior to our annual meeting for 2007.

WHERE YOU CAN FIND MORE INFORMATION

Iomed files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that Iomed files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Iomed’s public filings are also available from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

Iomed has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated July 9, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to Iomed shareholders shall not create any implication to the contrary.

ANNEX A

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 17, 2007

BY AND AMONG

REABLE THERAPEUTICS, INC.,

SPARTAN ACQUISITION CORP.,

AND

IOMED, INC.

i

ii

LIST OF EXHIBITS

Exhibit A—Form of Voting Agreement among the Parent, Merger Sub and the Major Shareholders dated as of the date of this Agreement.

iii

AGREEMENT AND PLAN OF MERGER, dated as of May 17, 2007 (this “Agreement”), by and among REABLE THERAPEUTICS, INC., a Delaware corporation (“Parent”), SPARTAN ACQUISITION CORP., a Utah corporation and wholly owned subsidiary of Parent (“Merger Sub”), and IOMED, INC., a Utah corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Parent and the Company deem it advisable and in the best interests of their respective corporations and shareholders that Parent and the Company engage in a business combination in order to advance the long term strategic interests of Parent and the interests of the shareholders of the Company; and

WHEREAS, to effect such business combination, the Boards of Directors of Parent, Merger Sub and the Company have approved and recommended this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Ridgestone Corporation, Peter J. Wardle and Robert J. Lollini (the “Major Shareholders”) have each entered into a Voting Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which the Major Shareholders have, among other things, agreed to vote all of the Company Common Shares held by it for the approval of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Accounts Receivable” means (a) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company, (b) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

“Acquisition Proposal” shall have the meaning set forth in Section 6.05(a).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” shall have the meaning set forth in the preamble.

“Amex” means the American Stock Exchange.

“Antitrust Laws” means the HSR Act or other antitrust, competition or premerger notification, trade regulation law, regulation or order.

“Applicable Law” shall have the meaning set forth in Section 4.01(i).

“Arbitrator” shall have the meaning set forth in Section 3.09.

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended and in effect as of the date hereof.

“Articles of Merger” shall have the meaning set forth in Section 2.02.

“Audit Committee” means the audit committee of the Board of Directors of the Company.

“Beneficial ownership” or “beneficially own” shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act.

“Benefit Plan” means any employee benefit plan, program, policy, practice, agreement, contract or other arrangement, whether or not written, including any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program, policy, practice, agreement, contract, or other arrangement.

“Business Day” means any day on which banks are not required or authorized to close in the State of Texas or Utah.

“Cancelled Shares” shall have the meaning set forth in Section 3.01(c).

“Cash at Signing Amount” shall have the meaning set forth in Section 3.09.

“Cash Shortfall Amount” shall have the meaning set forth in Section 3.09(e).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

“Certificate” shall have the meaning set forth in Section 3.01(b).

“Change in the Company Recommendation” shall have the meaning set forth in Section 6.01(b).

“Claims” means any and all claims, causes of action, demands, complaints, requests for information, notices of noncompliance or violation, lawsuits, suits, proceedings or audits or other claims of any nature whatsoever.

“Closing” shall have the meaning set forth in Section 2.04.

“Closing Date” shall have the meaning set forth in Section 2.04.

“Code” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Company 2006 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as filed with the SEC.

“Company Actual Expense Amount” shall have the meaning set forth in Section 3.09(d).

“Company Approvals” shall have the meaning set forth in Section 4.01(d)(2).

“Company Benefit Plan” means a Benefit Plan providing benefits to any current or former employee, officer or director of the Company or any of its ERISA Affiliates or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates is party, contributes, or is obligated to contribute, or with respect to which the Company or any of its ERISA Affiliates has any liability, contingent or otherwise.

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“Company By-Laws” means the Amended and Restated Bylaws of the Company, as amended and in effect as of the date hereof.

“Company Capital Budget” shall have the meaning set forth in Section 5.01(a)(2).

“Company Capital Shares” means the Company Common Shares together with the Company Preferred Shares.

“Company Common Shares” means common shares, no par value per share, of the Company.

“Company Cost Amount” shall mean an amount equal to $1,750,000.00.

“Company Cost Statement” shall have the meaning set forth in Section 3.09(d).

“Company Costs” means the documented, reasonable, out of pocket costs and expenses paid or contractually required to be paid by the Company to third parties and incurred by the Company for the negotiation, execution and delivery of this Agreement, responding to Parent’s due diligence inquiries in connection with transactions contemplated hereby and preparing for and conducting the Company Shareholders Meeting and for the consummation of the transactions contemplated hereby, including properly payable finder’s, broker’s or investment banker’s fees or commissions, accounting fees, Disbursing Agent fees and costs, retention bonuses, attorneys’ fees, the SEC filing fees and the costs of printing and mailing the Proxy Statement for the Company Shareholders Meeting, the costs and expenses the Company incurs or pays to obtain any third party consents or approvals which are required to maintain the benefit of any Contracts to which the Company is a party following the consummation of this Agreement and the transactions contemplated hereby and the premium costs and expenses required to obtain the insurance policies in accordance with Section 6.07(b) but excluding (a) the Company’s ordinary overhead costs, salaries and compensation of the Company’s officers and employees and travel costs and expenses of such persons and (b) any such costs and expenses which were paid on or prior to the date of the Signing Date Statement, (c) costs and expenses related to the Payoff Letter referred to in Section 5.01(p) hereof, including payments made pursuant thereto and (d) costs and expenses incurred in connection with any and all Claims arising out of or in connection with this Agreement and the transactions contemplated hereby other than Claims to the extent arising out of or in connection with a breach or violation by the Company of any covenant or representation or warranty set forth herein.

“Company December 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, as filed with the SEC.

“Company Disclosure Letter” means the disclosure schedule delivered by the Company to Parent concurrently herewith.

“Company Employees” shall mean the individuals who are employed as employees by the Company immediately prior to the Effective Time who remain employed as employees of Parent or any of its ERISA Affiliates after the Effective Time.

“Company March 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the SEC.

“Company Preferred Shares” means preferred shares, no par value per share, of the Company.

“Company Recommendation” shall have the meaning set forth in Section 6.01(b).

“Company SEC Documents” shall have the meaning set forth in Section 4.01(e)(1).

“Company Shareholder Approval” shall have the meaning set forth in Section 4.01(c)(1).

“Company Shareholders Meeting” shall have the meaning set forth in Section 4.01(c)(1).

“Company Stock Option” shall have the meaning set forth in Section 3.03.

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“Company Stock Plans” shall have the meaning set forth in Section 3.03.

“Confidentiality Agreement” shall have the meaning set forth in Section 6.03.

“Consent Costs” shall have the meaning set forth in Section 6.04(a).

“Contract” means any legally binding lease, license, contract, note, mortgage, indenture or other agreement.

“Contract Consents” shall have the meaning set forth in Section 6.04(a).

“Debt” means any bonds, debentures, notes or other indebtedness other than in the ordinary course of business.

“Disbursing Agent” shall have the meaning set forth in Section 3.04(a).

“Disputed Items” shall have the meaning set forth in Section 3.09(b).

“Dissenting Share” shall have the meaning set forth in Section 3.02.

“Effective Time” shall have the meaning set forth in Section 2.02.

“Environmental Laws” means any and all applicable principles of common law and any and all laws, statutes, ordinances, rules, permits, regulations, or orders of any Governmental Entity pertaining to the protection of human health or the natural environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”), the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., and any similar state or local laws implementing or substantially equivalent to the foregoing federal laws, and all other environmental conservation or protection laws, in each case as in effect as of the date of this Agreement.

“Environmental Liabilities” means any and all liabilities, responsibilities, Claims, suits, damages, costs (including remedial, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and expenses), other causes of action, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys’ fees and other legal fees (a) pursuant to any agreement, order, notice or responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws or violations thereof, or (b) pursuant to any Claim by a Governmental Entity or a third party for personal injury, property damage, damage to natural resources, remediation or payment or reimbursement of response costs incurred or expended by the Governmental Entity or Person pursuant to common law or statute.

“Environmental Permits” means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means with any entity (whether or not incorporated) that is required to be treated as a single employer together with the Company under section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expense Excess Amount” shall have the meaning set forth in Section 3.09(f).

4

“FDA” means the Food and Drug Administration.

“FDA Permits” shall have the meaning set forth in Section 4.01(n)(7).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means (a) any nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign, or other government, or (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, regulatory body, or other entity and any court, arbitrator, or other tribunal).

“Government Contract” means any contract the ultimate contracting party of which is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract).

“Hazardous Materials” means (i) any “hazardous waste” as defined by RCRA or under any applicable state analogue; (ii) any “hazardous substance” as defined by CERCLA and regulations promulgated thereunder or under any applicable state analogue; (iii) any petroleum-based products, by-products or waste materials; (iv) any other substance that by or under Environmental Laws requires special handling or notification of any Governmental Entity in its collection, storage, transport, treatment, or disposal; and (v) any other chemical, substance or waste that is regulated under any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, utility models, registrations, invention disclosures and applications therefore, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) industrial design rights/ design patents and all registrations and applications therefore; (iv) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (v) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (vi) all other intellectual property or industrial property or proprietary rights.

“Intellectual Property Rights” shall mean all proprietary or other rights throughout the world, including but not limited to proprietary and other rights provided under (A) patent law, (B) copyright law, (C) trademark and service mark law, (D) database law, (E) design patent or industrial design law, (F) trade secret law, and (G) any other statutory provision, common law principle or principle of law under any jurisdiction in the world that provides protective or other intellectual property rights in the Intellectual Property.

“Inventories” means all inventories of the Company, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Company in the production of finished goods.

“IRS” means the Internal Revenue Service.

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“Knowledge” or “Known” means, with respect to any entity, the knowledge of Robert Lollini and Brian Mower, after due inquiry of employees of the Company having responsibility for the matter.

“Licenses” shall have the meaning set forth in Section 4.01(i).

“Liens” means liens, pledges, charges, encumbrances and security interests of any kind.

“Major Shareholder” shall have the meaning set forth in the recitals.

“Material Adverse Effect” means, with respect to any entity, changes, events, circumstances, conditions, occurrences, developments or effects that, individually or in the aggregate, has had, or would reasonably be expected to have, including those that will except for the passage of time only have, a material adverse effect on (a) the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of such entity and its Subsidiaries, if any, taken as a whole or (b) the ability of such entity to consummate the transactions contemplated by this Agreement, except, in each case, for any such effect attributable to (i) a change in the trading prices of any of the Company’s Common Shares, in and of itself, (ii) entry into agreements, acquisitions and announcements of acquisitions by Parent or its Subsidiaries of the Company’s customers or the hiring by Parent or its Subsidiaries of the Company’s independent manufacturers’ representatives or employees of the Company’s customers whose principal duties are sales, (iii) changes in GAAP or Applicable Law after the date hereof, (iv) changes, events, circumstances, conditions, occurrences, developments or effects resulting from the announcement of the execution of this Agreement or of the pendency of the Merger, (v) changes, events, circumstances, conditions, occurrences, developments or effects resulting from compliance by the entity with the terms of, or the taking of any action specifically required to be taken in, this Agreement (other than the consummation of the Merger itself), (vi) changes, events, circumstances, conditions, occurrences, developments or effects or conditions affecting the business in which the entity operates generally, (vii) changes in economic, financial or political conditions generally, (viii) any act of terrorism or war (whether or not declared), and (ix) any failure by the Company, in and of itself, to meet projections, budgets or forecasts or published revenue or earnings predictions (the exclusions set forth in (i)-(ix), the “MAE Exclusions”). Any party seeking to claim that a Material Adverse Effect has occurred with respect to the other party shall have the burden of proof to establish that any adverse effect is attributable to conditions, changes or events other than the MAE Exclusions; provided, however, that any such change, event, circumstance or development referred to in clauses (iii), (vi), (vii) and (viii) of the MAE Exclusions shall only fall within the MAE Exclusions if it does not (a) primarily relate only to (or have the effect of primarily relating only to) the Person and its Subsidiaries, if any, or (b) disproportionately and materially adversely affect the Person and its Subsidiaries, if any, compared to other companies engaged in similar businesses. For purposes of determining whether a Material Adverse Effect on Parent or Merger Sub has occurred, the exclusions set out in clauses (i), (ii) and (ix) shall not be applicable.

“Merger” shall have the meaning set forth in the recitals.

“Merger Consideration” shall have the meaning set forth in Section 3.01.

“Merger Sub” shall have the meaning set forth in the preamble.

“New Plans” shall have the meaning set forth in Section 6.08.

“Objection Notice” shall have the meaning set forth in Section 3.09.

“Old Plans” shall have the meaning set forth in Section 6.08.

“other party” means, with respect to Parent, the Company, and with respect to the Company, Parent.

“Other Representations” shall have the meaning set forth in Section 7.02.

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“Parent” shall have the meaning set forth in the preamble.

“Parent Capital Stock” means the Parent Common Stock.

“Parent Common Stock” means common stock, $0.01 par value per share, of Parent.

“Parent Cost Reimbursement Amount” shall have the meaning set forth in Section 8.02(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Per Share Cash Amount” shall have the meaning set forth in Section 3.01(a).

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Proxy Statement” shall have the meaning set forth in Section 4.01(d).

“Qualifying Amendment” means an amendment or supplement to the Proxy Statement (including by incorporation by reference) to the extent it contains (i) a Change in the Company Recommendation, (ii) a statement of the reasons of the Board of Directors of the Company for making such Change in the Company Recommendation and (iii) additional information reasonably related to the foregoing.

“Registered Intellectual Property” shall mean all Intellectual Property Rights that are registered or issued under the authority of, with, or by any Governmental Entity and all applications for any of the foregoing.

“Regulatory Law” means the Antitrust Laws, and all other U.S. federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

“Remedial Action” means the removal, abatement, response, investigative, cleanup and/or monitoring activities undertaken to address any pollution or contamination, or a Release of Hazardous Materials, containment, removal, disposal, closure, corrective action, passive remediation, natural attenuation or bioremediation, and the installation and operation of remediation systems.

“Required Approvals” shall have the meaning set forth in Section 6.04(a).

“Revised Act” means the Utah Revised Business Corporation Act.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 4.01(e)(4).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Contract” shall have the meaning set forth in Section 4.01(m)(2).

“Signing Date Statement” shall have the meaning set forth in Section 3.09.

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“Solvent” means: with respect to the Company on any date of determination that on such date: (a) the fair value of the property of the Company is greater that the total amount of liabilities, including contingent liabilities, of the Company, (b) the present fair salable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and mature, (c) the Company does not intended to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they mature and (d) the Company is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Company’s property would not constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State Healthcare Permits” shall have the meaning set forth in Section 4.01(n)(9).

“Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

“Superior Proposal” means, with respect to the Company a bona fide written proposal made by a Person other than a party hereto that is (a) for an Acquisition Proposal (except that references in the definition of “Acquisition Proposal” to “20%” shall be “50%”) involving the Company and (b) is on terms which the Company’s Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, legal, financial, regulatory and other aspects of the proposal, including any conditions to consummation of the proposal, as well as any amendments to the terms of the Merger or this Agreement proposed by Parent pursuant to Sections 6.05(b) and 6.05(c), (i) would, if consummated, result in a transaction that is (A) more favorable to the Company’s shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal and this Agreement and other factors reasonably deemed relevant by the Board of Directors of the Company and (B) reasonably capable of being completed on the terms proposed, in each case taking into account all financial (including the financing terms of such proposal), regulatory, legal (with the advice of outside counsel) and other aspects of such proposal, and (ii) which has no financing condition.

“Surviving Corporation” shall have the meaning set forth in Section 2.01.

“Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

“Taxes” (including, with correlative meaning, the term “Tax”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions and including any obligations to indemnify or otherwise assume or succeed to the liability for Taxes of any other Person.

“Termination Date” shall have the meaning set forth in Section 8.01(b).

“Termination Fee” means $750,000 plus out of pocket expenses not to exceed $250,000 incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby, including all filing fees and other costs for legal, accounting, financial advisor advice and services and travel.

“U.S. Company Benefit Plan” means each Company Benefit Plan that is not a Foreign Company Benefit Plan.

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“Voting Agreement” shall have the meaning set forth in the recitals.

ARTICLE II

THE MERGER

2.01     The Merger.   Upon the terms and subject to the conditions herein, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company as the surviving corporation in the Merger (the “Surviving Corporation”), and the separate existence of the Merger Sub shall thereupon cease. As a result of and immediately after the Merger, the Company will become a wholly owned subsidiary of Parent.

2.02     Effective Time of the Merger.   The Merger shall become effective as set forth in the articles of merger duly filed with the Division of Corporations and Commercial Code of the State of Utah (the “Articles of Merger”). The filing of the Articles of Merger shall be made as soon as practicable on the Closing Date. As used in this Agreement, the term “Effective Time” shall mean the date and time when the Merger becomes effective, as set forth in the Articles of Merger. The Articles of Merger shall be in such form as is required by, and executed and acknowledged in accordance with, the Revised Act, and as mutually agreed by Parent and the Company.

2.03     Effects of the Merger.   The Merger shall have the effects set forth in the applicable provisions of the Revised Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

2.04     Closing.   Upon the terms and subject to the conditions set forth in Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Fulbright & Jaworski L.L.P. in Austin, Texas at 10:00 A.M. Austin, Texas time on the first Business Day following the satisfaction or waiver (subject to Applicable Law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the “Closing Date”).

2.05     Articles of Incorporation.   At the Effective Time, the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by Applicable Law; provided, however, that the articles of incorporation of the Surviving Corporation may be amended in the Merger to provide that the Surviving Corporation shall have a name after the Merger other than Spartan Acquisition Corp., which name shall be determined by Parent.

2.06     By-Laws.   At the Effective Time, the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by Applicable Law.

2.07     Directors and Officers.   The directors of Merger Sub shall, from and after the Effective Time, become the initial directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation. The officers of Merger Sub shall, from and after the Effective Time, become the initial officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

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2.08     Actions of Parent as Sole Shareholder of Merger Sub.   Parent, as the holder of all the capital shares of Merger Sub, will, immediately upon execution of this Agreement, approve this Agreement and the transactions contemplated hereby and shall, as the sole shareholder of Merger Sub, adopt this Agreement. Parent shall take all actions necessary to cause Merger Sub to take any actions necessary in order to consummate the Merger and the other transactions contemplated hereby to the extent required hereunder.

ARTICLE III

CONVERSION OF SECURITIES

3.01     Effect on Capital Shares.   At the Effective Time, subject to the other provisions of Article III, each of the Company Common Shares issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive the following consideration (collectively, the “Merger Consideration”):

(a)        Each of the Company Common Shares shall be converted into the right to receive $2.75 in cash (the “Per Share Cash Amount”). Total consideration to be paid by Parent in the Merger (assuming there are no Dissenting Shares and assuming there is no adjustment pursuant to Section 3.09 and that all options are cancelled and cashed out in full) shall not exceed $21,950,864. The Per Share Cash Amount shall be subject to adjustment pursuant to Section 3.09 hereof.

(b)        From and after the Effective Time, all of the Company Common Shares converted into the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each a “Certificate”) previously representing any of the Company Common Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration.

(c)        At the Effective Time, all of the Company Common Shares that are owned by Parent, Merger Sub or the Company (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

(d)        Each issued and outstanding common share, par value $0.01, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one fully paid and nonassessable common share, par value $0.01, of the Surviving Corporation.

3.02     Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, with respect to the Company Common Shares as to which the holder thereof has neither voted in favor of the Merger nor consented thereto in writing and who shall have delivered a written demand for payment of the fair value of such shares in the manner provided by the Revised Act and who, as of the Effective Time, shall not have effectively withdrawn or lost such right (each, a “Dissenting Share”), if any, such share will not be converted into, or represent the right to receive, the Merger Consideration. Such holder shall be entitled to payment, solely from the Surviving Corporation, of the fair value of the Dissenting Shares held by such holder to the extent permitted by and in accordance with the provisions of section 1301 et. seq. of the Revised Act; provided, however, that (1) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the Revised Act, shall have effectively withdrawn his demand for payment of fair value of such Dissenting Shares or lost his right to payment for his shares of the Company Common Shares under section 1301 et. seq. of the Revised Act, (2) if any holder of Dissenting Shares shall have failed to establish his entitlement to payment of fair value as provided in section 1301 et. seq. of the Revised Act or (3) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for his shares under the Revised Act, such holder or holders (as the case may be) shall forfeit the right to payment of fair value of such of the Company

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Common Shares and such Company Common Shares shall thereupon cease to constitute Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for payment of fair value of shares or other dissenter’s notice of the Company Common Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of Parent.

3.03     Stock Options.   The Company shall (a) terminate the Company’s 1988 Stock Option Plan and the 1997 Share Incentive Plan (collectively, the “Company Stock Plans”), immediately prior to the Effective Time without prejudice to the rights of the holders of options (each, a “Company Stock Option”) awarded pursuant thereto, (b) on or following the date hereof grant no additional options under the Company Stock Plans, and (c) cause each Company Stock Option that is outstanding immediately prior to the consummation of the Merger to become fully vested and exercisable. Prior to the Effective Time, the Company and Parent will take all actions reasonably necessary to provide that, upon the Effective Time, each outstanding Company Stock Option shall be cancelled automatically and at the Effective Time shall be converted into and constitute the right to receive cash in an amount (less any applicable withholding and without interest) equal to the product of (1) the total number of Company Common Shares subject to such holder’s Company Stock Option or Options immediately prior to the Effective Time and (2) the excess, if any, of the Per Share Cash Amount over each specific exercise price per share of Company Common Shares subject to such Company Stock Option (each Company Stock Option with respect to which a payment is required to be made, an “Eligible Option”). No payment of the Per Share Cash Amount with respect to an Eligible Option shall be made by the Disbursing Agent to the holder of such Eligible Option until receipt by the Disbursing Agent of an option cancellation agreement, in a form that is mutually acceptable to Parent and the Company and consistent with the provisions of this Agreement with respect to all Eligible Options owned by the holder of such Eligible Option. The Per Share Cash Amount shall be subject to adjustment pursuant to Section 3.09 hereof.

3.04     Surrender and Payment.

(a)        Appointment of Disbursing Agent.   At or prior to the Effective Time, Parent shall deposit with a qualified disbursing agent, who shall be designated by the Company after giving Parent notice of such disbursing agent at least ten Business Days before the Closing Date and after receiving the prior written consent of Parent to the designated disbursing agent (the “Disbursing Agent”), cash in an amount sufficient to allow the Disbursing Agent to make all payments that may be required pursuant to Section 3.04. The Surviving Corporation shall be obligated to, from time to time, deposit with the Disbursing Agent any additional funds necessary to make all payments that may be required by Section 3.04. Such funds shall be invested by the Disbursing Agent in short term investments in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody’s Investors Service, Inc. or Standard & Poor’s or a combination thereof as directed by Parent; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable pursuant to Section 3.04. Any net profits resulting from, or interest or income produced by, such investments shall be payable as directed by the Parent. Upon the first anniversary of the Effective Time, any such cash remaining in the possession of the Disbursing Agent (together with any earnings in respect thereof) shall be delivered to the Surviving Corporation and any holder of Certificates who has not theretofore exchanged such Certificates pursuant to this Article III shall thereafter be entitled to look exclusively to the Surviving Corporation, and only as a general creditor thereof, for the consideration to which such holder may be entitled upon exchange of such Certificates pursuant to this Article III. Notwithstanding the foregoing, neither the Disbursing

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Agent nor any party hereto shall be liable to any holder of Certificates for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(b)        Exchange Procedures.   Promptly after the Effective Time, but in no event later than ten Business Days thereafter, Parent shall cause the Disbursing Agent to mail or deliver to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Shares, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Disbursing Agent) containing instructions for use in effecting the surrender of Certificates in exchange for the consideration to which such Person is entitled pursuant to Section 3.01. Upon surrender to the Disbursing Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall promptly be provided in exchange therefor cash in the amount to which such holder is entitled pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. No interest will accrue or be paid with respect to any consideration to be delivered upon surrender of Certificates.

(c)        Transfer to Holder other than Existing Holder.   If any cash payment is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such payment in a name other than that of the registered holder of the Certificate surrendered, or required for any other reason relating to such holder or requesting Person, or shall establish to the reasonable satisfaction of the Disbursing Agent that such Tax has been paid or is not payable.

(d)        Transfers.   At or after the Effective Time, there shall be no transfers registered on the stock transfer books of the Surviving Corporation of Company Common Shares or Certificates that were outstanding immediately prior to the Effective Time.

(e)        Dissenting Shares.   Any portion of the Merger Consideration deposited with the Disbursing Agent pursuant to Section 3.04 to pay for the Company Common Shares for which dissenters’ rights shall have been perfected shall be returned to Parent, upon demand.

3.05     Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the record holder claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such record holder of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Company Common Shares represented by such Certificate as contemplated by this Article III.

3.06     Withholding Rights.   Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Article III such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable provision of Tax law. To the extent that amounts are so deducted or withheld by the Surviving Corporation or Parent, as the case may be, and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares or other Person in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

3.07     No Further Ownership Rights in the Company Common Shares.   All cash paid upon conversion of the Company Common Shares in accordance with the terms of this Article III (including cash paid pursuant to Section 3.04) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Shares.

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3.08     Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, Merger Sub or the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, Merger Sub or the Company, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Parent or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

3.09     Adjustment to Per Share Price.

(a)        The Company shall provide to Parent on the date of this Agreement a statement (the “Signing Date Statement”) that shall identify (i) by account the amount of cash and marketable securities of the Company, as determined in accordance with GAAP (with, for the avoidance of doubt, any cash and marketable securities that constitute “restricted cash” that secures certain secured obligations of the Company being treated as cash and marketable securities of the Company), as of the close of business on the Business Day immediately preceding the date of this Agreement (such amount being the “Cash at Signing Amount”) which Signing Date Statement includes supporting schedules setting out (A) checks written to accounts but not cleared as of that date, (B) deposits made to accounts but not collected as of that date, (C) a list of the Company’s accounts payable as of such date and (D) bank statements and records dated as of the date of the Signing Date Statement and (ii) the Company’s good faith estimate of the Company Costs.

(b)        Parent shall have full access to the Company’s bank records, cash ledgers and statements and all supporting documentation and shall have ten Business Days from the date of Parent’s receipt of the Signing Date Statement to notify the Company of any objections it may have to any item or items (“Disputed Items”) reflected in such statement related to the Cash at Signing Amount (an “Objection Notice”). If (1) Parent does not deliver an Objection Notice within such ten day objection period, (2) Parent acknowledges that the Signing Date Statement is accurate or (3) Parent and the Company enter into an agreement amending the Signing Date Statement, then from and after such time such Signing Date Statement or such amended Signing Date Statement shall be final, binding and conclusive on all parties. If Parent delivers an Objection Notice and Parent and the Company are not able to resolve one or more Disputed Items, then the Disputed Item shall be resolved in accordance with Section 3.09(c) below. Any resolution of Disputed Items pursuant to Section 3.09(c) shall be final, binding and conclusive on each party to this Agreement.

(c)        If Parent and the Company shall be unable to resolve any Disputed Items within five Business Days after delivery of an Objection Notice from Parent to the Company, then Wisan Smith Racker & Prescott LLP (the “Arbitrator”) shall be appointed to resolve the disagreement. Within five Business Days of such appointment Parent and the Company shall present their positions with respect to the Disputed Item(s) to the Arbitrator, together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, after the submission of the evidentiary materials, deliver its written decision on each Disputed Item and a resulting Signing Date Statement to Parent and the Company within ten Business Days of the appointment of the Arbitrator. The determination of the Arbitrator with respect to any Disputed Item and the Signing Date Statement as delivered by the Arbitrator shall be final, binding and conclusive on each party to this Agreement. The Company and Parent agree that the cost of the Arbitrator shall be borne one-half by each of them.

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(d)        On or prior to the tenth Business Day prior to the date referred to in the last sentence of Section 3.09(g), the Company shall deliver to Parent a complete and accurate statement (the “Company Cost Statement”) setting out the total amount paid or owed or to be owed by the Company on account of Company Costs, subject to adjustment as set forth in Section 6.04 (such amount, as so adjusted, being the “Company Actual Expense Amount”); provided, however, that the Company Cost Statement and the Company Actual Expense Amount may be updated based on unanticipated developments subsequent to the original delivery thereof and the parties agree that if such definitive Company Cost Statement cannot be agreed upon to the reasonable satisfaction of the parties in the exercise of each party’s reasonable commercial diligence and in accordance with this Section 3.09(d) within the time frame specified by 3.09(g), then the Company Shareholders Meeting shall be adjourned by the Company (unless the Company, in the exercise of reasonable discretion and after consultation with Parent, determines that the resulting or, if not yet resolved in accordance herewith, potential additional adjustment to the Per Share Cash Amount would not require additional disclosure to the Company’s Shareholders) to the earliest later date as will result in compliance with the last sentence of Section 3.09(g) hereof. The Company shall also provide Parent with all records, documents, and any other information that Parent may reasonably request, including, for the avoidance of doubt, access to any third party to whom Company Costs are paid or owed or to be owed for the purpose of verifying the accuracy of the Company Cost Statement. In addition, the Company shall instruct all such third parties to provide all information requested by Parent pursuant to this Section 3.09(d) so that the Parent can verify the accuracy of the Company Cost Statement.

(e)        If the Cash at Signing Amount is less than $7,800,000, then the amount of such deficit shall be the “Cash Shortfall Amount”. If there is not a deficit, then the Cash Shortfall Amount shall be $0.

(f)         If the Company Actual Expense Amount is greater than the Company Cost Amount, then such amount shall be the “Expense Excess Amount.” If the Expense Excess Amount would be less than $0, then the Expense Excess Amount shall be $0.

(g)        If the Cash Shortfall Amount is greater than $0 or if the Expense Excess Amount is greater than $0, then, as stated in Sections 3.01 and 3.03 above, the Per Share Cash Amount shall be adjusted to an amount equal to: (x) $2.75 minus (y) the quotient obtained by dividing (A) the sum of (i) the Cash Shortfall Amount plus (ii) the Expense Excess Amount by (B) the sum of the (i) number of Company Common Shares plus (ii) the number of Company Common Shares that would be issuable upon the exercise of Eligible Options, after giving effect to any reduction in the number of Eligible Options on account of the reduction in the Per Share Cash Amount that would result from the application of this Section 3.09. The resulting adjusted Per Share Cash Amount shall be rounded to the nearest cent ($.01). The adjusted Per Share Cash Amount shall be established five (5) Business Days prior to the Company Shareholder Meeting.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01     Representations and Warranties of the Company.   Except as disclosed in the Company Disclosure Letter (subject to the last sentence of Section 9.03(a)), the Company hereby represents and warrants to Parent as follows:

(a)        Corporate Organization.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which

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the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. True and complete copies of the Articles of Incorporation and Company By-Laws, as amended, of the Company, as in effect as of the date of this Agreement, have previously been provided by the Company to Parent. Except as set out on Section 4.01(a) of the Company Disclosure Letter, the Company has no Subsidiary and does not own any shares of capital stock or other securities or have any right or obligation to acquire the capital stock or other securities of any other Person.

(b)                       Capitalization.

(1)        The authorized capital shares of the Company consists of (A) 100,000,000 Company Common Shares, of which, as of the date hereof, 7,683,856 shares were issued and outstanding and no shares were held in treasury and (B) 10,000,000 Company Preferred Shares, of which no shares are issued and outstanding. From June 30, 2006 to the date of this Agreement, none of the Company Capital Shares have been issued except pursuant to the Company Stock Plans. All issued and outstanding Company Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the Company Stock Options, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any of the Company Capital Shares or any other equity securities of the Company or any securities of the Company representing the right to purchase or otherwise receive any of the Company Capital Shares. As of the date hereof, no Company Capital Shares were reserved for issuance. As of the date hereof, the Company Stock Options represent the right to acquire 1,190,097 Company Common Shares. Other than pursuant to such Company Stock Options, as of the date hereof, none of the Company Common Shares is issuable in connection with outstanding awards under the Company Stock Plans or other compensatory arrangements. Since June 30, 2006, no Company Common Shares have been issued except in connection with the exercise of Company Stock Options. There are not as of the date of this Agreement and there will not be at the Effective Time any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any of the Company Capital Shares. To the Company’s Knowledge (such Knowledge being the Knowledge of the Company as of the date of this Agreement), except for the Voting Agreement no shareholder is, as of the date of this Agreement, a party to or holds Company Common Shares bound by or subject to any voting agreement, voting trust, proxy or similar arrangement.

(2)        Except as set out on Section 4.01(b)(2) of the Company Disclosure Letter, the Company has no subsidiaries and does not own, directly or indirectly, any capital shares, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity and the Company has no options, warrants or obligations to acquire any such shares or interest.

(c)                        Authority.

(1)        The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At a meeting of the Board of Directors duly called and held, the Board of Directors of the Company, has by unanimous vote of those directors present (A) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company

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Shareholders, (B) approved the execution and delivery of this Agreement and (C) recommended that this Agreement be adopted by the holders of the Company Common Shares and (D) directed that this Agreement be submitted to the Company shareholders at a meeting of the Company shareholders for the purpose of adopting this Agreement (the “Company Shareholders Meeting”). Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Company Common Shares at a properly convened meeting of shareholders at which a quorum is present (the “Company Shareholder Approval”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. Each director of the Company who has a right to vote any Company Common Shares has represented to the Company his or her present intention to vote such Company Common Shares in favor of the Merger, this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(2)        Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (A) violate or breach any provision of the Articles of Incorporation or Company By-Laws or (B) assuming that the consents, approvals, authorizations, exemptions, filings and registrations referred to in Section 4.01(d) are duly obtained and made, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of the Company under, any of the terms, conditions or provisions of any Company Contract, except in the case of clause (B) above, for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, either individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(d)                       Consents and Approvals.

(1)        Except for (A) compliance by the Company with any applicable requirements under any Regulatory Law, set forth in Section 4.01(d)(1) of the Company Disclosure Letter, (B) the filing with the SEC of a proxy statement relating to the matters to be submitted to the Company shareholders at the Company Shareholders Meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”), (C) the filing of the Articles of Merger pursuant to the Revised Act, (D) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the Amex, (E) the consents and approvals listed on Section 4.01(d)(1) of the Company Disclosure Letter and (F) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with either the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement.

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(2)        Other than as referred to in Section 4.01(d)(2) of the Company Disclosure Letter (the “Company Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(3)        Except as set out on Section 4.01(d)(3) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company pursuant to, any Significant Contract, or (B) any change in the rights or obligations of any party under any Significant Contract binding upon the Company or any of its properties except for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(e)                        Financial Reports and SEC Documents.

(1)        The Company 2006 10-K, the December 10-Q and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Company subsequent to June 30, 2006 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed (except that no representation or warranty is made by the Company with respect to information supplied by Parent for inclusion in the Proxy Statement), with the SEC (collectively, the “Company SEC Documents”), (x) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (y) as of their respective filing dates (except as amended or supplemented prior to the date of this Agreement), (A) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and (B) each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity to which it relates as of its date, and each of the statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of the entity to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(2)        The records, systems, controls, data and information of the Company are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or its accountants, except for any non-exclusive ownership and non-direct control that would not have a Material Adverse Effect on the system of internal accounting controls described in the following sentence. The

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Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management’s authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the assets of the Company; (3) access to such assets is permitted only in accordance with management’s authorization; and (4) the reporting of such assets is compared with existing assets at regular intervals. The Company (1) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity is made known to the officers by others within the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Documents, and (2) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of internal controls which reasonably could or would adversely affect in any material respect its ability to record, process, summarize and report financial data and has disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

(3)        Since June 30, 2006, through the date hereof, (x) none of the Company, its Chief Executive Officer, its Chief Financial Officer or any member of the Audit Committee, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, from any source regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, and (y) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board of Directors, its audit committee or Chief Executive Officer of the Company.

(4)        The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to the Company, except where such non-compliance would not have a Material Adverse Effect on the Company. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or Rule 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f)         Absence of Undisclosed Liabilities.   The Company did not have at June 30, 2006, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except, as disclosed in Section 4.01(f) of the Company Disclosure Letter, (1) liabilities and obligations (whether absolute, accrued, contingent or otherwise) that (A) are accrued or reserved against in the financial statements in the Company 2006 10-K or reflected in the notes thereto or (B) were incurred in the ordinary course of business consistent with

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past practice, (2) liabilities and obligations (whether absolute, accrued, contingent or otherwise) that (A) would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (B) have been discharged or paid in full prior to the date hereof, and (3) liabilities and obligations (whether absolute, accrued, contingent or otherwise) which are not required to be reflected in the Company’s financial statements prepared in accordance with GAAP consistently applied.

(g)        Absence of Certain Changes or Events.   Since June 30, 2006, the Company has conducted its business only in the ordinary course, and since such date there has not been:

(1)        except as set out on Section 4.01(g)(1) of the Company Disclosure Letter, any event, change, effect or development that, individually or in the aggregate, has had a Material Adverse Effect on the Company;

(2)        prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to any Company Capital Shares or any repurchase for value by the Company of any Company Capital Shares;

(3)        prior to the date of this Agreement, any split, combination or reclassification of any Company Capital Shares or any issuance (other than the pursuant to the exercise of Company Stock Options) or the authorization of any issuance (other than in connection with the issuance of Company Stock Options, which are disclosed in Section 4.01(g)(3) of the Company Disclosure Letter) of any other securities in respect of, in lieu of or in substitution for shares of the Company Capital Shares;

(4)        prior to the date of this Agreement, except as set forth in Section 4.01(g)(4) of the Company Disclosure Letter, (A) any granting by the Company to any director or executive officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements included in the Company SEC Documents, (B) any granting by the Company to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements included in the Company SEC Documents, or (C) any entry by the Company into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer; or

(5)        prior to the date of this Agreement, any change in financial accounting methods, principles or practices by the Company materially affecting the assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP, provided that any such change required by GAAP is specifically identified in Section 4.01(g)(5) of the Company Disclosure Letter.

(h)        Legal Proceedings.   Except as set forth in Section 4.01(h)(1) of the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the Company’s Knowledge, threatened in writing since January 1, 2002, against the Company that has not been fully and finally adjudicated, settled and/or resolved that would have, individually or in the aggregate, a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having any such effect. The Company is not currently the subject of any investigation, inquiry or proceeding by any Governmental Entity the result of which would have a Material Adverse Effect on the Company, except for regular audits of submissions and other regular regulatory audits and reviews of the Company by the FDA and similar state regulatory agencies in the ordinary course. To the Knowledge of the Company, there are no grounds for any investigation of, or inquiry or proceeding

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against the Company by any Governmental Entity the result of which would have a Material Adverse Effect on the Company. No written notice of any exclusion, sanction, or violation, asserted deficiency, or other irregularity has been received by the Company or any of its officers or managing employees from any Governmental Entity (or any Governmental Entity’s designated agent or agents) that would result in or, would reasonably be expected to result in sanctions, fines or penalties monetary or non-monetary being imposed against the Company that would have a Material Adverse Effect on the Company. Section 4.01(h)(2) of the Company Disclosure Schedule Letter contains a list of all pending litigation against the Company as of the date of this Agreement.

(i)         Compliance with Applicable Law.   To the Knowledge of the Company, it (A) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business (“Licenses”) as it is and has been conducted, and have complied in all respects with and are not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline and (B) it is in compliance and has been in compliance with all applicable laws, statutes, orders, rules and regulations of any Governmental Entity relating to it and its properties (“Applicable Law”), except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

(j)         Environmental Matters.   Except for matters that individually or in the aggregate would not have a Material Adverse Effect on the Company, (1) the Company is and, for the last five years, has been in compliance with all applicable Environmental Laws and has obtained all Environmental Permits necessary for its operations as currently conducted; (2) there have been no Releases of any Hazardous Materials that are reasonably likely to give rise to any Environmental Liabilities against the Company; (3) there are no Environmental Liabilities pending or, to the Knowledge of the Company, threatened in writing against the Company; (4) the Company is not subject to any agreement, order, judgment or decree, including settlements, by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law; and (5) the Company has not retained or assumed, either contractually or by operation of law, any liability or obligation that would reasonably be expected to have formed the basis of any environmental Claim against the Company. To the Knowledge of the Company, there are no Hazardous Materials present in or on, under or related to or emanating or migrating from any of the properties owned or operated by the Company in concentrations that are reasonably likely to give rise to an obligation to conduct a Remedial Action pursuant to Environmental Laws. The Company has provided to Parent copies of all documents, reports and correspondence in its possession that reflect any pending or threatened in writing regarding Environmental Liabilities that would result in or reasonably be expected to result in Claims against the Company in excess of $25,000 for any individual Claim or $50,000 in the aggregate.

(k)        Employee Benefit Plans; Labor Matters.

(1)        With respect to each U.S. Company Benefit Plan, the Company has provided to Parent a correct and complete copy of each writing constituting such U.S. Company Benefit Plan. Section 4.01(k)(1) of the Company Disclosure Letter sets out a list of all U.S. Company Benefit Plans. In addition, the Company has delivered to Parent, as to each U.S. Company Benefit Plan, a complete and accurate copy of (a) each plan, agreement or arrangement listed, (b) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (c) the most recent annual Form 5500, 990 and 1041 reports, (d) the most recent actuarial report or valuation statement, (e) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (f) all other correspondence from the IRS or the Department of Labor received which relates to one or more of the U.S. Company Benefit Plans. The

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Internal Revenue Service has issued a favorable determination letter with respect to each U.S. Company Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code and the related trust that has not been revoked, or the remedial amendment period for submitting such U.S. Company Benefit Plan to the Internal Revenue Service has not expired, and, to the Knowledge of the Company, there are no existing circumstances and no events have occurred that would or would reasonably be expected to result in the revocation of such favorable determination letter.

(2)        With respect to each Company pay plan, policy or practice addressing separation or severance pay or benefits, the Company has provided to Parent all information and documentation addressing, supporting or constituting such plan, policy or practice.

(3)        (A) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, each of the U.S. Company Benefit Plans has been operated and administered in all respects in accordance with its terms and Applicable Law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) has had the appropriate Form 5500 filed, timely, for each year of its existence; (C) has not engaged in any transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or Section 4975 of the Code, as applicable; (D) has at all times complied with the bonding requirements of Section 412 of ERISA; and (E) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, there have been no audits, investigations, claims (other than claims for benefits in the ordinary course), lawsuits, arbitrations or examinations pending or threatened of or against any of the U.S. Company Benefit Plans, and, to the Knowledge of the Company, no set of circumstances exists that would or would reasonably be expected to give rise to a claim or lawsuit, against the U.S. Company Benefit Plans, any fiduciaries thereof with respect to their duties to the U.S. Company Benefit Plans or the assets of any of the trusts under any of the U.S. Company Benefit Plans that would reasonably be expected to result in any liability of the Company or any of its ERISA Affiliates to the PBGC, the U.S. Department of the Treasury, the U.S. Department of Labor, any U.S. Company Benefit Plan, any participant in a U.S. Company Benefit Plan, or any other party.

(4)        There do not now exist, and to the Knowledge of the Company, there are no existing circumstances that would reasonably be expected to result in, any liabilities under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (other than for payments of premium contributions in the ordinary course to the PBGC) that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set out on Section 4.01(k)(4) of the Company Disclosure Letter, the Company does not provide retiree health or life insurance coverage under any of its U.S. Company Benefit Plans.

(5)        As of the date of this Agreement, neither the Company nor any of its ERISA Affiliates is not is a party to any collective bargaining or other labor union contract applicable to individuals employed by the Company or any of its ERISA Affiliates, and no such collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its ERISA Affiliates. There has been no “reportable event” (as defined in Section 4043(b) of ERISA and the regulations under that Section) with respect to any employee pension benefit plan subject to Title IV of ERISA. Neither the Company nor any of its ERISA Affiliates has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the date of the Closing to any employee pension benefit plan subject to Section 4064(a) of ERISA to which the Company or any of its ERISA Affiliates made

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contributions at any time during the six years prior to the date of Closing. Neither the Company nor any of its ERISA Affiliates is a party to any multiemployer pension plan and has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (A) there is no labor dispute, strike, slowdown or work stoppage against the Company pending or threatened against the Company, (B) no unfair labor practice or labor charge or complaint is pending or threatened in writing, with respect to the Company or any of its ERISA Affiliates, and (C) to the Knowledge of the Company and its ERISA Affiliates, the Company and its Affiliates are in compliance with all Applicable Law relating to employment, employment practices, wages, hours, terms and conditions or employment, employment discrimination, disability rights, workers’ compensation, employee leaves, occupational safety and health and the collection and payment of employment taxes. Except as set forth on Section 4.01(k)(5) of the Company Disclosure Letter, since December 31, 2003, the Company has not been subject to any claims, actions, charges of discrimination, investigations or audits regarding its employment practices.

(6)        Neither the Company nor any ERISA Affiliate of the Company has any liability, contingent or otherwise, with respect to a multiemployer plan (as defined in Section 3(37) of ERISA).

(7)        Except as set out on Section 4.01(k)(7) of the Company Disclosure Letter, no U.S. Company Benefit Plan provides medical, surgical, hospitalization, pharmaceutical, or life insurance benefits (whether or not insured by a third party) for employees or former employees of the Company or any ERISA Affiliate of the Company, for periods extending beyond their retirements or other terminations of service, other than coverage mandated by Section 4980 of the Code or similar State law, and no commitments have been made to provide such coverage.

(8)        All accrued obligations of the Company and its ERISA Affiliates, whether arising by operation of law, contract, or past custom, for compensation and benefits, including, but not limited to, bonuses and accrued vacation, and benefits under U.S. Company Benefit Plans, have been paid or adequate accruals for such obligations as such existed on December 31, 2006 are reflected on the Company December 10-Q.

(9)        Section 4.01(k)(9) of the Company Disclosure Letter sets forth an accurate and complete list of each U.S. Company Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby would or would reasonably be expected to (either alone or in conjunction with any other event, such as termination of employment), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its ERISA Affiliates, or would limit the right of the Company or any of its ERISA Affiliates to amend, merge, terminate or receive a reversion of assets from any U.S. Company Benefit Plan or related trust or any material employment agreement or related trust. No amount paid or payable (whether in cash, in property, or in the form of benefits, accelerated cash, property, or benefits, or otherwise) in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(l)         Taxes.   The Company (i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) by the Closing Date all Tax Returns

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required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are required to be paid or that the Company is obligated to withhold and pay from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith (whether or not shown on any Tax Return) and for which adequate reserves have been established on the books of the Company in accordance with GAAP; (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than those that have been fully and finally resolved; and (iv) has properly accrued, and the unpaid Taxes do not exceed the reserve for Taxes reflected in the financial statements, for all Tax liabilities related to Tax Returns filed by or with respect to the Company. As of the date hereof, there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Except as set out on Section 4.01(l) of the Company Disclosure Letter, no written notification from a Governmental Entity in a jurisdiction where the Company does not file Tax Returns has been delivered to the Company which notification indicates that the Company may be subject to taxation by that jurisdiction. No power of attorney granted by the Company with respect to any Tax is currently in force. The Company has withheld or collected and paid over to the appropriate Governmental Entity all Taxes required to be withheld or collected, including withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any foreign laws. There are not, to the Knowledge of the Company, any unresolved questions or claims concerning the Company’s Tax liability that would, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has provided to the Parent true and correct copies of the United States federal income Tax Returns filed by the Company for each of the fiscal years ended June 30, 2006, 2005, and 2004. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Merger. The Company has not participated in any reportable transactions within the meaning of Treasury Regulations Section 1.6011-4. The Company has not been a member of a consolidated group of companies for tax purposes. The Company is not a party to, or otherwise bound by or subject to (whether as a transferee, successor or otherwise) (i) any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Entity or (ii) any tax sharing, allocation or indemnity obligation in favor of any third party. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Except for those restricted shares granted to officers and employees, none of the outstanding capital shares of the Company is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

(m)      Contracts.

(1)        As of the date of this Agreement, except as set forth in Section 4.01(m)(1) of the Company Disclosure Letter, the Company is not a party to or bound by:

(A)       any lease, rental or occupancy agreement, license, installment or conditional sale agreement affecting real or personal property providing for annual payments of $25,000 or more;

(B)       any Contract, excluding current accounts payable and accounts receivable arising in the ordinary course of business, not terminable without penalty on 60 days or less notice that requires future aggregate payments to or from the Company of more than $25,000;

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(C)       any partnership, joint venture, joint development or marketing or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture or of any other joint arrangement material to the Company or in which the Company owns more than a 15% voting or economic interest, or any interest valued at more than $25,000 or $100,000 in the aggregate without regard to percentage voting or economic interest;

(D)       any Contract relating to (x) indebtedness for borrowed money or (y) the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $25,000;

(E)       any Contract required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, which has not been filed as required;

(F)       any non-competition Contract or other Contract that (I) purports to limit in any material respect either the type of business in which the Company (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (II) could require the disposition of any material assets or line of business of the Company or, after the Effective Time, Parent or its Subsidiaries, or (III) grants “most favored nation” status that, following the Merger, would apply to Parent and its Subsidiaries, including the Company;

(G)      any Contract to which the Company is a party containing a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates;

(H)      any Contract between the Company and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Company Common Shares;

(I)        any Contract that contains a put, call or similar right pursuant to which the Company could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $25,000 except for purchases and sales of inventory in the ordinary course of business; and

(J)        any license agreement with respect to license to the Company of Intellectual Property providing for the payment of royalties in any year in excess of $25,000 (excluding licenses by the Company of any “off the shelf” software products).

(2)        The Company has provided to Parent a complete and accurate copy of each Contract required to be listed in Section 4.01(m)(1) of the Company Disclosure Letter (each such Contract, other than Contracts described in Section 4.01(m)(1)(D)(y), a “Significant Contract”). Except as set out on Section 4.01(m)(2) of the Company Disclosure Letter, each Significant Contract is a valid and binding agreement of the Company, each Significant Contract is in full force and effect, the Company is not in material breach of any Significant Contract and to the Knowledge of the Company, with respect to each Significant Contract, no event has occurred which, with notice, lapse of time or both, would constitute or result in such a material breach.

(3)        Except as set out on Section 4.01(m)(3) of the Company Disclosure Letter, the Company is not a party to any Government Contract.

(n)        Compliance with Healthcare and Other Laws; Licenses.

(1)        Except as would not have a Material Adverse Effect on the Company, (x) no investigation or review by any Governmental Entity with respect to the Company is pending

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or, to the Knowledge of the Company, threatened and (y) no Governmental Entity has notified the Company of, or indicated to the Company its intention to conduct an investigation or review of the Company. To the Knowledge of the Company, no material change is required in the Company’s processes, properties or procedures in connection with any Applicable Law except for any such changes as would not have a Material Adverse Effect on the Company. No written notice has been received by the Company or its officers or managing employees with respect to any threatened, pending or possible termination, revocation, suspension or limitation of any License, where such termination, revocation, suspension or limitation would have a Material Adverse Effect on the Company. To the Knowledge of the Company, no event has occurred or circumstance exists that would (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any License, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any License, except to the extent such violation, failure to comply, revocation, withdrawal, suspension, cancellation, termination or modification would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As of the date of this Agreement, Section 4.01(n)(1) of the Company Disclosure Letter contains a list of all material Licenses. All applications required to be filed for the renewal of any License of the Company referred to in Section 4.01(i) have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings required to have been made with respect to such Governmental Entity have been duly made on a timely basis, except where the failure to file on a timely basis would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(2)        Except as would both not have a Material Adverse Effect on the Company and not result in material criminal penalties and/or fines being imposed on the Company, neither the Company, nor any of its officers, directors, or managing employees in connection with their employment, has, to the Knowledge of the Company, engaged in any activity involving a violation of Applicable Law of any Governmental Entity having jurisdiction over the Company and its operations, including insurance Laws, the Department of Health and Human Services, the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration), state licensure authorities, and state Medicaid programs or civil fraud law or authority, including the federal Medicare and Medicaid Statutes, (including 42 U.S.C. §§ 1395, 1320a-7, 1320a-7(a) and 1320a-7(b)), or the regulations promulgated pursuant to such Laws.

(3)        Except as would not have a Material Adverse Effect on the Company, to the Knowledge of the Company it is in compliance with the requirements of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 201 et seq., and its implementing regulations, 21 C.F.R. § 1 et seq., and with applicable guidances, standards or policies issued by the FDA, including without limitation: (i) FDA requirements for premarket notification and/or premarket approval prior to introduction of devices into commerce; (ii) FDA requirements for Quality System Regulation for manufacture of medical devices; and (iii) FDA requirements for advertising, labeling and promotion of medical devices.

(4)        Except as set forth in Section 4.01(n)(4) of the Company Disclosure Letter, to the Knowledge of the Company, there are no outstanding responses to inspections by the FDA, responses to Warning Letters from the FDA, product recalls, corrections or market withdrawals that remain to be addressed by the Company.

(5)        Except as set out on Section 4.01(n)(5) of the Company Disclosure Letter, the Company does not do business with (i) any Governmental Entity payor or (ii) any third party payor (e.g., a health insurer, HMO, PPO and the like).

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(6)        Neither the Company nor its employees has been excluded or debarred from any federal healthcare program or other government procurement program authorized, administered or regulated by any Governmental Entity by any Applicable Law or orders of any Governmental Entity, and no formal action to exclude or debar the Company from any such healthcare program or government procurement program is pending or, to the Knowledge of the Company, threatened in writing since January 1, 2005.

(7)        Set forth in Section 4.01(n)(7) to the Company Disclosure Letter is a correct and complete list as of the date hereof of all permits, licenses, and approvals that are required under the Applicable Law of the FDA for the operation of the business of the Company the failure of which to obtain would have a Material Adverse Effect on the Company (collectively, the “FDA Permits”). Except as would not have a Material Adverse Effect on the Company, the Company has all requisite FDA Permits and such FDA Permits are (A) valid and in full force and effect, (B) have not been reversed, stayed, set aside, annulled, or suspended and (C) are not subject to any conditions or requirements that are not generally imposed on the holders thereof.

(8)        Except as would not have a Material Adverse Effect on the Company (A) the Company has received all investigational exemptions from the FDA (including investigational device exemptions and investigational new drug exemptions) for all products requiring such exemptions and (B) such products are being used by the Company in clinical investigations, trials, studies and otherwise in accordance with the terms of the applicable exemption and such products have not been and are not being sold or distributed outside the terms of such exemptions.

(9)        Set forth on Section 4.01(n)(9) of the Company Disclosure Letter is a correct and complete list as of the Closing Date of all licenses, permits, authorizations, consents, clearances, and other approvals (collectively, “State Healthcare Permits”) that are required for the operation of the business of the Company under the Laws of each State in which the Company transacts business, the failure of which to obtain would have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company has all requisite State HealthCare Permits and such State Healthcare Permits (A) are valid and in full force and effect, (B) have not been reversed, stayed, set aside, annulled or suspended, and (C) are not subject to any conditions or requirements that are not generally imposed on the holders thereof.

(10)     The Company is not a “covered entity” as defined in the Privacy Regulations (45 CFR 160.103) promulgated pursuant to HIPAA.

(o)        Intellectual Property.

(1)        Except as set out on Section 4.01(o)(1) of the Company Disclosure Letter, the Company has good title to or other sufficient rights to use pursuant to license, sublicense or other agreement, all Intellectual Property used in its business that it owns or purports to own or that it licenses or purports to license, all of which rights shall survive unchanged the consummation of the Merger, except as would not have a Material Adverse Effect on the Company.

(2)        Section 4.01(o)(2) of the Company Disclosure Letter contains a list of all Registered Intellectual Property owned by the Company as of the date of this Agreement.

(3)        No person or entity other than the Company has any legal or equitable right or interest in any of the Registered Intellectual Property listed in Section 4.01(o)(2) of the Company Disclosure Letter, subject to the licenses granted by the Company with respect thereto, all of which licenses are disclosed in Part A of Section 4.01(o)(6) of the Company Disclosure Letter.

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(4)        Section 4.01(o)(4) of the Company Disclosure Letter contains a list of all patent or patent applications owned by or licensed to the Company that, as of the date of this Agreement, read on any of the Company’s current or currently contemplated products or the manufacture or use thereof and the product(s) upon which each such patent or patent application reads.

(5)        All license, sublicense, and other agreements that convey to the Company any rights to use any Intellectual Property Rights material to its business are listed in Section 4.01(o)(5) of the Company Disclosure Letter (other than licenses for “off the shelf” software products). Except as would not have a Material Adverse Effect on the Company, (a) the Company is in compliance with all of the terms of all agreements listed in Part A of Section 4.01(o)(5) of the Company Disclosure Letter and (b) all rights and obligations of the Company under such agreements are valid and subsisting. The agreements listed in Part B of Section 4.01(o)(5) of the Company Disclosure Letter are the only agreements listed on the list of agreements set out on Part A of Section 4.01(o)(5) of the Company Disclosure Letter that would require notice of and/or consent from any third party on account of the execution and delivery of this Agreement and the consummation of the transactions, including the Merger, contemplated by this Agreement.

(6)        All license, sublicense, and other agreements that convey any rights to use any Intellectual Property from the Company to any other third party are listed in Part A of Section 4.01(o)(6) of the Company Disclosure Letter. Except as would not have a Material Adverse Effect on the Company, (a) the Company is in compliance with all of the terms of all agreements listed in Part A of Section 4.01(o)(6) of the Company Disclosure Letter and (b) all rights and obligations of the Company under such agreements are valid and subsisting. The agreements listed in Part B of Section 4.01(o)(6) of the Company Disclosure Letter are the only agreements listed on the list of agreements set out on Part A of Section 4.01(o)(6) of the Company Disclosure Letter that would require notice of and/or consent from any third party on account of the execution and delivery of this Agreement and the consummation of the transactions, including the Merger, contemplated by this Agreement.

(7)        Except as set out in Section 4.01(o)(7) of the Company Disclosure Letter, there are no pending or, to the Knowledge of the Company, threatened Claims, disputes, litigation or proceedings challenging the Company’s right, title or interest in, or use of, the Intellectual Property owned by the Company existing as of the date of this Agreement.

(8)        Except as set out in Section 4.01(o)(8) of the Company Disclosure Letter, to the Knowledge of the Company (a) it is not infringing or misappropriating any Intellectual Property Rights of any third party, and (b) none of the Registered Intellectual Property owned by the Company listed in Section 4.01(o)(4) of the Company Disclosure Letter is based on or is a result of any infringement or misappropriation of Intellectual Property Rights of any third party.

(9)        Except as set out in Section 4.01(o)(9) of the Company Disclosure Letter, there are no pending claims which allege and, to the Knowledge of the Company, there are no facts which indicate, that the manufacture, sale, marketing or use of any of the Company’s current or currently contemplated products infringe the Intellectual Property Rights of any third party.

(10)     Except as set out in Section 4.01(o)(10), none of the Registered Intellectual Property owned by the Company has been misused by it, and, to the Knowledge of the Company, no claim by any third party contesting the validity or enforceability of any of the

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Registered Intellectual Property owned by the Company has been made and is currently (a) outstanding or (b) threatened.

(11)     Except as set out in Section 4.01(o)(11) of the Company Disclosure Letter, the Company has not sought or received a written legal opinion with respect to the validity, scope or potential infringement or misappropriation of any Intellectual Property of any third party.

(12)     Except as set out in Section 4.01(o)(12) of the Company Disclosure Letter, to the Knowledge of the Company (a) no third party is potentially infringing or misappropriating any the Registered Intellectual Property owned by the Company listed in Section 4.01(o)(4) of the Company Disclosure Letter, except as would not have a Material Adverse Effect on the Company, and (b) there are no pending or threatened claims, disputes, litigation or proceedings which allege that any third party is infringing or misappropriating any Registered Intellectual Property owned by the Company.

(13)     To the Knowledge of the Company as of the date of this Agreement, there is not any prior art or other information material to patentability of any claim in the patents and patent applications listed in Section 4.01(o)(4) of the Company Disclosure Letter, other than prior art or other information already disclosed in the prosecution of the respective patents or applications. Further, to the Knowledge of the Company, there are no other facts which would reasonably be expected to materially adversely effect under Applicable Law the patentability, validity, or enforceability of any claim of any patent or patent application listed in Section 4.01(o)(4) of the Company Disclosure Letter.

(14)     Except as set out in Section 4.01(o)(14), none of the Registered Intellectual Property owned by the Company is subject to any outstanding order, judgment, decree or agreement materially adversely affecting the Company’s use thereof or its rights thereto.

(p)        Title to Properties.

(1)        The Company has good and indefeasible title to, or valid leasehold interests in, all of the assets and properties purported to be owned or leased by it in the Company SEC Documents, except for such assets and properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice and except for (A) defects in title set forth on Section 4.01(p)(1) of the Company Disclosure Letter and (B) such imperfections of title, easements, rights of way and similar encumbrances, or other matters and defects in title as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens, other than (w) those set forth in the Company SEC Documents, (y) Liens set forth in Section 4.01(p)(1) of the Company Disclosure Letter, and (z) Liens for current Taxes not yet due and payable.

(2)        Except as would not have a Material Adverse Effect on the Company, the Company (A) enjoys peaceful and undisturbed possession under all of its leases, (B) has not received and notice that an event has occurred or a condition exists which constitutes, with the giving of notice, the passage of time or both, an event of default under any such lease, or that a breach or violation of any Governmental Law applicable to the ownership, use, operation or maintenance of any of the assets and properties (whether owned or leased by the Company) has occurred, or a breach or violation of any covenant, condition or restriction applicable to any of said assets or properties (whether owned or leased by the Company) or the Company’s ownership, use, operation or maintenance thereof has occurred, (C) has not received any notice that there is any pending or threatened condemnation or similar proceeding existing which affect the assets or properties of the Company, or any part thereof

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and whether owned or leased by the Company, nor that any such proceeding, to the Company’s knowledge, is contemplated by any Governmental Entity or any Person entitled to seek enforcement of any of said covenants, conditions or restrictions, (D) has not received any notice of any pending or threatened proceeding by any Governmental Entity which would limit or result in a change to the zoning or any other land use entitlements or regulation of the real property owned or leased by Company, and (E) has not entered into or become bound by any agreements or commitments obligating it for brokerage commissions, either past, present or future, that are due or will be due subsequent to Closing from the Company relating to the current and any extension terms of any lease of real property to which it is a party.

(3)        Except as would not have a Material Adverse Effect on the Company, (A) all water, sewer, gas, electricity, telephone and other utilities required for the use, occupancy, operation and maintenance of the assets and properties of Company are connected thereto and in service, are adequate to service the normal operation thereof, are supplied directly to said assets and properties by facilities of public utilities and the cost of installation and connection of such utilities has been fully paid, (B) all public utilities required for the operation of the assets and properties of Company enter said properties through lands as to which valid public or private easements exist that will inure to the benefit of the Surviving Corporation, and (C) the assets, properties, plant and equipment of the Company are in good working order and repair, ordinary wear and tear excepted, and, to the Knowledge of the Company, are free from material defects therein; have not been the subject of any program of deferred maintenance or upgrading and have been maintained and upgraded in the manner and to the extent that any manufacturer of any of said plant or equipment (or any parts thereof) has recommended such maintenance or upgrading.

(q)        Insurance.   Section 4.01(q) of the Company Disclosure Letter contains a list of all material fire and casualty, general liability, business interruption, directors’ and officers’ product liability, and sprinkler and water damage insurance policies (“Insurance Policies”) maintained by the Company. As of the date of this Agreement, each such Insurance Policy is in full force and effect and all premiums due with respect to all such Insurance Policies have been paid.

(r)        State Takeover Statutes.   The Company has taken all action to assure that no state takeover statute or similar statute or regulation, including the Revised Act, shall apply to the Merger or any of the other transactions contemplated hereby. The Company has taken such action with respect to any other anti-takeover provisions in the Articles of Incorporation or the Company By-Laws to the extent necessary to consummate the Merger on the terms set forth in this Agreement and to the extent necessary to ensure that the Voting Agreement is enforceable.

(s)        Opinion of Financial Advisor.   The Company has received the opinion of Seven Hills Partners LLC, dated May 14, 2007, to the effect that, based upon and subject to the various assumptions and limitations set forth therein, including the assumption that there will be no adjustment to the Merger Consideration that is material to the analysis of Seven Hills Partners LLC, as of the date thereof, the Merger Consideration to be received by holders of the Company Common Shares in the Merger is fair, from a financial point of view, to such shareholders.

(t)         Brokers’ Fees.   The Company has not employed any broker or finder or incurred any liability for any brokers’ fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Seven Hills Partners LLC.

(u)        Ownership of Parent Capital Stock.   As of the date of this Agreement, the Company does not beneficially own any shares of Parent Capital Stock.

(v)        Hybresis and Infusion 80 Products.   Except as set out on Part 4.01(v) of the Company Disclosure Letter, as of the date of this Agreement, the Company has not entered into any written

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agreements with any third parties with respect to the sale or license to a third party relating to the manufacture, sale, marketing, testing or distribution of its Hybresis product or its Infusion 80 product or any limitation, ban or restriction thereof.

(w)       Inventory.   Except as set out on Section 4.01(w) of the Company Disclosure Letter, all items included in the Inventories of the Company consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business of the Company. Except as set out on Part 4.01(w) of the Company Disclosure Letter, the Company is not on the date of this Agreement in possession of any Inventory not owned by the Company, including goods already sold. All of the Inventories have been valued at the lower of cost or market value on a first in, first out basis. Except as set out on Section 4.01(w) of the Company Disclosure Letter, Inventories now on hand that were purchased after June 30, 2006 were purchased in the ordinary course of business of the Company. Inventories are valued in accordance with GAAP, consistently applied.

(x)        Accounts Receivable.   Section 4.01(x) of the Company Disclosure Letter contains a complete and accurate list of all Accounts Receivable recorded on the books of the Company as of the close of business on the Business Day immediately preceding the date of this Agreement, and such Accounts Receivable represent valid obligations arising from sales actually made or services actually performed by the Company in the ordinary course of business. Such Accounts Receivable are collectible net of the respective reserves reflected on the books of the Company (which reserves are adequate and calculated consistent with past practice and do not represent a material change in the composition of such Accounts Receivable in terms of aging). There is no pending, or to the Knowledge of the Company, contest, claim, defense or right of setoff, other than returns in the ordinary course of business of the Company consistent with past practices and estimates, under any Company Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.

4.02     Representations and Warranties of Parent and Merger Sub.   Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

(a)        Organization and Standing.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of them is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or its conduct of business requires it to be so qualified.

(b)        Power.   Each of Parent and Merger Sub has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets, and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)        Authority.   The Board of Directors of Parent and Merger Sub have each duly authorized the execution and delivery of this Agreement, and this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate actions of each of them, including the necessary approval of Parent as the sole shareholder of Merger Sub. No other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

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(d)        No Violation.   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by each of them of the transactions contemplated hereby, nor compliance by both of them with the terms or provisions hereof, will (A) violate or breach any provision of the Parent Certificate of Incorporation, Parent By-Laws, Merger Sub Articles of Incorporation or Merger Sub By-Laws or (B) assuming that the consents, approvals, filings and registrations referred to in Section 4.02(e)(1) below are duly obtained and made, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Parent or Merger Sub or any of their properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party that would have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

(e)        Consents and Approvals.

(1)        Except for (A) compliance by Parent and its Subsidiaries with any applicable requirements under any Regulatory Law, set forth in Schedule 4.02(e)(1), (B) the filing of the Articles of Merger pursuant to the Revised Act, and (C) such other consents, approvals, filings and registrations the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with either the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

(2)        No notices, reports or other filings are required to be made by Parent or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(3)        The execution, delivery and performance of this Agreement by Parent and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent or Merger Sub or (B) any change in the rights or obligations of any party under any material Contract binding upon Parent or any of its Subsidiaries or any of their properties except for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

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(f)         Funds.   Parent has sufficient available borrowing capacity to provide the funds necessary to satisfy the obligation to pay the Merger Consideration at the Effective Time and Parent is not in breach of or default under its senior credit facilities and no event or condition has occurred that, with the passage of time or giving of notice would constitute such a breach or default under any such senior credit facilities such that funds to pay the Merger Consideration at the Effective Time would not be available to Parent, and Parent will have at the Effective Time, sufficient funds available to satisfy the obligation to pay the Merger Consideration.

(g)        Proxy Statement.   None of the information to be supplied by Parent or Merger Sub in the Proxy Statement will, at the time of the filing and mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)        Solvency of the Company.   Immediately after giving effect to the transactions contemplated by this Agreement (after the assets of the Company shall have become subject to any liens of Parent’s and its Subsidiaries financing sources) and at the Effective Time, the Company will be Solvent.

(i)         Litigation.   There are no Claims pending or, to the knowledge of Parent or Merger Sub, investigations pending, and to the knowledge of Parent or Merger Sub no such Claims or investigations are threatened against Parent or any of its Subsidiaries or any of their respective assets, properties or rights on account of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement except for any as would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. To the knowledge of Parent or Merger Sub there are no grounds for any Claim or investigation against Parent or any of its Subsidiaries on account of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for any as would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.01     Covenants of the Company.   During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except (i) as expressly contemplated or permitted by this Agreement, (ii) disclosed in Section 5.01 of the Company Disclosure Letter or (iii) as required by Applicable Law), without the prior written consent of Parent, which shall not be unreasonably withheld or delayed:

(a)        Ordinary Course.

(1)        The Company shall carry on its businesses in the ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use its reasonable efforts to keep available the services of its present officers and key employees, preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect at the Effective Time.

(2)        The Company shall not, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection

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therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice or contemplated by the 2007 capital budget of the Company and previously disclosed to Parent (the “Company Capital Budget”).

(b)        Dividends; Changes in Share Capital.   The Company shall not, and shall not propose to, (1) declare or pay any dividends on or make other distributions in respect of any of its capital shares, (2) split, combine or reclassify any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its capital shar or (3) repurchase, redeem or otherwise acquire any of its capital shares or any securities convertible into or exercisable for any of its capital shares.

(c)        Issuance of Securities.   The Company shall not, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any of its capital shares of any class, any Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than the issuance of the Company Common Shares upon the exercise of the Company Stock Options existing as of the date hereof in accordance with their terms and as described in Section 4.01(g)(3) of the Company Disclosure Letter.

(d)        Governing Documents.   Except to the extent required to comply with its obligations hereunder or with Applicable Law, the Company shall not amend or propose to so amend its Articles of Incorporation or Company By-Laws.

(e)        No Acquisitions.   The Company shall not acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets.

(f)         No Dispositions.   The Company shall not sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than in the ordinary course of business consistent with past practice.

(g)        Investments; Indebtedness.   Other than as contemplated by the Company Capital Budgets, the Company shall not (1) enter into any material joint venture, partnership or other similar arrangement, (2) make any loans, advances or capital contributions to, or investments in, any other Person, other than any capital contributions to or other obligations in respect of any joint ventures of the Company pursuant to an agreement in existence on or prior to the date of this Agreement, or (3) incur indebtedness or guarantee any indebtedness for borrowed money of another Person (in each case other than in the ordinary course of business), enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than refinancings of pre-existing indebtedness.

(h)        Compensation.   The Company shall not: (A) enter into, adopt, amend, create new Benefit Plans, (B) terminate any Benefit Plan, (C) increase the compensation or benefits payable to any current or former employee, officer, director, or consultant of the Company (including any such increase pursuant to any bonus, pension, equity compensation, profit sharing or other plan or commitment) or pay any amounts under such arrangements or Benefit Plans (including severance arrangements) not otherwise due, (D) enter into any collective bargaining agreement or similar agreement with respect to the Company or any employees thereof, (E) make contributions to tax-qualified pension plans other than to the extent required by law or modify the actuarial assumptions in effect with respect to any such plan or (F) provide any funding for any rabbi trust or similar arrangement.

(i)         Cash Management.   The Company shall conduct its financial operations in the ordinary course of business in all material respects, in the same manner as heretofore conducted,

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including, by way of example and not limitation, the timely and orderly collection of all accounts receivable and other amounts owed to the Company and the timely and orderly incurrence and payment by the Company of all accounts payable, debts, liabilities, obligations, or other amounts owed by the Company in each case with payments being delivered and paid on or before their due date. Furthermore, after the date of the Company Cost Statement, the Company shall not incur Company Costs or obligations or liabilities which would be reasonably likely to become Company Costs in addition to those listed on the Company Cost Statement, or in excess of the amounts listed on the Company Cost Statement, without receiving prior written approval from Parent after prior delivery to Parent of written request with all supporting documentation to support such request.

(j)         Accounting Methods.   Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, the Company shall not change in any material respect its methods of financial accounting in effect at June 30, 2006, except as required by changes in GAAP as concurred in by the Company’s independent public accountants. The Company shall not make any material Tax election.

(k)        Non-Compete.   The Company shall not, enter into any agreement that limits (other than in an insignificant manner) the ability of the Company, or would limit (other than in an insignificant manner) the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period, it being understood that any restriction that by its terms does not extend more than two months beyond the Effective Time and is not applicable to the business of Parent at any time shall be deemed to be insignificant.

(l)         Certain Actions.   Subject to Sections 6.04, 6.05 and 8.01, the Company shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

(m)      Company Contracts.   The Company shall not (1) modify, amend or terminate any Company Contract, (2) waive any material rights under any Company Contract or (3) enter into any agreement that would constitute a Company Contract if entered into as of the date of this Agreement other than (with respect to clauses (1) and (3)) in the ordinary course of business consistent with past practice.

(n)        Claims; Litigation.   Subject to Section 6.04, the Company shall not, settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case in an aggregate amount in excess of $100,000, and the Company shall notify Parent in writing regarding any pending litigation hereafter made or brought against the Company.

(o)        Intellectual Property.   The Company shall not, take any action which would limit in any material respect the Company’s freedom to license, cross-license or otherwise dispose of any material Intellectual Property to which the Company has rights as of the date of this Agreement.

(p)        Payoff Letter.   At or prior to the Closing, the Company shall use its reasonable efforts to deliver to Parent a payoff letter or equivalent written direction from Chase Equipment Leasing, Inc. acknowledging that, subject to repayment of the aggregate principal amount outstanding under the agreements between such lender and the Company, together with all interest accrued thereon and any other fees or expenses payable thereunder, (i) such agreement has been terminated, (ii) Liens held by such lender or any other collateral agent under such agreement related thereto have been released and (iii) the Company has been released from any and all liabilities and obligations under such agreement (other than any obligations under any indemnification or similar provision that survive such termination).

(q)        Extraordinary Action.   The Company shall not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company.

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(r)        Rabbi Trust Funding.   The Company shall take all actions necessary to ensure that, with respect to any future severance obligations (contingent or otherwise), no “rabbi trust” funding, letter of credit or similar funding arrangement has been, or shall be, required in connection with the execution of this Agreement, the consummation of the transactions contemplated hereby, or any other event or action related to this Agreement, or such transactions, and any Company Benefit Plans, trust agreements, or documents that might otherwise have required such funding shall be amended as necessary to ensure that no such requirement shall take effect.

(s)        Intellectual Property License Requirements.   The Company shall make any payments and provide any reports required by the terms of the agreements listed in Part A of Section 4.01(o)(5) of the Company Disclosure Letter.

(t)         Related Actions.   The Company shall not, agree or commit to do any of the foregoing such that the agreement or commitment would be binding on the Company after the Merger.

5.02     Covenants of Parent.   During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and Merger Sub that (except (i) as expressly contemplated or permitted by this Agreement and (ii) for transactions between and among Parent and its wholly-owned Subsidiaries), without the prior written consent of the Company, which shall not be unreasonably withheld or delayed:

(a)        Certain Actions.   Parent shall not take, or permit its Subsidiaries to take, any action or omit to take any action for the purpose of, or that could be expected to delay, prevent or impede the consummation of the Merger or the other transactions contemplated by this Agreement, including, having available at the time of Closing the financing necessary to enable it to pay the Merger Consideration on a timely basis.

(b)        Parent Financing.   Parent will keep the Company informed in reasonable detail with respect to all material, determined by reference to the availability to Parent of the cash necessary to pay the Merger Consideration, activity concerning the status of the financings necessary to pay the Merger Consideration including promptly informing the Company upon its becoming aware of any event, fact or condition relating to the Parent and its Subsidiaries on a consolidated basis principally unrelated to the Company which would reasonably be expected to cause Parent to request the Company that it agree to materially delay the Closing.

5.03     Governmental Filings.   Parent and the Company shall (a) confer on a reasonable basis with each other and (b) report to each other (to the extent permitted by Applicable Law or regulation or any applicable confidentiality agreement) on operational matters. Parent and the Company shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by Applicable Law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

5.04     Control of Other Party’s Business.   Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s operations or give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.01     Preparation of Proxy Statement; Shareholders Meeting.

(a)        As promptly as reasonably practicable following the date hereof, the Company, in cooperation with Parent, shall prepare and cause to be filed with the SEC proxy materials in compliance as to form in all material respects with all Applicable Law, including the provisions of the Securities Act and the Exchange Act, that shall constitute the Proxy Statement. If at any time

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prior to the Company Shareholder Meeting any fact or event relating to Parent or Merger Sub or any of their Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by Parent or Merger Sub or should occur, Parent and Merger Sub shall, promptly after becoming aware thereof, inform the Company of such fact or event. If at any time prior to the Company Shareholder Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Parent and Merger Sub of such fact or event. The Company shall use reasonable efforts to have the Proxy Statement cleared by the SEC promptly. The Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of any written comments, and advise Parent of any oral comments, with respect to the Proxy Statement received from the SEC. The Company shall provide Parent with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and the Company will provide Parent with a copy of all such filings made with the SEC. No filing of, or amendment to, or written correspondence to the SEC or its staff with respect to the Proxy Statement shall be made by the Company without providing Parent and its counsel reasonable opportunity to review and comment thereon. Each of the Company, Parent and Merger Sub agrees to use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Company Common Shares entitled to vote at the Company Shareholders Meeting at the earliest practicable time. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by the Company that are incorporated by reference in the Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that the Company, in connection with a Change in the Company Recommendation may amend or supplement the Proxy Statement (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change in the Company Recommendation, and in such event, there shall be no right of approval. The Company will use all commercial and reasonable efforts to cause the Proxy Statement to be mailed to the Company shareholders as promptly as practicable. Each of the Company, Parent and Merger Sub agree to correct promptly any information provided by it for inclusion in the Proxy Statement which shall have become false or misleading.

(b)        The Company shall duly take all lawful action to call, give notice of, convene and hold the Company Shareholders Meeting as soon as practicable for the purpose of obtaining the Company Shareholder Approval and, subject to Section 6.05, shall take all reasonable and lawful action to solicit the Company Shareholder Approval; provided, however, that nothing contained herein shall be deemed to require or obligate the Company to hold the Company Shareholder Meeting more than two Business Days prior to the Closing Date. The Board of Directors of the Company shall recommend the adoption of the plan of merger contained in this Agreement by the Company shareholders to the effect as set forth in sub-clauses (A), (B) and (C) of Section 4.01(c)(1) hereof (the “Company Recommendation”), and shall not (1) fail to make, withhold, withdraw, modify or qualify (or propose to fail to make, withhold, withdraw, modify or qualify) in any manner adverse to Parent the Company Recommendation, (2) take any action or make any statement in connection with the Company Shareholders Meeting inconsistent with the Company Recommendation, (3) approve, recommend or take any position or action (it being understood and agreed that any “stop-look-and-listen” communication to the Company’s shareholders of the nature contemplated by Rule 14d-9 and under the Exchange Act shall not be

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deemed to constitute approval, a recommendation, an action, or the taking of a position) other than to recommend rejection (including, by way of example and not limitation, withdrawing, modifying  or changing in a manner adverse to Parent any such recommendation or rejection), which recommendation of rejection in the case of a tender offer or exchange offer for outstanding shares of Company Common Shares shall be made within ten (10) Business Days after the commencement of such tender offer or exchange offer, of any Acquisition Proposal, (4) authorize, cause or permit the Company to enter into (or publicly propose that the Company enter into) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement with respect to any Acquisition Proposal except for a confidentiality agreement referred to in Section 6.05(b)(C) entered into in the circumstances referred to in accordance with the provisions of such clause, or (5) authorize, approve or publicly recommend or propose to approve or recommend any Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing) (collectively, Subsections (b)(1) through (b)(5) of this Section shall be a “Change in the Company Recommendation”); provided, however, that the Company and the Board of Directors of the Company may take any action permitted under Section 6.05.

6.02     [Reserved]

6.03     Access to Information.   Upon reasonable notice, the Company shall afford to the officers, employees, accountants, attorneys, consultants, financial advisors and other representatives of the Parent reasonable access, upon reasonable notice and in a manner that does not unreasonably disrupt or interfere with business operations, during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws, as applicable (other than documents that such party hereto had determined in good faith that it is not permitted to disclose under Applicable Law), and (b) such other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that any party hereto may restrict the foregoing access to the extent that (1) the Company reasonably determines in good faith that any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or any contract requires the Company to restrict or prohibit access to any such properties or information, or (2) counsel for the Company advises that such information should not be disclosed in order to ensure compliance with the Antitrust Laws. The parties hereto shall hold any information obtained pursuant to this Section 6.03 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreement dated October 21, 2005, as amended by Section 11 of that certain letter agreement between Parent and the Company dated April 10, 2007, between Parent and the Company (as so amended, the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either Parent or the Company shall not affect the representations and warranties of the other party; provided, however, that Parent shall promptly notify the Company upon becoming aware of any breach of any representation or warranty by the Company or failure by the Company to comply with any covenant.

6.04     Required Actions.

(a)        Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and Applicable Law and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including preparing as promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and obtaining as promptly as practicable all the Company Approvals, as appropriate, and all other consents, waivers,

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licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the “Required Approvals”). The Company shall take all necessary steps, in consultation with Parent, including the Company’s making the necessary payments and incurring the obligations, fees, costs and expenses required to obtain the relevant consents and approvals referred to on Section 4.01(d)(3) of the Company Disclosure Letter (the “Contract Consents”) at or immediately prior to the Closing in the manner indicated thereon. With regard to Company Costs, only 50% of the first $750,000 of payments, obligations (determined at their fair net present value), fees, costs and expenses incurred or assumed by the Company to obtain the Contract Consents at Closing, including payments required to be made by the Company pursuant thereto after the Closing and payments to settle or finally resolve any third party Claims with respect thereto (all such fees, costs, expenses and payments, the “Consent Costs”), incurred by the Company in order to obtain the Contract Consents shall be included as Company Costs and in the Company Actual Expense Amount with 100% of Consent Costs in excess of $750,000 being Company Costs and included in the Company Actual Expense Amount. Notwithstanding the foregoing the Company will not be obligated to incur in the aggregate more than $1,125,000 of Consent Costs in order to obtain the Contract Consents unless Parent requires such and in connection therewith Parent agrees that, except as provided in Section 8.01(j), with respect to Consent Costs in excess of $1,125,000, none of such Consent Costs in excess of $1,125,000 will be Company Costs such that, by way of example, if the Consent Costs were $1.5 million only $750,000 of such Consent Costs would be Company Costs and included in the Company Actual Expense Amount, calculated as follows: (50% x $750,000) + ($1,125,000 - $750,000). The Company shall not be obligated to make any payment or incur any obligations, fees, costs or expenses payable to a third party (other than attorneys’ fees, and costs of experts and other litigation costs) in connection therewith, except in connection with the Closing.

(b)        The parties shall each cooperate and consult with each other in connection with the actions referenced in Section 6.04(a) to obtain all Required Approvals. In particular, the Company shall (1) furnish as promptly as reasonably practicable to Parent any information concerning the Company and its business, properties and personnel as Parent may reasonably request, in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, and (2) permit Parent to review in advance, and consider all of Parent’s reasonable comments in connection with, any proposed written communication between it and any Governmental Entity. In addition, each party shall (i) promptly inform the other party of (and supply to the other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by or meeting with a private party, in each case regarding any of the transactions contemplated hereby, and (ii) consult with the other party in advance, to the extent practicable and not prohibited by law, of any meeting or conference with any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by any applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. In furtherance and not in limitation of the foregoing, Parent and the Company agree that notwithstanding anything to the contrary in this Agreement, Parent and the Company shall, to the maximum extent permitted by Applicable Law, cooperate in all meetings and communications with any Governmental Entity in connection with any Antitrust Laws, including by determining the appropriate timing of any such meeting or communication (including (x) the timing of the submission of any filing with, or

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response to any request by, a Governmental Entity, and (y) the timing of any action taken pursuant to Section 6.04(c)) such that the requisite approvals are obtained prior to the Termination Date.

(c)        In furtherance and not in limitation of the covenants of the parties contained in Sections 6.04(a) and 6.04(b), the Company and Parent shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to share information, take consistent positions and include one another in all communications to and meetings and discussions with third parties relating to any Claims arising under the Antitrust Laws in connection with this Agreement and/or the transactions contemplated herein subject to such party not compromising an applicable privilege. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent or Merger Sub, or any of their respective Subsidiaries or Affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Merger Sub or the Company (or to require Parent or Merger Sub or any of their respective Subsidiaries or Affiliates to agree to any of the foregoing). The obligations of each party under Section 6.04(a) to use commercially reasonable efforts with respect to antitrust matters shall be limited to compliance with its obligations under this Section 6.04(c).

(d)        Each party hereto and its respective Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

6.05     Acquisition Proposals.

(a)        The Company agrees that neither it nor any of its officers and directors shall, and that the Company shall use its reasonable efforts to ensure that its employees, agents and representatives (including Seven Hills Partners LLC or any other investment or merchant banker, financial advisor, attorney or accountant retained by it) do not, directly or indirectly, (1) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, or that would reasonably be expected to lead to, (A) a merger, reorganization, share exchange, consolidation, business combination, joint venture, sale of assets not sold in the ordinary course, recapitalization, liquidation, dissolution or similar transaction involving the Company, (B) any issuance by the Company of 5% or more of the Company Capital Shares, or (C) acquisition by any means of, or tender or exchange offer for, the Company Common Shares that, if consummated, would result in any Person (or the shareholders of such Person) beneficially owning securities representing more than 20% of the issued and outstanding Company Common Shares or other security of the Company (any such proposal, offer or transaction, other than a proposal or offer made by Parent or an Affiliate thereof, or announcement of an intention to make any such proposal, offer or transaction, an “Acquisition Proposal”), (2) enter into, continue or otherwise participate in any discussions or negotiations regarding or furnish to any Person any confidential or non-public information or data to any Person relating to an Acquisition Proposal, or engage, or otherwise participate, in any negotiations concerning an Acquisition Proposal, or grant access to its properties, books and records or personnel in connection with any Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, including, for the avoidance of doubt, granting access to the Company’s bank and financial statements and records, properties or personnel, (3) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, (4) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal, or (5) terminate,

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release, amend, waive, or modify any provision of any confidentiality agreement related to a business combination involving the Company or any standstill or similar agreement to which the Company is a party (or fail to take reasonable measures to enforce the provisions of any such agreement).

(b)        Notwithstanding anything in this Agreement to the contrary, the Company (and its Board of Directors) shall be permitted to (1) comply with Applicable Law (including Rule 14d-9 and Rule 14e-2 of the Exchange Act) or make any other disclosure required by law or its fiduciary duties (subject, however to clause (B), (C) and (E) of this Section 6.05(b)), (2) effect a Change in the Company Recommendation, or (3) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (A) in the case of clause (2) or (3) above, the vote at the Company Shareholders Meeting on the adoption of this Agreement shall not have been taken, (B) in the case of clause (2) above, the Company has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors reasonably concludes in good faith, after consultation with its outside counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal, (C) in the case of clause (3) above, prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Company’s Board of Directors receives from such Person an executed confidentiality agreement having legally binding provisions that are at least as restrictive on the third party as the Confidentiality Agreement, (D) in the case of clause (3) above, prior to providing any information or data to any Person or entering into discussions or negotiations with any Person related to or with regard to an Acquisition Proposal, the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of the Company’s representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, (E) prior to providing information pursuant to clause (3) above, the Company shall have also provided Parent with any information that is to be provided to such Person at least 72 hours before the first date that such information is provided to such Person and (F) in the case of clause (2) above, the Company has given Parent at least five Business Days, after delivery of notice that the Company intends to effect a Change in the Company Recommendation, to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal and the Company has negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any. The Company agrees that it will promptly keep Parent reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the Person making such inquiry, proposal or offer. The Company agrees that it will, and will ensure that its officers, directors and representatives will, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Person (other than Parent) conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will promptly inform its directors, officers, key employees, Seven Hills Partners LLC and other relevant agents and relevant representatives of the obligations undertaken in this Section 6.05. Nothing in this Section 6.05 shall (x) permit the Company to terminate this Agreement (except as specifically provided in paragraph (c) of this Section 6.05 or Article VIII) or (y) affect or limit any other obligation of the Company under this Agreement.

(c)        Notwithstanding anything in this Section 6.05 to the contrary, if, at any time prior to the Company Shareholder Approval, the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a material breach of this Section 6.05, that such Acquisition Proposal is a Superior Proposal, the Company may

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terminate this Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless the Company prior to or concurrently with such termination pursuant to this Section 6.05(c) pays to Parent the fee payable pursuant to Section 8.02(b); provided, further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.05(c) unless the Company notifies Parent that the Company intends to take such action with respect to an Acquisition Proposal indicating, in connection with such notice, the name of the Person making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal and the Company has given Parent at least five Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal.

6.06     Fees and Expenses.   Subject to Section 8.02, whether or not the Merger is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses.

6.07     Directors’ and Officers’ Indemnification and Insurance.

(a)        Following the Effective Time, the Surviving Corporation shall (1) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company (in all of their capacities) (the “Indemnified Parties”) (A) without limitation to subclause (B) below, to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to its Articles of Incorporation and Company By-Laws and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any such individuals and (B) without limitation to subclause (A) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) and (2) include and cause to be maintained in effect in the articles of incorporation and by-laws of the Surviving Corporation (or any successor to the Surviving Corporation) for a period of 6 years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Articles of Incorporation and Company By-Laws. Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.07, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this paragraph (a) to pay for only one firm of counsel for all Indemnified Parties in any action unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided that the fewest number of counsels necessary to avoid conflicts of interest shall be used; (ii) the Indemnified

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Parties will cooperate in the defense of any such matter, and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent; and provided, further, that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Applicable Law. Nothing in this Section 6.07(a) shall be effective to the extent it limits the rights of an Indemnifying Party under Applicable Law, including, as it applies to the Surviving Corporation, the Revised Act.

(b)        Prior to the Effective Time, the Company shall endeavor to (and if it is unable to, Parent shall cause the Surviving Corporation to after the Effective Time) obtain and fully pay (up to a maximum aggregate cost of 150% of the current annual premium paid by the Company for its existing coverage in the aggregate) for “tail” insurance policies (providing only for the Side A coverage for such covered individuals where the existing policies also include coverage for the Company) with a claims period of at least six years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time and if such policies are not available at an aggregate cost not greater than such amount then the Surviving Corporation shall cause to be obtained as much comparable insurance as can reasonably be obtained in its good faith judgment at a cost up to but not exceeding such amount. If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

(c)        The obligations of Parent and the Surviving Corporation under this Section 6.07 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.07 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.07 applies shall be third-party beneficiaries of this Section 6.07).

(d)        If at any time after the Merger the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.07 is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto and third party beneficiaries hereof agree to replace such invalid, illegal or unenforceable term or provision with a valid, legal and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable term.

6.08     Employee Benefits.   For all purposes under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), Parent will, or will cause its Subsidiaries to, give the Company Employees full credit with his or her years of

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service for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent for such Company employee’s service with the Company or any Company Subsidiary to the same extent recognized by the Company immediately prior to the Effective Time. In addition, and without limiting the generality of the foregoing: (i) each the Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall (i) treat service with the Company as service with Parent for purposes of any length of service requirements, waiting periods, vesting periods and differential benefits based on length of service and (ii) cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. In addition, Parent will, or will cause its Subsidiaries to grant credit, under its leave policies, to each Company Employee for all unused vacation and sick leave accrued as of the Effective Time as an employee of the Company, and Parent shall assume and discharge the Company’s obligation to provide such vacation and sick leave to such employees. Except communication to members of the Board of Directors in their capacities as members of the Board or to another officer, prior to making any written or oral communications to the directors, officers or employees of the Company pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication. Notwithstanding anything to the contrary herein, neither this section, nor any provision of this Agreement, is intended to, or does constitute the establishment of, or an amendment to, any Company Benefit Plan or practice.

6.09     Public Announcements.   The initial press release regarding the Merger shall be a joint press release and thereafter Parent and the Company shall, unless otherwise reasonably determined to be required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with the other party before issuing, and provide the other party the opportunity to review and comment upon, any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except in connection with a proceeding to enforce this Agreement or as required by Applicable Law and to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 6.01, neither Parent nor the Company shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party’s business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

6.10     Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of the Company Common Shares (including derivative securities with respect to the Company Common Shares) resulting from the transactions contemplated by Article III by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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ARTICLE VII

CONDITIONS PRECEDENT

7.01     Conditions to Each Party’s Obligation to Effect the Merger.   The obligations of each of Parent and the Company to effect the Merger are subject to the satisfaction or waiver in writing on or prior to the Closing Date of the following conditions:

(a)        Shareholder Approval.   The Company shall have obtained the Company Shareholder Approval.

(b)        No Injunctions or Restraints; Illegality.   No law or rule shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

7.02     Additional Conditions to Obligations of Parent.   The obligations of Parent to effect the Merger are subject to the satisfaction, or waiver in writing by Parent, on or prior to the Closing Date, of the following additional conditions:

(a)        Representations and Warranties.   Except for the Other Representations, the representations and warranties of the Company set forth in this Agreement which are not qualified by the term “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such shall be true and correct as of such earlier date and except further that in the case of the representation set out in Section 4.01(k)(8) the reference therein to “December 31, 2006” and to the “Company December 10-Q” shall be deemed to be references to “March 31, 2007” and to the “Company March 10-Q”) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Company at or after the Effective Time. Except for the Other Representations, the representations and warranties of the Company set forth in this Agreement which are qualified by the term “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such shall be true and correct as of such earlier date) shall be true and correct in all respects. The representations and warranties set forth in (1) Section 4.01(b) (the “Capitalization Representation”) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (2) Sections 4.01(g)(1) through 4.01(g)(4) (together with the Capitalization Representation, the “Other Representations”) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date. Parent shall have received a certificate of an executive officer of the Company that the conditions set forth in this Section 7.02(a) have been satisfied. The following representations and warranties shall be deemed, solely for the purposes of this Section 7.02, notwithstanding the specific form of words set out therein, to be qualified by the term “Material Adverse Effect”: (i) Section 4.01(g)(5) and (ii) in Section 4.01(l)(i) the phrase “and all such filed Tax Returns are complete and accurate in all material respects”.

(b)        Performance of Obligations of the Company.   The Company shall have performed or complied in all material respects with all agreements and covenants (and in all respects as to those agreements and covenants that are qualified by materiality) required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate of an executive officer of the Company to such effect.

(c)        Dissenters’ Rights.   The aggregate number of Company Common Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who

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have exercised dissenters’ rights or provided notice of intent to exercise dissenters’ rights in accordance with the provisions of section 1301 et. seq. of the Revised Act shall constitute less than ten percent (10%) of Company Common Shares outstanding as of the date of this Agreement as set forth in Section 4.01(b).

(d)        Other Approvals.   (i) Any approvals or consents listed as items on Section 4.01(d)(3) of the Company Disclosure Letter shall have been obtained or any Claims relating thereto shall have been fully and finally resolved, and (ii) the Company shall have delivered to Parent the Company Cost Statement in accordance with Section 3.09(d) and Parent shall have verified the accuracy and completeness of the Company Cost Statement.

(e)        No Restraints.   (i) No Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect which would, and (ii) there shall not be pending any action or proceeding in which any Governmental Entity seeks to (A) make the Merger illegal or otherwise challenge, restrain or prohibit consummation of the Merger, (B) prohibit or limit in any material respect (x) Parent’s ability to vote, control, receive dividends with respect to or otherwise exercise Parent’s ownership rights with respect to the stock of the Surviving Corporation or any of its Subsidiaries or (y) Parent’s ability to effectively control or otherwise exercise ownership rights with respect to the business or operations of the Company, (C) cause the transactions contemplated by this Agreement to be rescinded following consummation or (D) compel the Company, Parent, Merger Sub or any of their respective subsidiaries to dispose of or hold separate any significant portion of the business or assets of the Company, Parent, Merger Sub or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

7.03     Additional Conditions to Obligations of the Company.   The obligations of the Company to effect the Merger are subject to the satisfaction, or waiver in writing by the Company, on or prior to the Closing Date, of the following additional conditions:

(a)        Representations and Warranties.   The representations and warranties of Parent and Merger Sub set forth in this Agreement which are not qualified by the term “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such shall be true and correct as of such earlier date) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent or Merger Sub to fully and timely consummate the transactions contemplated by this Agreement. The representations and warranties of Parent and Merger Sub set forth in this Agreement which are qualified by the term “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such shall be true and correct as of such earlier date) shall be true and correct in all respects. The Company shall have received a certificate of an executive officer of Parent that the conditions set forth in this Section 7.03(a) have been satisfied.

(b)        Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall have each performed or complied with in all material respects with all agreements and covenants (and in all respects as to those agreements and covenants that are qualified by materiality) required to be performed by them under this Agreement at or prior to the Closing Date and the Company shall have received a certificate of an executive officer of Parent to such effect.

(c)        No Restraints.   (i) No Governmental Entity of competent jurisdiction shall have enacted, issued, enforced or entered any order, executive order, stay, decree, judgment or

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injunction (preliminary or permanent) or statute, rule or regulation which is in effect which would, and (ii) there shall not be pending any action or proceeding in which any Governmental Entity seeks to (A) make the Merger illegal or otherwise challenge, restrain or prohibit consummation of the Merger, or (B) cause the transactions contemplated by this Agreement to be rescinded following consummation.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.01     Termination.   This Agreement may be terminated at any time prior to the Effective Time and, except as specifically provided below, whether before or after the Company Shareholders Meeting, by written notice in accordance with the requirements of Section 9.02, from the terminating party to the other parties hereto specifying the provision hereof pursuant to which such termination is effected (any such notice of termination delivered in accordance with this Agreement to be effective immediately when received by the non-terminating parties):

(a)        by mutual written consent of Parent and the Company;

(b)        by either Parent or the Company, if the Effective Time shall not have occurred on or before July 31, 2007, (the “Termination Date”) except that if at such time all conditions of each party hereunder to effect the Merger have been satisfied or waived in writing other than the condition set forth in Section 7.01(a) and other conditions that, by their nature, cannot be satisfied until the Closing Date and if at such time the Company has not held the Company Shareholders Meeting as a result of the Proxy Statement not having been cleared by the SEC in time to permit such meeting to be held by such date, the Termination Date shall be extended for a period not to exceed an additional thirty-one (31) days; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose willful and intentional failure to fulfill any obligation under this Agreement (including such party’s obligations set forth in Section 6.04) has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date;

(c)        by either Parent or the Company, if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d)        by Parent or the Company, if the Company Shareholder Approval has not been obtained by reason of the failure to obtain the required vote at the Company Shareholders Meeting;

(e)        by Parent, if the Company or its Board of Directors shall have (1) failed to include the Company Recommendation in the Proxy Statement or effected a Change in the Company Recommendation, whether or not permitted by the terms hereof or (2) breached its obligations under this Agreement by reason of a failure to call the Company Shareholders Meeting or failed to deliver the Proxy Statement in accordance with Section 6.01;

(f)         by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.02(a) or 7.02(b) are not capable of being satisfied and which shall not have been cured prior to the earlier of (1) thirty days following notice of such breach and (2) the Termination Date;

(g)        by the Company, if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.03(a) or 7.03(b) are not capable of being satisfied and

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which shall not have been cured prior to the earlier of (1) thirty days following notice of such breach and (2) the Termination Date;

(h)        by the Company, prior to the Company Shareholder Approval being obtained, in accordance with and subject to the terms and conditions of Section 6.05(c); or

(i)         by the Company, if there shall be pending an adjustment to the Per Share Cash Amount of more than ten cents pursuant to Section 3.09, and if the Company’s Board of Directors shall have concluded in good faith (following receipt of the advice of its financial advisors and outside counsel) that, as a result of such adjustment to the Per Share Cash Amount, this Agreement and the transactions contemplated hereby are no longer advisable and in the best interests of the Company Shareholders.

(j)         By Parent, if either (i) the condition set out in Section 7.02(d)(i) hereof shall not have been satisfied at the Closing, or (ii) the aggregate amount of Consent Costs exceeds $1,125,000 and the Company does not agree in connection with the Company’s delivery to Parent of the Contract Consents and the establishment of the Consent Costs to be included as Company Costs to be used to determine the Expense Excess Amount that (x) the Company shall pay all such Consent Costs in excess of $1,125,000, and (y) such Consent Costs in excess of $1,125,000 shall be included as Company Costs and in the Company Actual Expense Amount in determining the Expense Excess Amount and the adjustment to the Per Share Cash Amount in accordance with Section 3.09; provided, however, that the right to terminate this Agreement under this Section 8.01(j) shall not be available to Parent if the Company may terminate this Agreement pursuant to Section 8.01(g).

8.02     Effect of Termination.

(a)        In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors, except with respect to Section 4.01(t), the second sentence of Section 6.03, Section 6.06, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, however, notwithstanding anything to the contrary contained in this Agreement other than as set out in Section 8.02(g), neither Parent nor the Company shall be relieved or released from any liabilities or damages actually suffered (excluding any indirect, punitive, consequential, special or incidental damages) arising out of its willful and intentional failure to perform its covenants or willful breach of its representations and warranties contained in this Agreement.

(b)        If the Company terminates this Agreement pursuant to Section 8.01(e) or 8.01(h) or 8.01(i), then the Company shall pay to Parent, an amount equal to the Termination Fee, by wire transfer of immediately available funds, within one (1) Business Day of such termination.

(c)        If (A) (x) either the Company or Parent terminates this Agreement pursuant to Section 8.01(d) and at any time prior to the Company Shareholders Meeting an Acquisition Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the shareholders of the Company, which proposal shall not have been withdrawn prior to the Company Shareholders Meeting, (y) Parent terminates this Agreement pursuant to Section 8.01(f) on account of a material breach by the Company of its obligations under Section 6.05 hereof or (z) Parent terminates this Agreement pursuant to Section 8.01(f) and at any time prior to such termination an Acquisition Proposal with respect to the Company shall have been announced or otherwise communicated to the senior management, Board of Directors or shareholders of the Company, which proposal shall not have been withdrawn prior to such termination and (B) within twelve months of the termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal (except that references in clause B of the definition of “Acquisition Proposal” to “5%” shall be “10%” and for the avoidance of doubt clause A (subject to clause B and C) of the

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definition of the term “Acquisition Proposal” shall not include an acquisition of a business by the Company or a Subsidiary, whether structured as an asset or stock purchase, merger or otherwise) with any Person (or an Affiliate thereof), then the Company shall promptly, but in no event later than one Business Day after the date on which the Company or its Subsidiary enters into such agreement with respect to such Acquisition Proposal, pay Parent an amount equal to the Termination Fee, by wire transfer of immediately available funds net of any amounts previously paid by the Company to Parent pursuant to Section 8.02(e).

(d)        If the Company terminates this Agreement pursuant to Section 8.01(g) and Parent may not at that time terminate this Agreement pursuant to Section 8.01(f), other than on account of Company’s cure rights pursuant to sub-clause (1) or (2) of such Section, then Parent shall pay the Company an amount equal to the liabilities or damages actually suffered by the Company (excluding any indirect, punitive, consequential, special or incidental damages) arising out of Parent or Merger Sub’s failure to perform their respective covenants or such party’s breach of its representations and warranties contained in this Agreement, including the out of pocket costs and expenses paid or contractually required to be paid by the Company to third parties and incurred by the Company for the negotiation, execution and delivery of this Agreement, responding to Parent’s due diligence inquiries in connection with transactions contemplated hereby and preparing for and for the consummation of the transactions contemplated hereby, including properly payable finder’s, broker’s or banker’s fees, accounting fees and attorneys’ fees, and it being understood and agreed to by all of the parties hereto that in any such event, the total amount that Parent shall be obligated to pay the Company under this Section 8.02(d) shall not exceed a maximum aggregate amount of $3,000,000 (the “Company Termination Fee”), and Parent shall pay to the Company all amounts owed to the Company pursuant to this Section 8.02(d) no later than ten (10) days after receipt of evidence to the reasonable satisfaction of Parent of all such costs and expenses pursuant to this Section 8.02(d) that are due and payable by the Company.

(e)

(1)        If the Parent terminates this Agreement pursuant to Section 8.01(f) on account of the Company’s willful and intentional failure to perform its covenants or the Company’s willful breach of its representations and warranties contained in this Agreement and the Company may not at that time terminate this Agreement pursuant to Section 8.01(g), other than on account of Parent’s or Merger Sub’s cure rights pursuant to sub-clause (1) or (2) of Section 8.01(g), then the Company shall pay the Parent an amount equal to the Termination Fee, by wire transfer of immediately available funds, immediately upon such termination.

(2)        If the Parent terminates this Agreement pursuant to Section 8.01(f) not under the circumstances described in 8.02(e)(1) above, but because of the Company’s inability to satisfy the conditions set forth in Section 7.02(a), which inability arises solely out of any change, event, circumstance, condition, occurrence, development or effect that manifests itself after the date hereof then, unless the Company, on the date of this Agreement, had Knowledge of any changes, events, circumstances, conditions, occurrences, developments or effects which should reasonably have been anticipated by the Company to lead to or result in the change, event, circumstance, condition, occurrence, development or effect which was the basis for Parent’s termination pursuant to Section 8.01(f), then, the Company shall not be obligated to pay to Parent the Termination Fee or the Parent Reimbursement Cost Amount or any other amount on account of such termination.

(3)        If Parent terminates this Agreement pursuant to Section 8.01(f) for any reason not otherwise expressly provided for in Section 8.02(e)(1) or 8.02(e)(2), then the Company shall pay to Parent an amount equal to the costs, liabilities or damages actually suffered or

48

incurred by Parent (excluding any indirect, punitive, consequential, special or incidental damages, other than those required to be paid by Parent to a third party) arising out of the Company’s failure to perform its covenants or its breach of its representations and warranties contained in this Agreement, including the out of pocket costs and expenses paid or contractually required to be paid by Parent to third parties and incurred by Parent for the negotiation, execution and delivery of this Agreement, and preparing for and for the consummation of the transactions contemplated hereby, including filing fees, travel costs and expenses, accounting fees and attorneys’ fees, and it being understood and agreed to by all of the parties hereto that in any event, the total amount that the Company shall be obligated to pay the Parent under this Section 8.02(e) shall not exceed a maximum aggregate amount of $1,000,000 (the “Parent Cost Reimbursement Amount”), and the Company shall pay to Parent the Parent Cost Reimbursement Amount no later than ten (10) days after receipt of evidence to the reasonable satisfaction of the Company that any portion of the Parent Cost Reimbursement Amount has been paid by Parent or is due and payable by Parent.

(f)         If Parent terminates this Agreement pursuant to Section 8.01(j), then the Company shall pay Parent an amount equal to the out of pocket costs and expenses paid or contractually required to be paid by Parent to third parties and incurred by Parent for the negotiation, execution and delivery of this Agreement, and preparing for and for the consummation of the transactions contemplated hereby, including filing fees, travel costs and expenses, accounting fees and attorneys’ fees, and it being understood and agreed to by all of the parties hereto that in any event, the total amount that the Company shall be obligated to pay Parent under this Section 8.02(f) shall not exceed a maximum aggregate amount of $750,000, and the Company shall pay to Parent all amounts owed to the Parent pursuant to this Section 8.02(f) no later than ten (10) days after receipt of evidence to the reasonable satisfaction of the Company of all such costs and expenses pursuant to this Section 8.02(f) that have been paid by Parent or are due and payable by the Parent.

(g)        The parties hereto acknowledge that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent or the Company would enter into this Agreement; accordingly, if any party fails promptly to pay any amount due pursuant to this Section 8.02, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the fee set forth in this Section 8.02, such party shall pay to the other party its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at one percent (1%) over the prime interest rate of Bank of America in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.06.

(h)        Subject to the parties’ rights granted under Section 9.10 prior to any termination of this Agreement, the parties agree that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement and that the payment of the Termination Fee, the Company Termination Fee or the Parent Cost Reimbursement Amount, as applicable, constitutes liquidated damages and is not a penalty and provides the sole and exclusive remedy of Parent or the Company in connection with the circumstances giving rise to Parent’s or the Company’s right to terminate the Agreement in the circumstances which give rise to the payment of the Termination Fee, the Company Termination Fee or the Parent Cost Reimbursement Amount, as applicable.

8.03     Amendment.   This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Shareholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

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8.04     Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

9.01     Non-Survival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time (including without limitation Section 6.07). In addition, this Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.06 (Fees and Expenses), Section 8.02 (Effect of Termination) and the Confidentiality Agreement (as defined in Section 6.03) shall survive the termination of this Agreement.

9.02     Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given when received. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)         if to Parent or Merger Sub:

ReAble Therapeutics, Inc.
9800 Metric Boulevard
Austin, Texas 78757
Attention:  Harry L. Zimmerman

with a copy to:

Fulbright & Jaworski L.L.P.
600 Congress Avenue, Suite 2400
Austin, Texas 78701
Attention:  Darrell R. Windham

(ii)       if to the Company to:

Iomed, Inc.
2441 South 3850 West
Salt Lake City, Utah 84120
Attention:  Robert Lollini

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with a copy to:

Parsons Behle & Latimer, P.C.
201 South Main Street, Suite 1800
Salt Lake City, Utah 84111
Attention:  Robert C. Delahunty

9.03     Interpretation.   When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereby,” “herein,” “hereof” or “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section. In addition, each Section of this Agreement is qualified by the matters set forth in the related Section of the Company Disclosure Letter, as the case may be, and by such matters set forth any place else in this Agreement or in the Company Disclosure Letter where the applicability of such qualification to the Section of this Agreement is reasonably apparent. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.04     Maximum Liability.   Notwithstanding anything in this Agreement to the contrary, the Company, Parent and Merger Sub agree that: (a) the maximum aggregate liability of the Company and its Affiliates, directors, officers, employees, and agents on the one hand, and Parent, Merger Sub and their respective Affiliates, directors, officers, employees and agents on the other hand, for any and all losses or damages resulting from a Claim arising out of or in connection with this Agreement that are not otherwise provided for in Section 8.02 herein, will be limited to an amount not to exceed $3,000,000 in the aggregate and in no event will the Company, Parent or Merger Sub seek to recover any damages in excess of such amount and (b) except as specifically set forth in Sections 8.02(e)(3) or 8.02(f), no party hereto shall be liable for any indirect, punitive, consequential, special or incidental damages resulting from any Claim arising out of or in connection with this Agreement. For the avoidance of doubt, nothing contained in this Section 9.04 shall be applicable to any Claim not arising out of or in connection with this Agreement, including, without limitation, any Claim in connection with the agreement referred to as Item 2 of Section 4.01(g)(1) of the Company Disclosure Letter.

9.05     Counterparts.   This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart.

9.06     Entire Agreement; No Third Party Beneficiaries.

(a)        This Agreement, the Confidentiality Agreement and the Exhibits and disclosure schedules and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto, with respect to the subject matter hereof, including without limitation, the Letter of Intent dated April 10, 2007.

(b)        This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this

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Agreement, other than Section 6.07 (which is intended to be for the benefit of the Persons covered thereby).

9.07     Governing Law.   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, except with respect to matters of law concerning the internal corporate affairs of any corporation which is a party to or the subject of this Agreement, which matters shall be governed by the law of the jurisdiction under which such corporation derives its powers.

9.08     Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.09     Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

9.10     Submission to Jurisdiction; Waivers.   Each of Parent, Merger Sub and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery or other courts of the State of Delaware, and each of Parent, Merger Sub and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts (and, to the fullest extent permitted by law, to the Court of Chancery) and to accept service of process in any manner permitted by such courts. Each of Parent, Merger Sub and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by Applicable Law, that (1) the suit, action or proceeding in any such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper and (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

9.11     Enforcement.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, ReAble Therapeutics, Inc., Spartan Acquisition Corp. and Iomed, Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

REABLE THERAPEUTICS, INC.
By:	/s/ HARRY L. ZIMMERMAN
Name: Harry L. Zimmerman
Title: EVP, General Counsel
SPARTAN ACQUISITION CORP.
By:	/s/ HARRY L. ZIMMERMAN
Name: Harry L. Zimmerman
Title: EVP, General Counsel
IOMED, INC.
By:	/s/ ROBERT J. LOLLINI
Name: Robert J. Lollini
Title: President and CEO

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ANNEX B

Annex B

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of July 6, 2007, among REABLE THERAPEUTICS, INC., a Delaware corporation (“Parent”), SPARTAN ACQUISITION CORP., a Utah corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, and IOMED, INC., a Utah corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement, as defined below.

WHEREAS, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger dated May 17, 2007 (the “Original Agreement”);

WHEREAS, the Original Agreement provided for a Termination Date of July 31, 2007 to be extended only if at such time the Company has not held the Company Shareholders Meeting as a result of the Proxy Statement not having been cleared by the SEC in time to permit such meeting to be held by such date, in which case the Termination Date can be extended for a period not to exceed an additional thirty-one (31) days;

WHEREAS, the preliminary Proxy Statement was not filed with the SEC until June 26, 2007; and

WHEREAS, Parent, Merger Sub and the Company desire to extend the Termination Date to August 31, 2007, and therefore desire to amend the terms of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

SECTION 1.          Section 8.01(b) of the Original Agreement is hereby amended to state:

“by either Parent or the Company, if the Effective Time shall not have occurred on or before August 31, 2007, (the “Termination Date”) except that if at such time all conditions of each party hereunder to effect the Merger have been satisfied or waived in writing other than the condition set forth in Section 7.01(a) and other conditions that, by their nature, cannot be satisfied until the Closing Date and if at such time the Company has not held the Company Shareholders Meeting as a result of the Proxy Statement not having been cleared by the SEC in time to permit such meeting to be held by such date, the Termination Date shall be extended for a period not to exceed an additional thirty (30) days; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose willful and intentional failure to fulfill any obligation under this Agreement (including such party’s obligations set forth in Section 6.04) has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date;”

SECTION 2.          This Amendment shall be governed and construed in accordance with the laws of the State of Delaware, except with respect to matters of law concerning the internal corporate affairs of any corporation which is a party to or the subject of this Amendment, which matters shall be governed by the law of the jurisdiction under which such corporation derives its powers.

SECTION 3.          This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 4.          The Original Agreement, as amended by this Amendment, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof, all references to the Original Agreement in any document shall mean the Original Agreement as amended by this Amendment.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

REABLE THERAPEUTICS, INC.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman
Title: EVP, General Counsel
SPARTAN ACQUISITION CORP.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman
Title: EVP, General Counsel
IOMED, INC.
By:	/s/ Robert J. Lollini
Name: Robert J. Lollini
Title: President & CEO

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ANNEX C

Annex C

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of May     , 2007, by and among ReAble Therapeutics, Inc., a Delaware corporation (“Parent”), Spartan Acquisition Corp., a Utah corporation (“Merger Sub”), and                  (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, the Shareholder beneficially owns, in the aggregate,                  shares of Common Stock, no par value per share (the “Common Stock”), of Iomed, Inc., a Utah corporation (the “Company”) and is the holder of options exercisable for a total of                  shares of Common Stock;

WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger, dated as of this date, as the same may be amended (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company and the Company will continue its existence as the surviving corporation (the “Merger”), and each share of Common Stock owned by the Shareholder will be converted into the right to receive cash in accordance with the terms of the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.1        Defined Terms.   For purposes of this Agreement, terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

SECTION 1.2        Other Definitions.   For purposes of this Agreement:

(a)        “New Shares”   means any shares of capital stock of the Company (other than Owned Shares) over which the Shareholder acquires beneficial ownership at any time from and after the date of this Agreement through the termination of the Voting Period.

(b)        “Owned Shares”   means all of the shares of Common Stock beneficially owned by the Shareholder as of the date of this Agreement. The Owned Shares consist of                  shares of Common Stock held by the Shareholder. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the “Owned Shares” shall be deemed to refer to and include the Owned Shares (as defined in the first sentence of this paragraph) as well as all stock dividends and distributions and any securities into which or for which any or all of those Owned Shares may be changed or exchanged or which are received in the transaction.

(c)        “Representative”   means, with respect to any particular person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of that person.

(d)        “Transfer”   means sell, transfer, tender, pledge, encumber, hypothecate, assign or otherwise dispose, by operation of law or otherwise such that the Shareholder is not the beneficial owner of the relevant Owned Shares and New Shares.

(e)        “Voting Period”   means the period from and including the date of this Agreement through and including the earlier to occur of (i) the Effective Time, and (ii) the termination of the Merger Agreement by Parent or Merger Sub or the Company pursuant to Section 8.01 of the Merger Agreement.

ARTICLE 2
VOTING AGREEMENT

SECTION 2.1        Agreement to Vote.

(a)        The Shareholder hereby agrees that, during the Voting Period, such Shareholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date) in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders vote or execute consents with respect to any of the foregoing matters.

(b)        The Shareholder hereby agrees that, during the Voting Period, such Shareholder shall vote or execute consents, as applicable, with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and any New Shares beneficially owned by it as of the applicable record date) against each of the matters set forth in clauses (i), (ii) or (iii) below at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of any class or classes of capital stock of the Company at or in connection with which any of such holders vote or execute consents with respect to any of the following matters:

(i)         any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to, in any material respect, prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger, the other transactions contemplated by the Merger Agreement;

(ii)       any Acquisition Proposal, other than an Acquisition Proposal made by Parent; or

(iii)      any amendment to the Company’s Articles of Incorporation or Bylaws, except as required or expressly permitted under the Merger Agreement.

(c)        Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.

SECTION 2.2        Grant of Irrevocable Proxy.   The Shareholder hereby irrevocably appoints Parent as the Shareholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Owned Shares and any New Shares beneficially owned by the Shareholder, solely in respect of the matters described in, and in accordance with, Section 2.1. This proxy is given to secure the performance of the duties of the Shareholder under this Agreement and shall not be exercised if Shareholder shall have complied with the obligations under Section 2.1 hereof and shall have delivered to Parent evidence of such compliance with Section 2.1 hereof.

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The Shareholder shall not directly or indirectly grant any person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the Owned Shares or New Shares that is inconsistent with Sections 2.1 and 2.2.

SECTION 2.3        Nature of Irrevocable Proxy.   The proxy and power of attorney granted pursuant to Section 2.2 by the Shareholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Shareholder, and the Shareholder acknowledges that the proxy constitutes an inducement for Parent and Merger Sub to enter into the Merger Agreement. The power of attorney granted by the Shareholder is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Shareholder. The proxy and power of attorney granted hereunder shall terminate automatically at the expiration of the Voting Period.

ARTICLE 3
COVENANTS

SECTION 3.1        Transfer Restrictions.   The Shareholder agrees that such Shareholder shall not, and shall not permit any person, directly or indirectly, to:

(a)        Transfer any or all of the Owned Shares or New Shares beneficially owned by such Shareholder; provided that the foregoing shall not prevent the conversion of such Owned Shares and New Shares into the right to receive Merger Consideration pursuant to the Merger in accordance with the terms of the Merger Agreement; or

(b)        Deposit any Owned Shares or New Shares beneficially owned by such Shareholder in a voting trust or subject any of such Owned Shares or New Shares beneficially owned by such Shareholder to any arrangement or agreement with any person (other than Parent) with respect to the voting or the execution of consents with respect to any such Owned Shares or New Shares that would reasonably be expected to restrict such Shareholder’s ability to comply with and perform such Shareholder’s covenants and obligations under this Agreement.

SECTION 3.2        No Shop Obligations of the Shareholder.   [The Shareholder is a member of the Company’s Board of Directors/a member of the Company’s Board of Directors and an executive officer of the Company/the Shareholder’s Representatives include a member of the Company’s Board of Directors.] Except as permitted by the Merger Agreement or in order to comply with such person’s fiduciary duties as a director of the Company, the Shareholder covenants and agrees with Parent that, during the Voting Period, such Shareholder shall not and shall not authorize any of such Shareholder’s Representatives to, directly or indirectly, (i) initiate, solicit, encourage, or knowingly facilitate any inquiry, proposal or offer, or the making of any proposal or offer (including any proposal or offer to the Company’s shareholders) with respect to, or a transaction to effect, or that constitutes or would reasonably be expected to lead to, any Acquisition Proposal, or (ii) engage in any discussions or negotiations concerning an Acquisition Proposal.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1        Authorization.   The Shareholder has all legal capacity, power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

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SECTION 4.2        Ownership of Shares.   The Shareholder is the sole beneficial owner of all of such Shareholder’s Owned Shares and has, or will have at the time of any vote with respect to the matters contemplated by Article II, the sole power to vote (or cause to be voted or consents to be executed) and to dispose of (or cause to be disposed of) all of such Owned Shares. Shareholder was granted options to purchase                  Common Shares under the 1997 Share Incentive Plan. Upon exercise, such issued shares shall be New Shares and subject to the provisions of this Agreement. The Shareholder does not own of record or beneficially or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. None of the Shareholder’s Owned Shares are subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of such Shareholder’s Owned Shares. The Shareholder has good and valid title to such Shareholder’s Owned Shares, free and clear of any and all Liens.

SECTION 4.3        No Conflicts.   Except (a) for a filing of an amendment to a Schedule 13D, and (b) for a filing of a Form 4 or Form 5, in each case, as may be required by the Exchange Act, (i) no filing with any Governmental Entity, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Shareholder or the performance by the Shareholder of its obligations hereunder and (ii) none of the execution and delivery of this Agreement by the Shareholder or the performance by the Shareholder of its obligations hereunder shall (A) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any agreement or other instrument to which the Shareholder is a party or by which the Shareholder or any of such Shareholder’s Owned Shares is bound, or (B) violate any applicable law, rule, regulation, order, judgment, or decree applicable to the Shareholder, except for any of the foregoing as could not reasonably be expected to impair the Shareholder’s ability to perform its obligations under this Agreement in any material respect.

SECTION 4.4        Reliance by Parent and Merger Sub.   The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Shareholder and the agreement by such Shareholder herein to perform such Shareholder’s obligations hereunder and comply with the terms hereof.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby represent and warrant to the Shareholder that (i) it has all legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the party, enforceable against it in accordance with the terms of this Agreement.

ARTICLE 6
TERMINATION

This Agreement shall terminate upon the expiration of the Voting Period; provided that Sections 7.5 through 7.15 shall survive termination of this Agreement. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

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ARTICLE 7
MISCELLANEOUS

SECTION 7.1        Appraisal Rights.   The Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or the approval of the Merger Agreement that such Shareholder may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to any Owned Shares or any New Shares.

SECTION 7.2        Further Actions.   The Shareholder agrees that such Shareholder shall, at Parent’s sole cost and expense, take any further action and execute any other documents or instruments as may be necessary to effectuate the intent of this Agreement.

SECTION 7.3        Fees and Expenses.   Except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

SECTION 7.4        Amendments, Waivers, etc.   This Agreement may be amended by the parties at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

SECTION 7.5        Enforcement of Agreement; Specific Performance.   The Shareholder agrees and acknowledges that Parent and Merger Sub would suffer irreparable damage in the event that any of the obligations of such Shareholder in this Agreement were not performed in accordance with its specific terms or if the Agreement was otherwise breached by such Shareholder. It is accordingly agreed by each of the Shareholder that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent or Merger Sub may be entitled at law or in equity.

SECTION 7.6        Notices.   All notices, requests, claims, instructions, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (provided that the facsimile is promptly confirmed by telephone confirmation thereof) or by overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)        If to the Shareholder, addressed to:

[Shareholder’s Address 1]
[Shareholder’s Address 2]
Attention: [Shareholder]
Telecopy: (801) 972-9072

(b)        if to Parent or Merger Sub, addressed to:

ReAble Therapeutics, Inc.
9800 Metric Boulevard
Austin, Texas 78758
Attention: Harry L. Zimmerman
Telecopy: (512) 834-6310

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with a copy to (which shall not constitute notice):

Fulbright & Jaworski L.L.P.
600 Congress Avenue, Suite 2400
Austin, Texas 78701
Attention: Darrell R. Windham
Telecopy: (512) 536-4598

or to that other address as any party shall specify by written notice so given, and notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.

SECTION 7.7        Headings; Titles.   Heading and titles of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

SECTION 7.8        Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 7.9        Entire Agreement.   This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 7.10      Assignment; Binding Effect; No Third Party Beneficiaries; Further Action.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each of Parent and/or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Parent. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and in the case of the Shareholder shall also be binding upon its legal successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (other than, in the case of Parent and Merger Sub, their respective successors and assigns and, in the case of the Shareholder, its legal successors and permitted assigns) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 7.11      Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of Delaware.

SECTION 7.12      Enforcement of Agreement; Specific Performance.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that

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Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. The parties agree that the Shareholder shall not be entitled to an injunction or injunctions to prevent any breach of this Agreement by any of Parent or Merger Sub or to enforce specifically any term or any provision of this Agreement.

SECTION 7.13      Counterparts; Facsimiles.   This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

SECTION 7.14      WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.15      Merger Agreement.   The obligations of the Shareholder hereunder are subject to the absence of any of the following changes (by amendment or waiver) to the Merger Agreement: (i) any change which decreases the Merger Consideration; (ii) any change to the form of Merger Consideration (other than the addition of consideration payable in any form) or (iii) any amendment that would have the effect of changing the Termination Date to a date on or after September 30, 2007.

(Signature page follows.)

7

IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

REABLE THERAPEUTICS, INC.
By:
Name:
Title:
SPARTAN ACQUISITION CORP.
By:
Name:
Title:
[SHAREHOLDER]

Name: [Shareholder]

(Signature Page to Voting Agreement)

8

ANNEX D

Annex D

Seven Hills

May 17, 2007

PERSONAL & CONFIDENTIAL

Board of Directors
Iomed, Inc.
2441 South 3850 West, Suite A
Salt Lake City, UT 84120

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Iomed, Inc. (the “Company”) of the consideration to be received by the shareholders of the Company in the Transaction (as defined below) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 17, 2007 (the “Agreement”), by and among the Company, Spartan Acquisition Corp. (“Merger Sub”) and ReAble Therapeutics, Inc. (“Acquirer”).

As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement and subject to approval of the shareholders of the Company, Merger Sub will merge with and into the Company (the “Transaction”) and the Company’s shareholders will receive an amount per share equal to $2.75 in cash, subject to price adjustment as set forth in the Agreement. The Agreement provides that the Company shall be entitled to terminate the Agreement in certain circumstances in the event that any such adjustment to the consideration is in an amount greater than $0.10 per share.

Seven Hills Partners LLC provides financial advisory and investment banking services to public and private companies. In this capacity, we are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions as well as for other transactions and corporate purposes. We have acted as financial advisor to the Company in connection with the Transaction. We have received an engagement fee from the Company and will receive fees from the Company that are contingent upon the completion of the Transaction. We will also receive a separate fee from the Company for rendering this opinion that is not contingent upon the completion of the Transaction, but that will be credited against the fees to be received upon completion of the Transaction. The Company has agreed to reimburse our expenses and to indemnify us against certain liabilities emerging out of our engagement. We have previously provided, and may in the future provide, financial advisory and investment banking services to the Company and other potential participants in the Transaction or their respective affiliates in connection with matters related and unrelated to the Transaction.

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

a.                               a draft of the Agreement dated May 17, 2007 that, for purposes of this opinion, we have, with your permission, assumed to be in all material respects identical to the Agreement to be executed;

Seven Hills Partners LLC

275 Battery Street  •  San Francisco, CA  •  94111

Tel: (415) 869-6200  •  Fax: (415) 869-6262

Member of NASD and SIPC

b.                              certain publicly available financial and other information for the Company, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, including the audited financial statements contained therein, and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006, including the unaudited financial statements contained therein;

c.                               a draft of the Company’s earnings release for its fiscal third quarter ended March 31, 2007;

d.                              certain internal financial analyses, financial forecasts, financial and operating data, reports and other information concerning the Company, prepared by the management of the Company;

e                                  discussions we have had with certain members of the management of the Company concerning the historical and current business operations, financial conditions and prospects of the Company and such other matters we deemed relevant;

f                                    certain operating results and the reported prices and trading histories of the common shares of the Company and certain operating results and the reported prices and trading histories of certain selected publicly traded companies we deemed relevant;

g                                  certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant; and

h.                              such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy, completeness and reasonableness of all financial and other information provided to us or otherwise made available by the Company or its advisors or which is publicly available. We have not assumed any responsibility for the accuracy, completeness or reasonableness of, or independently verified, such information or the bases upon which they were prepared. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided or otherwise made available to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts that we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and such projections and the assumptions and extrapolations derived therefrom provide a reasonable basis for our opinion. We express no opinion as to such financial forecasts or the assumptions on which they are based. In addition, we have not conducted, nor have we assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company. We have with the Company’s consent, assumed that there will be no adjustment to the consideration that is greater than $0.10 per share (which amount is not material to our analysis as of the date hereof), and have been assured by the Company’s management that such assumption is reasonable.

We have not been requested to, and did not, make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent or otherwise), solvency or financial condition of the Company, nor have we been furnished with any such materials. We have assumed with your consent that there are no legal issues with regard to the Company or the Acquirer that would affect our opinion, and we have relied on this assumption without undertaking any independent investigation or inquiry. We express no view as to (i) the international, federal, state, local or other tax consequences, or (ii) any legal consequences, of the Transaction. We have made no independent investigation of any legal or accounting matters arising from or related to the Transaction. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It

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should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

Our opinion does not constitute a recommendation to the Board of Directors of the Company of the Transaction, nor does it address the relative merit of the Transaction as compared to alternative transactions or other financial or strategic alternatives or business strategies that might be available to the Company or the underlying business decision of the Company to enter into the Transaction. We have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement, nor does our opinion address the fairness of any specific portion of the Transaction (other than to the extent specified herein). We have assumed that there has been no material change in the Company’s assets, financial condition and results of operations, business or prospects since the most recent financial statements and financial projections made available to us.

For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that the Transaction will be consummated in accordance with applicable laws and regulations and the terms of the Agreement, without delay, waiver, amendment or modification of any material term, condition or agreement. We have assumed that the final form of the Agreement will be substantially similar to the draft dated May 17, 2007, the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted, communicated or referred to (in whole or in part) at any time, in any manner or for any purpose, or furnished to any person, without our prior written consent, except that this opinion may be included in its entirety, if required, in any proxy statement filed by the Company with respect to the Transaction with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analyses in such filing is in a form reasonably acceptable to us and our counsel. This letter does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration is fair, from a financial point of view, to the shareholders of the Company.

Very truly yours,

SEVEN HILLS PARTNERS LLC

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ANNEX E

Annex E

PART 13 OF THE REVISED BUSINESS CORPORATION
ACT OF THE STATE OF UTAH

DISSENTERS’ RIGHTS

16-10a-1301. Definitions.

For purposes of Part 13:

(1)        “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)        “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3)        “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4)        “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5)        “Interest” means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6)        “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7)        “Shareholder” means the record shareholder or the beneficial shareholder.

16-10a-1302. Right to dissent.

(1)        A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a)        consummation of a plan of merger to which the corporation is a party if:

(i)         shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

(ii)       the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

(b)        consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)        consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

(d)        consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2)        A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3)        Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a)        the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b)        the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c)        the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4)        The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

(a)        shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b)        shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c)        cash in lieu of fractional shares; or

(d)        any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5)        A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303. Dissent by nominees and beneficial owners.

(1)        A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

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(2)        A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a)        the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)        the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3)        The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement must be stated in the dissenters’ notice given pursuant to Section 16-10a-1322.

16-10a-1320. Notice of dissenters’ rights.

(1)        If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2)        If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321. Demand for payment—Eligibility and notice of intent.

(1)        If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a)        must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b)        may not vote any of his shares in favor of the proposed action.

(2)        If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

(3)        In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the

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shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4)        A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322. Dissenters’ notice.

(1)        If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2)        The dissenters’ notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and shall:

(a)        state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

(b)        state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

(c)        inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)        supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e)        set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f)         state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

(g)        be accompanied by a copy of this part.

16-10a-1323. Procedure to demand payment.

(1)        A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice:

(a)        cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

(b)        deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

(c)        if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302.

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(2)        A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3)        A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

16-10a-1324. Uncertificated shares.

(1)        Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2)        In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325. Payment.

(1)        Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2)        Each payment made pursuant to Subsection (1) must be accompanied by:

(a)        (i)         (A)       the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B)       an income statement for that year;

(C)       a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D)       the latest available interim financial statements, if any;

(ii)       the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

(b)        a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

(c)        a statement of the dissenter’s right to demand payment under Section 16-10a-1328; and

(d)        a copy of this part.

16-10a-1326. Failure to take action.

(1)        If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares,

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and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2)        If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1)        A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2)        An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328. Procedure for shareholder dissatisfied with payment or offer.

(1)        A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

(a)        the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b)        the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

(c)        the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2)        A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330. Judicial appraisal of shares—Court action.

(1)        If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2)        The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in

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this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3)        The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

(4)        The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)        Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a)        for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

(b)        for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331. Court costs and counsel fees.

(1)        The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2)        The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)        against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

(b)        against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3)        If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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IOMED, INC.
SPECIAL MEETING OF SHAREHOLDERS

AUGUST 8, 2007

IOMED, INC.
2441 SOUTH 3850 WEST, SUITE A, SALT LAKE CITY, UTAH

Proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING ON AUGUST 8, 2007.

The undersigned hereby appoints Robert J. Lollini and Brian Mower, and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common shares of Iomed, Inc. that the undersigned is entitled to vote and holds of record on July 6, 2007 at the Special Meeting of Shareholders of Iomed, Inc. to be held at 2441 South 3850 West, Suite A, Salt Lake City, Utah, on August 8, 2007, at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Special Meeting.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. Messrs. Lollini and Mower cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to our secretary either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted FOR Proposals One and Two and in accordance with Messrs. Lollini and Mower’s discretion on such other matters that may properly come before the meeting to the extent permitted by law.

The undersigned acknowledges receipt from Iomed, Inc. prior to the execution of this proxy of a Notice of the Special Meeting of Shareholders and of a Proxy Statement relating to the meeting.

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Iomed, Inc., c/o Brian L. Mower, 2441 South 3850 West, Suite A, Salt Lake City, Utah 84120-8228.

☒ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

Please detach here
The Board of Directors Recommends a Vote FOR all Proposals.

1.	To adopt the Agreement and Plan of Merger dated as of May 17, 2007, by and among Iomed, Inc., ReAble Therapeutics, Inc. and Spartan Acquisition Corp.	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.

To approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement and to a date after the reduction to the merger consideration, if any, is established pursuant to the terms of the merger agreement.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. THE PROXY IS AUTHORIZED TO VOTE UPON AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

Date                 , 2007.

☐   I plan to attend the special meeting.

Signature(s)

Please sign exactly as your name(s) appears on the share certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.